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                                                                EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                URS CORPORATION,

                               URS HOLDINGS, INC.

                             URS-LSS HOLDINGS, INC.,

                          CARLYLE-EG&G HOLDINGS CORP.,

                          LEAR SIEGLER SERVICES, INC.,

                                       and

                    EG&G TECHNICAL SERVICES HOLDINGS, L.L.C.

                            Dated as of July 16, 2002

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                                TABLE OF CONTENTS


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ARTICLE I         THE MERGERS...............................................................1

        Section 1.01      The Mergers.......................................................1

        Section 1.02      Closing...........................................................2

        Section 1.03      Effective Time....................................................2

        Section 1.04      Effects of the Mergers............................................2

        Section 1.05      Certificate of Incorporation and Bylaws of the Surviving
                          Corporations .....................................................2

        Section 1.06      Directors and Officers of the Surviving Corporations..............2

ARTICLE II        EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF
                  CERTIFICATES..............................................................3

        Section 2.01      Effect on Capital Stock...........................................3

        Section 2.02      Estimated Net Debt at Closing.....................................6

        Section 2.03      Exchange of Certificates..........................................8

        Section 2.04      Certain Adjustments..............................................10

        Section 2.05      Holder Allocable Expenses........................................10

        Section 2.06      Tax Consequences.................................................11

        Section 2.07      Cancellation of Stockholder Notes................................11

ARTICLE III       REPRESENTATIONS AND WARRANTIES...........................................11

        Section 3.01      Representations and Warranties of the Target Companies...........11

        Section 3.02      Representations and Warranties of Parent and the Merger Subs.....23

ARTICLE IV        COVENANTS RELATING TO CONDUCT OF BUSINESS................................34

        Section 4.01      Conduct of Business by the Target Companies......................34

        Section 4.02      Conduct of Business by Parent....................................36

        Section 4.03      No Solicitation by the Target Companies..........................37

        Section 4.04      Cash Out of Option Holders and Unaccredited Stockholders.........38

ARTICLE V         ADDITIONAL AGREEMENTS....................................................39

        Section 5.01      Information Statement............................................39

        Section 5.02      Target Companies Stockholder Solicitation........................40

        Section 5.03      Parent Stockholder Meeting; Proxy Statement......................40

        Section 5.04      Access to Information; Confidentiality...........................41

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                                       i.

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        Section 5.05      Reasonable Efforts; Cooperation..................................41

        Section 5.06      Public Announcements.............................................43

        Section 5.07      Target Companies Affiliates......................................43

        Section 5.08      Tax Matters......................................................43

        Section 5.09      Standstill Agreements; Confidentiality Agreements................43

        Section 5.10      Stockholder Approval of Parachute Payments.......................44

        Section 5.11      Financing........................................................44

        Section 5.12      Certificates of Designations.....................................44

        Section 5.13      Directors and Officers Indemnification and Insurance.............44

ARTICLE VI        CONDITIONS PRECEDENT.....................................................45

        Section 6.01      Conditions to Obligations of Parent and the Merger Subs..........45

        Section 6.02      Conditions to Obligations of the Target Companies................47

        Section 6.03      Frustration of Closing Conditions................................50

ARTICLE VII       TERMINATION..............................................................50

        Section 7.01      Termination......................................................50

        Section 7.02      Effect of Termination............................................51

        Section 7.03      Procedure for Termination........................................51

ARTICLE VIII      INDEMNIFICATION, ETC.....................................................51

        Section 8.01      Survival of Representations, Etc.................................51

        Section 8.02      Indemnification by Sellers.......................................52

        Section 8.03      Threshold for Parent Indemnitees.................................52

        Section 8.04      Indemnification by Parent........................................53

        Section 8.05      Threshold for Seller Indemnitees.................................53

        Section 8.06      Exclusive Remedy.................................................53

        Section 8.07      Certain Limitations..............................................53

        Section 8.08      Indemnification Procedures.......................................54

        Section 8.09      Exercise of Remedies by Indemnitees..............................54

        Section 8.10      Tax Treatment of Indemnification.................................55

ARTICLE IX        HOLDER REPRESENTATIVE....................................................55

        Section 9.01      Designation and Replacement of Holder Representative.............55

        Section 9.02      Authority and Rights of Holder Representative; Limitations on
                          Liability .......................................................55

ARTICLE X         MISCELLANEOUS PROVISIONS.................................................56

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                                      ii.
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        Section 10.01     Notices..........................................................56

        Section 10.02     Definitions......................................................57

        Section 10.03     Interpretation...................................................60

        Section 10.04     Amendment........................................................61

        Section 10.05     Extension; Waiver................................................61

        Section 10.06     Fees and Expenses................................................61

        Section 10.07     Counterparts.....................................................61

        Section 10.08     Limited Applicability; Entire Agreement; No Third-Party
                          Beneficiaries ...................................................61

        Section 10.09     Governing Law....................................................62

        Section 10.10     Assignment.......................................................62

        Section 10.11     Consent to Jurisdiction..........................................62

        Section 10.12     Headings.........................................................62

        Section 10.13     Severability.....................................................62

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                                      iii.
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                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 16, 2002, by and among URS CORPORATION, a Delaware corporation ("Parent"); URS HOLDINGS, INC., a Delaware corporation and wholly owned subsidiary of Parent ("EG&G Merger Sub"); URS-LSS HOLDINGS, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Lear Merger Sub" and together with EG&G Merger Sub, the "Merger Subs"); CARLYLE-EG&G HOLDINGS CORP., a Delaware corporation ("EG&G" or a "Target Company"); LEAR SIEGLER SERVICES, INC., a Delaware corporation ("Lear" or a "Target Company" and, together with EG&G, the "Target Companies"); and EG&G TECHNICAL SERVICES HOLDINGS, L.L.C. (the "Holder Representative").

                              W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of Parent, the EG&G Merger Sub and EG&G have approved the merger of EG&G with and into the EG&G Merger Sub (the "EG&G Merger"), upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the respective Boards of Directors of Parent, the Lear Merger Sub and Lear have approved the merger of Lear with and into the Lear Merger Sub (the "Lear Merger" and, together with the EG&G Merger, the "Mergers"), upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the respective Boards of Directors of Parent, the Merger Subs and the Target Companies have each determined that the Mergers and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

        WHEREAS, Parent, the Merger Subs and the Target Companies desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers; and

        WHEREAS, for federal income tax purposes, it is intended that the Mergers will qualify as tax-free reorganizations under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGERS

SECTION 1.01 THE MERGERS. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), EG&G shall be merged with and into the EG&G Merger Sub at the Effective Time (as defined in Section 1.03). Following the Effective Time, the EG&G Merger Sub shall be a surviving corporation (the "EG&G Surviving Corporation") and shall succeed to and assume all the rights


                                       1.

and obligations of EG&G in accordance with the DGCL. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Lear shall be merged with and into the Lear Merger Sub at the Effective Time (as defined in Section 1.03). Following the Effective Time, the Lear Merger Sub shall be a surviving corporation (the "Lear Surviving Corporation" and together with the EG&G Surviving Corporation, the "Surviving Corporations") and shall succeed to and assume all the rights and obligations of Lear in accordance with the DGCL. At the election of Parent, any direct wholly owned subsidiary of Parent may be substituted for the EG&G Merger Sub or the Lear Merger Sub as a constituent corporation in the Mergers; provided that any such substitute must first agree in writing to be bound by the representations, warranties, covenants and agreements set forth in this Agreement.

        SECTION 1.02 CLOSING. The closing of the Mergers (the "Closing") will take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto.

        SECTION 1.03 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger for each of the Mergers (the "Certificates of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Mergers shall become effective at such time as the Certificates of Merger are duly filed with the Secretary of State of the State of Delaware (the time the Mergers become effective being hereinafter referred to as the "Effective Time").

        SECTION 1.04 EFFECTS OF THE MERGERS. Each of the Mergers shall have the effects set forth in Section 259 of the DGCL.

        SECTION 1.05 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATIONS. The Restated Certificate of Incorporation and Bylaws of the EG&G Merger Sub shall be the certificate of incorporation and bylaws, respectively, of the EG&G Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The Restated Certificate of Incorporation and Bylaws of the Lear Merger Sub shall be the certificate of incorporation and bylaws, respectively, of the Lear Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        SECTION 1.06 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATIONS. The directors and officers of the EG&G Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of the EG&G Merger Sub immediately prior to the Effective Time. The directors and officers of the Lear Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of the Lear Merger Sub immediately prior to the Effective Time.


                                       2.
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                                   ARTICLE II

                   EFFECT OF THE MERGERS ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

        SECTION 2.01 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Mergers and without any action on the part of Parent, the Merger Subs, the Target Companies or any stockholder of the Target Companies:

               (a) CONVERSION OF STOCK OF THE MERGER SUBS. Each share of the common stock, $0.001 par value per share, of the EG&G Merger Sub then outstanding shall be converted into one share of common stock, par value $0.001 per share, of the EG&G Surviving Corporation. Each share of the common stock, $0.001 par value per share, of the Lear Merger Sub then outstanding shall be converted into one share of common stock, par value $0.001 per share, of the Lear Surviving Corporation.

               (b) MERGER CONSIDERATION. The "Merger Consideration" shall consist of (i) the "Cash Merger Consideration," (ii) the "Common Stock Merger Consideration" and (iii) the "Bridge Preferred Stock Merger Consideration," each as defined below.

                   (i) The "Cash Merger Consideration" shall (subject to adjustment as provided in Section 2.02(b)) equal $331,500,000, less the Estimated Net Debt at Closing (as defined in Section 2.02(a)), less, except for purposes of Section 4.04, the Aggregate Cash Out Amount.

                   (ii) The "Common Stock Merger Consideration" shall equal 4,957,359 shares of Common Stock, par value $0.01 per share of Parent ("Parent Common Stock").

                   (iii) The "Bridge Preferred Stock Merger Consideration" shall equal 100,000 shares of the Series D Convertible Participating Preferred Stock of Parent, par value $0.01 per share ("Bridge Preferred Stock").

                   (iv) The "Liquidation Preference" (as defined in the Certificate of Designations of the Bridge Preferred Stock and the Certificate of Designations for the Permanent Preferred Stock, respectively) of each share of Bridge Preferred Stock or Permanent Preferred Stock, as the case may be, at the Effective Time shall equal the quotient of (A) (x) $168,500,000 multiplied by the greater of (i) the quotient of the Parent Closing Stock Price (as defined below) divided by the Parent Stock Price (as defined below) and (ii) 93% less
(y) the Common Stock Merger Consideration multiplied by the Parent Closing Stock Price (the result of clause (A) being referred to herein as the "Aggregate Bridge Preferred Liquidation Value"), divided by (B) 100,000; provided, however, that in no event shall the "Aggregate Bridge Preferred Liquidation Value" exceed the product of the Parent Closing Stock Price multiplied by 2,742,641.

                   (v) The "Conversion Price" (as defined in the Certificate of Designations of the Bridge Preferred Stock and the Certificate of Designations of the Permanent Preferred Stock) at the Effective Time shall equal the Parent Closing Stock Price.


                                       3.
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                   (vi) The "Parent Stock Price" shall be $26.65.

                   (vii) The "Parent Closing Stock Price" shall be the average closing price of the Parent Common Stock on the New York Stock Exchange (the "NYSE") during the twenty (20) trading days immediately preceding the Closing.

                   (viii) The "EG&G Cash Merger Consideration" shall equal the aggregate amount due under the EG&G Notes outstanding as of the Effective Time (other than any EG&G Notes held by holders cashed out pursuant to Section 4.04), plus 79.50% of the Cash Merger Consideration. The "EG&G Notes" shall mean the notes identified on Schedule A hereto issued to EG&G by certain management stockholders of EG&G. The "EG&G Common Stock Merger Consideration" shall be 79.62% of the Common Stock Merger Consideration. The "EG&G Bridge Preferred Stock Merger Consideration" shall be 79.62% of the Bridge Preferred Stock Merger Consideration.

                   (ix) The "Lear Cash Merger Consideration" shall equal the aggregate amount due under the Lear Notes outstanding as of the Effective Time (other than any Lear Notes held by holders cashed out pursuant to Section 4.04), plus 20.50% of the Cash Merger Consideration. The "Lear Notes" shall mean the notes identified on Schedule B hereto issued to Lear by certain management stockholders of Lear. The "Lear Common Stock Merger Consideration" shall be 20.38% of the Common Stock Merger Consideration. The "Lear Bridge Preferred Stock Merger Consideration" shall be 20.38% of the Bridge Preferred Stock Merger Consideration.

               (c) CONVERSION OF TARGET COMPANIES COMMON STOCK. Each share of Common Stock of EG&G (the "EG&G Common Stock") and Common Stock of Lear (the "Lear Common Stock" and together with the EG&G Common Stock, the "Target Companies Common Stock") (other than shares, if any, held in the treasury of a Target Company, which shares shall be automatically cancelled, and other than Dissenting Shares, as defined in Section 2.01(g)) that is issued and outstanding immediately prior to the Effective Time (other than the Cashed Out Securities), shall be converted into the right to receive the following:

                   (i) EG&G COMMON STOCK. Each holder of EG&G Common Stock shall be entitled to receive, in respect of the EG&G Common Stock held by such holder:

                       (1) a portion of the EG&G Cash Merger Consideration equal to (x) the product of (i) the number of shares of EG&G Common Stock held by such holder divided by the number of shares of EG&G Common Stock outstanding as of the Effective Time (after giving effect to the purchase of the Cashed Out Securities purchased under Section 4.04) ("Such Holder's EG&G Exchange Ratio"), multiplied by (ii) the EG&G Cash Merger Consideration minus 79.50% of the Escrowed Cash, minus (y) the aggregate principal amount, together with all accrued and unpaid interest thereon, as of the Effective Time of any EG&G Notes issued by such holder;

                       (2) a portion of the EG&G Common Stock Merger Consideration equal to Such Holder's EG&G Exchange Ratio multiplied by the EG&G Common Stock Merger Consideration; and


                                       4.

                       (3) a portion of the EG&G Bridge Preferred Stock Merger Consideration equal to (x) Such Holder's EG&G Exchange Ratio multiplied by (y) the remainder of the EG&G Bridge Preferred Stock Merger Consideration less 79.62% of the Escrowed Bridge Preferred Shares.

               (ii) LEAR COMMON STOCK. Each holder of Lear Common Stock shall be entitled to receive, in respect of the Lear Common Stock held by such holder:

                       (1) a portion of the Lear Cash Merger Consideration equal to (x) the product of (i) the number of shares of Lear Common Stock held by such holder divided by the number of shares of Lear Common Stock outstanding as of the Effective Time (after giving effect to the purchase of the Cashed Out Securities purchased under Section 4.04) ("Such Holder's Lear Exchange Ratio"), multiplied by (ii) the Lear Cash Merger Consideration minus 20.50% of the Escrowed Cash, minus (y) the aggregate principal amount, together with all accrued and unpaid interest thereon, as of the Effective Time of any Lear Notes issued by such holder;

                       (2) a portion of the Lear Common Stock Merger Consideration equal to Such Holder's Lear Exchange Ratio multiplied by the Lear Common Stock Merger Consideration; and

                       (3) a portion of the Lear Bridge Preferred Stock Merger Consideration equal to (x) Such Holder's Lear Exchange Ratio multiplied by (y) the remainder of the Lear Bridge Preferred Stock Merger Consideration less 20.38% of the Escrowed Bridge Preferred Shares.

               (d) ESCROWED MERGER CONSIDERATION. The "Escrowed Cash" shall equal $5,000,000. The "Escrowed Bridge Preferred Shares" shall equal the quotient of $20,000,000 divided by the Liquidation Preference, rounded down to the nearest whole share. The Escrowed Cash and the Escrowed Bridge Preferred Shares (collectively, the "Escrow Fund") shall be deposited by Parent with the Escrow Agent (as defined in the Escrow Agreement) at the Effective Time and subsequently distributed to the parties entitled thereto in accordance with the terms of the Escrow Agreement attached as Exhibit A hereto (the "Escrow Agreement"). The Escrowed Bridge Preferred Shares, and any shares of Parent Common Stock or Permanent Preferred Stock into which such shares are converted, will appear as issued and outstanding on the balance sheet of Parent and will be legally outstanding under applicable state law.

               (e) CANCELLATION OF TARGET COMPANIES COMMON STOCK. As of the Effective Time, all shares of Target Companies Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target Companies Common Stock shall cease to have any rights with respect thereto, except the right to receive Such Holder's EG&G Exchange Ratio and Such Holder's Lear Exchange Ratio, as applicable, of the Merger Consideration and any cash in lieu of fractional shares, upon surrender of such certificate in accordance with
Section 2.03, without interest.


                                       5.

               (f) SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Target Companies Common Stock held by a person (a "Dissenting Stockholder") who has not voted in favor of or consented to the Mergers and complies with Section 262 and all other provisions of the DGCL concerning the right of holders of Target Companies Common Stock to require appraisal of their shares of Target Companies Common Stock ("Dissenting Shares") shall not be converted in the manner provided in Section 2.01(c), but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws such Dissenting Stockholder's demand for appraisal or fails to perfect or otherwise loses such Dissenting Stockholder's right of appraisal, in any case pursuant to the DGCL, the Target Companies Common Stock owned by such Dissenting Stockholder shall be deemed to be cancelled as of the Effective Time and shall become the right to receive, in respect of such cancelled Target Companies Common Stock, the consideration set forth in Section 2.01(c) to be delivered in exchange for a share of Target Companies Common Stock pursuant to the Mergers. The Target Companies shall give Parent prompt notice of any demands for appraisal of shares received by either of the Target Companies.

        SECTION 2.02  ESTIMATED NET DEBT AT CLOSING.

               (a) Within ten (10) business days of the Closing Date, and in no event less than two (2) business days before the Closing Date, the Holder Representative shall deliver to Parent a certificate signed by the Chief Financial Officer of each of EG&G and Lear setting forth a reasonable estimate of the Net Debt at Closing of the Target Companies as of the Closing Date (the "Estimated Net Debt at Closing"), together with a written statement setting forth the calculation of such estimate.

               (b) If the Estimated Net Debt at Closing is less than the Net Debt at Closing as determined pursuant to Section 2.02(c) and (d) below (as so determined, the "Final Net Debt at Closing"), then the Cash Merger Consideration will be decreased by the amount by which the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, and if the Estimated Net Debt at Closing is greater than the Final Net Debt at Closing, the Cash Merger Consideration will be increased by the amount by which the Estimated Net Debt at Closing exceeds the Final Net Debt at Closing.

               (c) As soon as reasonably practicable following the Closing Date, and in any event within ninety (90) calendar days thereof, the Holder Representative shall prepare and deliver to Parent (i) a consolidated balance sheet of each of the Target Companies as of the Closing Date (the "Closing Balance Sheets") and (ii) a calculation of Net Debt at Closing of the Target Companies as reflected on the Closing Balance Sheets. The Closing Balance Sheets shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of the historical consolidated financial statements of the Target Companies, and shall fairly present the consolidated financial position of the Target Companies as of the Closing. Following the Closing, Parent shall provide the Holder Representative and its representatives full access to the records and employees of the Target Companies to the extent necessary for the preparation of the Closing Balance Sheets and shall cause the employees of the


                                       6.

Target Companies to cooperate with the Holder Representative in connection with its preparation of the Closing Balance Sheets.

               (d) If Parent shall disagree with the calculation of Net Debt at Closing, it shall notify the Holder Representative of such disagreement in writing, setting forth in reasonable detail the particulars of such disagreement, within thirty (30) days after its receipt of the Closing Balance Sheets. In the event that Parent does not provide such a notice of disagreement within such thirty (30) day period, Parent shall be deemed to have accepted the Closing Balance Sheets and the calculation of the Net Debt at Closing delivered by the Holder Representative, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided, Parent and the Holder Representative shall use commercially reasonable efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of Net Debt at Closing. If, at the end of such period, they are unable to resolve such disagreements, then KPMG LLP (or such other independent accounting firm of recognized national standing as may be mutually selected by Parent and the Holder Representative) (the "Auditor") shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable, but in any event within thirty (30) days of the date on which such dispute is referred to the Auditor, only whether the Closing Balance Sheets were prepared in accordance with the standards set forth in Section 2.02(c) and (only with respect to the remaining disagreements submitted to the Auditor) whether and to what extent (if any) Net Debt at Closing requires adjustment. The fees and expenses of the Auditor shall be paid one-half by Parent and one-half by the Holder Representative, each of which shall execute, if requested by the Auditor, a reasonable engagement letter. The determination of the Auditor shall be final, conclusive and binding on the parties. The date on which Final Net Debt at Closing is finally determined in accordance with this Section 2.02(d) is hereinafter referred to as the "Determination Date."

               (e) The Escrowed Cash (as defined in Section 2.01(d)) shall be paid by Parent to the Escrow Agent to be held in escrow pending determination of the Final Net Debt at Closing. The Escrowed Cash shall be held and invested by the Escrow Agent in accordance with the terms of the Escrow Agreement. Upon final determination of the Final Net Debt at Closing in accordance with Sections 2.02(c) and (d), each of Parent and the Holder Representative shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse the Escrowed Cash as set forth in this Section 2.02(e). If the Estimated Net Debt at Closing exceeds the Final Net Debt at Closing, then, promptly following the Determination Date, and in any event within five (5) business days of the Determination Date, (i) the Escrow Agent shall pay to the holders of Target Companies Common Stock that are entitled to receive Cash Merger Consideration pursuant to Section 2.01 hereof the Escrowed Cash, together with all interest earned on such Escrowed Cash (with 79.50% of such amount paid to holders of EG&G Common Stock according to Such Holder's EG&G Exchange Ratio and 20.50% of such amount paid to holders of Lear Common Stock according to Such Holder's Lear Exchange Ratio), and (ii) Parent shall pay to the holders of the Target Companies Common Stock that are entitled to receive the Cash Merger Consideration pursuant to Section 2.01 (in the proportions describe above in this sentence) an amount in cash equal to the excess of the Estimated Net Debt at Closing over the Final Net Debt at Closing. If the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, then, promptly following the Determination Date, and in any event within five (5) business days of the Determination Date, the Escrow Agent shall pay to


                                       7.

Parent the amount by which the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, together with all interest earned on such amount, and any remaining Escrowed Cash shall be distributed to the holders of Target Companies Common Stock in the proportions set forth in the previous sentence of this
Section 2.02(e).

        SECTION 2.03 EXCHANGE OF CERTIFICATES.

               (a) FUNDING OF THE EXCHANGE AGENT. Immediately prior to the Effective Time, Parent shall pay to an exchange agent (the "Exchange Agent") selected by Parent and reasonably acceptable to the Holder Representative, by wire transfer of immediately available funds, an amount (the "Funding Amount") equal to the Cash Merger Consideration, minus the Escrowed Cash, minus the amount of cash that holders of Dissenting Shares would have been entitled to receive had they been entitled to participate in the receipt of Merger Consideration, and Parent shall deliver to the Exchange Agent certificates evidencing (x) a number of shares of Bridge Preferred Stock equal to the Bridge Preferred Stock Merger Consideration, minus the number of shares of Bridge Preferred Stock that would have been issuable to holders of Dissenting Shares had they been entitled to participate in receipt of the Merger Consideration, minus the Escrowed Shares and (y) a number of shares of Parent Common Stock equal to the Common Stock Merger Consideration, minus the number of shares of Parent Common Stock that would have been issuable to holders of Dissenting Shares had they been entitled to participate in receipt of the Merger Consideration.

               (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target Companies Common Stock (the "Certificates") at the Effective Time, whose shares were converted into the right to receive shares of Parent Common Stock, shares of Bridge Preferred Stock and cash pursuant to Section 2.01, (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and which shall have been approved by the Holder Representative, which approval shall not be unreasonably withheld or delayed, (ii) a stockholder certification substantially in the form attached as Exhibit B (a "Stockholder Certification") and (iii) instructions for use in surrendering the Certificates in exchange for certificates representing Parent Common Stock, Bridge Preferred Stock and cash. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal and Stockholder Certification, duly executed, and such other documents as may reasonably be required by the Exchange Agent or Parent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that number of whole shares of Parent Common Stock and Bridge Preferred Stock which such holder has the right to receive pursuant to the provisions of Section 2.01(c), certain dividends or other distributions in accordance with Section 2.03(d), cash in lieu of any fractional share of Parent Common Stock or Bridge Preferred Stock in accordance with
Section 2.03(e), and the cash which such holder has the right to receive pursuant to the provisions of Section 2.01(c); and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Target Companies Common Stock which is not registered in the transfer records of the applicable Target Company, a certificate representing the proper number of shares of Parent Common Stock and Bridge Preferred Stock and the proper amount of EG&G Cash Merger Consideration or Lear Cash Merger Consideration, as applicable, for such shares may be issued to a person other than


                                       8.

the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock or Bridge Preferred Stock or the payment of such cash to a person other than the registered holder of such Certificate or establishes to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Parent Common Stock, shares of Bridge Preferred Stock and cash that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of Section 2.01(c), certain dividends or other distributions in accordance with Section 2.03(d) and cash in lieu of any fractional share of Parent Common Stock or Bridge Preferred Stock in accordance with Section 2.03(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

               (c) RETURN OF EXCHANGE FUND. Promptly following the date which is one year after the Effective Time, Parent will instruct the Exchange Agent to deliver to Parent all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties will terminate. Thereafter, each holder of a Certificate that has not complied with this Section 2.03 shall thereafter look only to Parent for payment of their claim for Common Stock Merger Consideration, Bridge Preferred Stock Merger Consideration and Cash Merger Consideration.

               (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock or Bridge Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Bridge Preferred Stock represented thereby, and, in the case of Certificates representing Target Companies Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.03(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock or Bridge Preferred Stock shall not be paid to any such holder until such holder surrenders such Certificate in accordance with this Article II (at which time such holder shall be entitled to receive all such dividends or other dividends or other distributions).

               (e) NO FRACTIONAL SHARES.

                   (i) No certificates or scrip representing fractional shares of Parent Common Stock or Bridge Preferred Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                   (ii) Any holder of Target Companies Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock or Bridge Preferred Stock (after aggregating all fractional shares of Parent Common Stock or Bridge Preferred Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Certificates, be paid in cash the dollar amount (rounded to the nearest


                                       9.

whole cent), without interest, determined by multiplying such fraction of a share of Parent Common Stock by the Parent Closing Stock Price or such fraction of a share of Bridge Preferred Stock by the Liquidation Preference, as applicable.

               (f) NO LIABILITY. Neither Parent nor the Surviving Corporations shall be liable to any person in respect of any shares of Parent Common Stock or Bridge Preferred Stock, any dividends or distributions with respect thereto, or any cash amounts, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, the shares of Bridge Preferred Stock and the cash payable pursuant to Section 2.01(c) with respect to such Certificate, any unpaid dividends and distributions on shares of Parent Common Stock or Bridge Preferred Stock deliverable in respect thereof, and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

        SECTION 2.04 CERTAIN ADJUSTMENTS. If after the date hereof and on or prior to the Effective Time the outstanding shares of Parent Common Stock, Bridge Preferred Stock or Target Companies Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the applicable Exchange Ratio or the Common Stock Merger Consideration, as applicable, shall be proportionally adjusted to reflect such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

        SECTION 2.05 HOLDER ALLOCABLE EXPENSES. On or prior to the Closing Date, the Holder Representative will notify Parent and the Target Companies of the amount (the "Estimated Expense Amount") that the Holder Representative determines in good faith to be necessary to pay any accrued and unpaid expenses incurred, or to be incurred, by the Holder Representative (on behalf of the Target Companies) in connection with the consummation of the transactions contemplated hereby and the performance by the Holder Representative of its duties hereunder (which estimate may include such reserves as the Holder Representative determines in good faith to be appropriate for any Holder Allocable Expenses that are not then known and determinable), including, without limitation, (i) all fees and expenses of legal counsel and accountants of the Target Companies and the Holder Representative (on behalf of the Target Companies), (ii) all investment banking fees or other similar amounts payable to any financial advisor to the Target Companies or the Holder Representative (on behalf of the Target Companies) in connection with the transactions contemplated hereby, and (iii) all other expenses of the Holder Representative incurred in such capacity on behalf of the Target Companies (collectively, "Holder Allocable Expenses"). Immediately prior to the Closing Date, the Target Companies shall pay to the Holder Representative by wire transfer of immediately available funds in an amount equal to the Estimated Expense Amount. If the Holder Representative determines in good faith that the Estimated Expense Amount exceeds the Holder Allocable Expenses, then the Holder


                                      10.

Representative shall cause funds in the amount of such excess to be allocated in the manner set forth in Section 2.01(c) as if such excess amount were Cash Merger Consideration and distributed as so allocated.

        SECTION 2.06 TAX CONSEQUENCES. It is intended by the parties hereto that each Merger qualify as a reorganization described in Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3 of the United States Income Tax Regulations.

        SECTION 2.07 CANCELLATION OF STOCKHOLDER NOTES. By virtue of the Mergers, and the reduction of the Cash Merger Consideration and the Aggregate Cash Out Amount, as applicable, paid to holders of the EG&G Notes and the Lear Notes, the EG&G Notes and the Lear Notes of such holders who have complied with
Section 2.03 shall be deemed to be paid in full and cancelled as of the Effective Time.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES. Except as set forth on the disclosure schedule delivered by the Target Companies to Parent and the Merger Subs prior to the execution of this Agreement (the "Target Companies Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, each of the Target Companies jointly and severally represent and warrant to Parent and the Merger Subs as follows:

               (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Target Companies and its subsidiaries (as defined in Section 10.02) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 10.02) on the Target Companies. Each of the Target Companies and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on the Target Companies. The Target Companies have made available to Parent prior to the execution of this Agreement complete and correct copies of their respective certificates of incorporation and bylaws, each as amended to date.

               (b) SUBSIDIARIES. Section 3.01(b) of the Target Companies Disclosure Schedule includes all the subsidiaries of the Target Companies which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All of the outstanding shares of capital


                                      11.

stock of, or other equity interests in, each Significant Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by the Target Companies, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") other than Permitted Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on the Target Companies.

               (c) CAPITAL STRUCTURE.

                   (i) The authorized capital stock of EG&G consists of 1,200,000 shares of Common Stock ($0.01 par value), of which 1,060,828 shares have been issued and are outstanding as of the date of this Agreement; and no shares of which are held as treasury shares as of the date of this Agreement. The authorized capital stock of Lear consists of 5,000,000 shares of Common Stock ($0.01 par value), of which 3,613,563 shares have been issued and are outstanding as of the date of this Agreement and no shares of which are held as treasury shares as of the date of this Agreement. All of the outstanding shares of EG&G Common Stock and Lear Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Section 3.01(c) of the Target Companies Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by a Target Company and to which any of such Target Company's shares is subject.

                   (ii) EG&G has reserved 103,500 shares of EG&G Common Stock for issuance under the EG&G Stock Option Plan (the "EG&G Option Plan"), of which options to purchase 100,000 shares are outstanding as of the date of this Agreement. Lear has reserved 509,948 shares of Lear Common Stock for issuance under the Lear Stock Option Plan for Executives and Other Key Employees (the "Lear Option Plan" and, together with the EG&G Option Plan, the "Target Companies Stock Plans"), of which options to purchase 509,948 shares are outstanding as of the date of this Agreement. Section 3.01(c) of the Target Companies Disclosure Schedule accurately sets forth, with respect to each Target Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Target Company Option; (ii) the total number of shares of Target Company Common Stock that are subject to such Target Company Option; and (iii) the exercise price per share of Target Company Common Stock purchasable under such Target Company Option. Except as set forth in Section 3.01(c) of the Target Companies Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of either Target Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of either Target Company; (iii) Contract under which either Target Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Target Companies, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of either Target Company.

                   (iii) All outstanding shares of Target Companies Common Stock and all outstanding Target Companies Options have been issued and granted in compliance with


                                      12.

(i) all applicable securities laws and other applicable Legal Requirements, and
(ii) all material requirements set forth in applicable Target Companies Material Contracts.

                   (iv) All securities reacquired by either of the Target Companies were reacquired in compliance with (i) the applicable provisions of the DGCL and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Target Companies Material Contracts.

               (d) AUTHORITY; NONCONTRAVENTION. Each of the Target Companies has requisite corporate power and authority to enter into this Agreement and (subject to receipt of approval of the Mergers by the stockholders of the Target Companies) to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Target Companies and the consummation by the Target Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Target Companies and their respective Boards of Directors. This Agreement has been duly executed and delivered by each of the Target Companies and, assuming the due authorization, execution and delivery by Parent and each of the Merger Subs, constitutes a legal, valid and binding obligation of each of the Target Companies, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien (as defined in Section 10.02) upon any of the properties or assets of the Target Companies or any of its subsidiaries under, (i) the certificate of incorporation or bylaws of either of the Target Companies or the comparable organizational documents of any of their respective subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to either of the Target Companies or any of their respective subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either the Target Companies or any of their respective subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Target Companies or (y) reasonably be expected to materially impair or delay the ability of the Target Companies to perform their respective obligations under this Agreement. No Consent, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any other tribunal (each, a "Governmental Entity") is required by either of the Target Companies or any of their respective subsidiaries in connection with the execution and delivery of this Agreement by the Target Companies or the consummation by the Target Companies of the transactions contemplated hereby, except for: (1) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976


                                      13.

(the "HSR Act"); (2) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Target Companies are qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) any novations, consents or approvals required in connection with government contracts or subcontracts thereunder or similar novations, consents or approvals under any other Contracts with any other Governmental Entities; (5) any filings required under the DOD Industrial Security Manual for Safeguarding Classified Information; (6) any filings required under U.S. Export Control Laws;
(7) provision of notice pursuant to the Administrative Agreement, dated March 6, 2000, between Lear and the U.S. Air Force; and (8) such Consents, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on the Target Companies or (y) reasonably be expected to materially impair or delay the ability of the Target Companies to perform their obligations under this Agreement.

               (e) FINANCIAL STATEMENTS.

                   (i) The Target Companies have made available to Parent the following financial statements and notes (collectively, the "Target Companies Financial Statements"):

                       (A) The audited consolidated balance sheets of EG&G and its subsidiaries as of December 28, 2001 and December 31, 2000, and the related audited consolidated income statements, statements of shareholders' equity and statements of cash flows of EG&G and its subsidiaries for the years then ended, together with the notes thereto and the auditor's report relating thereto;

                       (B) the audited consolidated balance sheets of Lear and its subsidiaries as of December 31, 2001 and 2000, and the related audited consolidated income statements, statements of shareholders' equity and statements of cash flows of Lear and its subsidiaries for the years then ended, together with the notes thereto and the auditor's report relating thereto;

                       (C) the unaudited consolidated balance sheet of EG&G and its subsidiaries as of May 24, 2002 (the "EG&G Unaudited Interim Balance Sheet"), and the related unaudited consolidated income statement of EG&G and its subsidiaries for the five months then ended; and

                       (D) the unaudited consolidated balance sheet of Lear and its subsidiaries as of May 31, 2002 (the "Lear Unaudited Interim Balance Sheet"), and the related unaudited consolidated income statement of Lear and its subsidiaries for the five months then ended.

                   (ii) The Target Companies Financial Statements present fairly, in all material respects, the financial position of the Target Companies as of the respective dates


                                      14.

thereof and the results of operations for the periods indicated and (in the case of the financial statements referred to in Sections 3.01(e)(i)(A) and (B)) cash flows of the Target Companies for the periods covered thereby. The Target Companies Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as otherwise stated in the applicable footnotes or auditor's report, and except that the financial statements referred to in Sections 3.01(e)(i)(C) and (D) do not contain footnotes and are subject to normal and recurring year-end audit adjustments).

               (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 2001, each of the Target Companies and their respective subsidiaries have conducted their business only in the ordinary course and there has not been (i) any material adverse change to the Target Companies and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect on either of the Target Companies, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Target Companies' capital stock, (iii) any split, combination or reclassification of any of the Target Companies' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Target Companies' capital stock, except for issuances of Target Company Common Stock upon the exercise of the Target Company Options awarded prior to the date hereof in accordance with their present terms or in accordance with the terms of the Target Companies Stock Plans, (iv) (A) any granting by either of the Target Companies or any of their respective subsidiaries to any current or former director, executive officer or other key employee (as defined in Section 10.02) of either of the Target Companies or their respective subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of May 31, 2002, (B) any granting by either of the Target Companies or any of their respective subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business or as required under any employment agreements in effect as of May 31, 2002, or (C) any entry by either of the Target Companies or any of their respective subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, (v) except as required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by either of the Target Companies materially affecting its assets, liabilities or business or (vi) any tax election that individually or in the aggregate would reasonably be expected to have a material adverse effect on the Target Companies or any of their material tax attributes or any settlement or compromise of any material income tax liability.

               (g) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. Each of the Target Companies, their subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of the Target Companies and their subsidiaries (collectively, the "Target Companies Permits"), except where the failure to have any such Target Companies Permits individually or in the aggregate would not have a material adverse effect on the Target Companies. Each of the Target Companies and their subsidiaries have complied with the terms


                                      15.

of the Target Companies Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on the Target Companies. As of the date of this Agreement, no suit, action or proceeding or, to the knowledge of the Target Companies (as defined in Section 10.02), investigation before or by any Governmental Entity, in each case with respect to the Target Companies or any of their subsidiaries or any of their respective properties is pending or, to the knowledge of the Target Companies, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not
(i) reasonably be expected to have a material adverse effect on the Target Companies or (ii) materially impair or delay the ability of the Target Companies to perform their obligations under this Agreement.

               (h) EMPLOYEE BENEFIT PLANS AND EMPLOYMENT MATTERS.

                   (i) Section 3.01(h)(i) of the Target Companies Disclosure Schedule contains an accurate and complete list as of the date hereof of each collective bargaining agreement and each material plan or other arrangement providing for compensation, severance benefits, vacation pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, whether written or unwritten, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), providing benefits to any current or former employee, officer or director of either of the Target Companies, any of their wholly owned subsidiaries or any joint venture in which either of the Target Companies or any of their wholly owned subsidiaries participates (each a "Target Companies Affiliate"), or with respect to which either of the Target Companies or any Target Companies Affiliate has or may in the future have material liability (collectively, the "Target Companies Benefit Plans").

                   (ii) Since December 31, 2001, there has not been any adoption or amendment in any material respect by the Target Companies, or, to the knowledge of the Target Companies, by any Target Companies Affiliate, of any Target Companies Benefit Plan, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Target Companies Benefit Plan, or any change in the manner in which contributions to any Target Companies Benefit Plan are made or the basis on which such contributions are determined. The Target Companies do not intend nor have they committed to establish any new Target Companies Benefit Plan, to modify any Target Companies Benefit Plan (except to the extent required by law or to conform any such Target Companies Benefit Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Target Companies Benefit Plan.

                   (iii) The Target Companies have made available to Parent correct and complete copies of (i) all documents setting forth the terms of each Target Companies Benefit Plan, including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Target Companies Benefit Plan, (iii) if Target Companies Benefit Plan is subject to the minimum funding standards of ERISA Section 302, the most recent annual and periodic accounting of Target Companies Benefit Plan assets, (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect


                                      16.

to each Target Companies Benefit Plan, (v) all material written agreements and contracts relating to each Target Companies Benefit Plan, including, without limitation, administrative service agreements and group insurance contracts,
(vi) all written materials provided to any employee or employees with respect to any Target Companies Benefit Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any material liability to the Target Companies or any Target Companies Affiliate,
(vii) all material correspondence, if any, to or from any governmental agency relating to any Target Companies Benefit Plan, (viii) a sample COBRA form and related notice, (ix) all insurance policies, if any, in the possession of the Target Companies or any Target Companies Affiliate pertaining to fiduciary liability insurance covering the fiduciaries of each Target Companies Benefit Plan, (x) all discrimination tests, if any, required under the Code for each Target Companies Benefit Plan intended to be qualified under Section 401(a) of the Code for the three (3) most recent plan years, and (xi) the most recent determination or opinion letter issued by the Internal Revenue Service ("IRS") with respect to each Target Companies Benefit Plan intended to be qualified under Section 401(a) of the Code, if any.

                   (iv) Except as set forth on Section 3.01(h)(iv) of the Target Companies Disclosure Schedule, to the knowledge of the Target Companies, no event has occurred and there exists no condition or set of circumstances, in connection with any of the Target Companies Benefit Plans which would subject the Target Companies or any Target Companies Affiliate to any liability that individually or in the aggregate would have a material adverse effect on the Target Companies under ERISA, the Code or any other applicable law.

                   (v) To the knowledge of the Target Companies, each Target Companies Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Target Companies Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies. To the knowledge of the Target Companies, all the Target Companies Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies or have been corrected in accordance with any government-sponsored voluntary correction program. Each Target Companies Benefit Plan that is intended to be qualified under Section 401(a) of the Code (i) has received a favorable determination letter from the IRS that it is so qualified; (ii) has filed an application for a determination letter with the IRS; or (iii) if such plan is not permitted to apply for a determination letter, is being operated in accordance with applicable law. Each trust established in connection with any Target Companies Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code (i) has received a determination letter from the IRS that such trust is so exempt; (ii) has filed an application for a determination letter with the IRS; or (iii) if such trust is not permitted to apply for a determination letter, is being operated in accordance with applicable law. To the knowledge of the Target Companies, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Target Companies Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies. As of the


                                      17.

date hereof, there are no actions, suits or claims pending, or to the knowledge of the Target Companies, threatened or reasonably anticipated (other than routine claims for benefits) against any Target Companies Benefit Plan or against the assets of any Target Companies Benefit Plan. Each Target Companies Benefit Plan (other than any Target Companies Benefit Plan to be terminated prior to the Effective Time in accordance with this Agreement, any Target Companies Benefit Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA (a "Target Companies DB Plan"), and any Target Companies Benefit Plan that provides medical benefits (whether or not insured) with respect to current or former employers after retirement or other termination of service) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Target Companies or any Target Companies Affiliate. To the knowledge of the Target Companies, as of the date hereof, there are no audits, inquiries or proceedings pending or threatened by the IRS, Department of Labor ("DOL"), Pension Benefit Guaranty Corporation or any other Governmental Entity with respect to any Target Companies Benefit Plan.

                   (vi) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies, (A) neither of the Target Companies nor any Target Companies Affiliate has incurred any liability under Title IV of ERISA and no condition exists that presents a reasonable risk now or in the future to the Target Companies or any Target Companies Affiliate of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (B) to the knowledge of the Target Companies, no Target Companies Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived, and (C) with respect to each Target Companies DB Plan, to the knowledge of the Target Companies, the assets of such plan equal or exceed the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA and valued on the basis of the continuation, and not the termination, of such Target Companies Benefit Plan).

                   (vii) Except as set forth on Section 3.01(h)(vii) of the Target Companies Disclosure Schedule, neither of the Target Companies nor any Target Companies Affiliate is a party to any collective bargaining or other labor union contract applicable to persons employed by either of the Target Companies or any Target Companies Affiliate and to the knowledge of the Target Companies, no collective bargaining agreement is being negotiated by the Target Companies or any Target Companies Affiliate, in each case that is material to the Target Companies and the Target Companies Affiliates taken as a whole. As of the date of this Agreement, to the knowledge of the Target Companies, there is no labor dispute, strike or work stoppage against either of the Target Companies or any Target Companies Affiliate pending or, to the knowledge of the Target Companies, threatened which may interfere with the respective business activities of the Target Companies or any Target Companies Affiliate, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies. As of the date of this Agreement, to the knowledge of the Target Companies, none of the Target Companies, any Target Companies Affiliate or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Target Companies or any Target Companies Affiliate, and there is no charge or complaint against either of the Target Companies or any Target Companies Affiliate by the National Labor


                                      18.

Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Target Companies.

                   (viii) Except as set forth in Section 3.01(h)(viii) of the Target Companies Disclosure
Schedule, no Target Companies Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to the Target Companies and the Target Companies Affiliates taken as a whole, and to the knowledge of the Target Companies, any such Target Companies Benefit Plan providing such post-termination or post-retirement medical benefits may be terminated without any additional cost that would be material to the Target Companies and the Target Companies Affiliates taken as a whole. For purposes of the preceding sentence, "additional cost" shall mean a cost that exceeds the value of any assets that may be held in trust for purposes of providing such benefits under the Target Companies Benefit Plan.

                   (ix) Except as set forth in Section 3.01(h)(ix) of the Target Companies Disclosure Schedule, no amounts payable under the Target Companies Benefit Plans solely as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of either of the Target Companies or any Target Companies Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Target Companies Benefit Plan, and each of the Target Companies and their respective Boards of Directors have taken all required actions to effect the foregoing.

                   (x) To the knowledge of the Target Companies, each of the Target Companies and each Target Companies Affiliate are in compliance in all material respects with all applicable laws relating to employment, employment practices and wage and hours laws.

               (i) TAXES.

                   (i) Each of the Target Companies and their subsidiaries have filed all material tax returns and reports required to be filed by them and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on the Target Companies. Each of the Target Companies and each of their subsidiaries have paid (or the Target Companies have paid on such subsidiary's behalf) all taxes (as defined below) shown as due on such returns, and the EG&G and Lear Unaudited Interim Balance Sheets reflect an adequate reserve for all taxes payable by the Target Companies and their subsidiaries through the date of such financial statements.


                                      19.

                   (ii) No deficiencies for any taxes have been proposed, asserted or assessed against either of the Target Companies or any of their subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the Target Companies.

                   (iii) Neither of the Target Companies nor any of their subsidiaries has taken any action, and none of the Target Companies knows of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Mergers from qualifying as reorganizations within the meaning of
Section 368(a) of the Code.

                   (iv) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

                   (v) None of the Target Companies nor any of their subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers.

                   (vi) None of the Target Companies or, to the knowledge of the Target Companies, any of their subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state, local or foreign tax law).

                   (vii) None of the Target Companies or any of their subsidiaries (i) has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (other than a group of which EG&G or Lear Holdings, LLC was the common parent), or (ii) has any liability for the taxes of any person (other than another of the Target Companies, Lear Holdings, LLC or any of their respective subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise. None of the Target Companies or any of their subsidiaries is a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract pursuant to which the Target Companies or any of their subsidiaries could be liable for Taxes of any person after the Effective Time (other than another of the Target Companies, Lear Holdings, LLC or any of their subsidiaries).

               (j) STATE TAKEOVER STATUTES. The Boards of Directors of each of the Target Companies have approved this Agreement and the consummation of the Mergers and the other


                                      20.

transactions contemplated hereby and such approvals constitute approval of the Mergers and the other transactions contemplated by this Agreement by the Boards of Directors of the Target Companies under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to the Mergers and the other transactions contemplated by this Agreement.

               (k) BROKERS. Except for amounts paid, or to be paid, by the Holder Representative as Holder Allocable Expenses, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Target Companies or any of their respective subsidiaries.

               (l) ENVIRONMENTAL MATTERS. Each of the Target Companies and each of their respective subsidiaries (i) are in compliance in all material respects with all applicable Environmental Laws (as defined in Section 10.02) and (ii) possess all permits and other Governmental Authorizations (as defined in Section 10.02) required under applicable Environmental Laws, and are in compliance with the terms and conditions thereof, except as would not reasonably be expected to have a material adverse effect on the Target Companies. Neither of the Target Companies nor any of their respective subsidiaries has received any written notice from a Governmental Entity that alleges that either of the Target Companies or any of their subsidiaries is not in compliance with any Environmental Law except as would not reasonably be expected to have a material adverse effect on the Target Companies. To the knowledge of the Target Companies, (A) all property that is leased to, controlled by or used by either of the Target Companies or any of their subsidiaries, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (B) none of the property leased to, controlled by or used by either of the Target Companies or any of their subsidiaries contains any underground storage tanks, asbestos, equipment using polychlorinated biphenyls ("PCBs"), underground injection wells, and (C) none of the property leased to, controlled by or used by either of the Target Companies or any of their subsidiaries contains any septic tanks in which process wastewater or any Materials of Environmental Concern (as defined in Section 10.02) have been disposed, except as would not reasonably be expected to have a material adverse effect on the Target Companies. To the knowledge of the Target Companies, neither of the Target Companies nor any of their subsidiaries has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site, except as would not reasonably be expected to have a material adverse effect on the Target Companies.

               (m) CONTRACTS.

                   (i) Section 3.01(m)(i) of the Target Companies Disclosure Schedule lists each Contract to which either of the Target Companies or any of their subsidiaries is a party or by which it or any of their properties or assets is bound, that is described in clauses (1)-(6) (the


                                      21.

"Target Companies Material Contracts") (other than classified contracts not permitted to be disclosed to Parent):

                       (1) each government contract which involves performance of services or delivery of goods and/or materials by either of the Target Companies or any of their respective subsidiaries of an amount or value in excess of $1,000,000;

                       (2) each note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed, including any agreement or commitment for future loans, credit or financing, in any case under which the repayment obligation exceeds $100,000;

                       (3) each Contract not in the ordinary course of business involving expenditures or receipts of either of the Target Companies and their respective subsidiaries in excess of $250,000;

                       (4) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property and involving aggregate payments in excess of $250,000;

                       (5) each joint venture Contract, partnership agreement, or limited liability company agreement; and

                       (6) each Contract explicitly requiring capital expenditures after the date hereof in an amount in excess of $250,000.

Neither of the Target Companies nor any of their subsidiaries is in violation of or default under (nor has either of the Target Companies or any of their subsidiaries received written notice from any third party alleging that either of the Target Companies or any of their subsidiaries is in violation of or in default under, nor, to the knowledge of the Target Companies, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Target Companies Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Target Companies.

                   (ii) Section 3.01(m)(ii) of the Target Companies Disclosure Schedule lists each Target Companies Material Contract which (A) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, by means of acceleration) by, or are contingent upon the execution of this Agreement or the consummation of the transactions contemplated hereby, or (B) will be subject to termination or cancellation as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

                   (iii) Neither of the Target Companies nor any of their subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any


                                      22.

substantial portion of the business of the Target Companies and their subsidiaries, taken as a whole, is or would be conducted.

               (n) TERMINATION OF NEGOTIATIONS. Immediately following the execution of the Confidentiality Agreement dated June 6, 2002, between Parent and EG&G Technical Services, LLC (the "Confidentiality Agreement"), the Target Companies ceased and caused to be terminated all discussions with any third parties relating to any Acquisition Proposal (as defined in Section 4.03(a)) and since the execution of the Confidentiality Agreement, none of the Target Companies has engaged in any discussions with any third party that relate to any Acquisition Proposal.

               (o) CURRENT BUSINESS PRACTICES. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Target Companies, neither of the Target Companies nor any of their respective subsidiaries nor, to the knowledge of the Target Companies, any of their respective directors, officers, agents, employees or representatives (in their capacities as such) has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;
(ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the business or operations of the Target Companies or any of their respective subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; (iii) made any payment to any customer or supplier of the Target Companies or any of their respective subsidiaries, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges; (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Target Companies or any of their respective subsidiaries; or (v) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

        SECTION 3.02 REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS. Except as set forth on the disclosure schedule delivered by Parent to the Target Companies prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Parent and each of the Merger Subs represent and warrant to the Target Companies as follows:

               (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and its subsidiaries, including the Merger Subs, is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each


                                      23.

jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Parent. Parent has made available to the Target Companies prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws, each as amended to date.

               (b) SUBSIDIARIES. Section 3.02(b) of the Parent Disclosure
Schedule includes all the subsidiaries of Parent which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by Parent, free and clear of all Liens other than Permitted Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and
(iii) for any Liens or restrictions that would not have a material adverse effect on Parent.

               (c) CAPITAL STRUCTURE. The authorized capital stock of Parent consists of 50,000,000 shares of Common Stock, par value $0.01 per share (the "Parent Common Stock"), and 3,000,000 shares of Preferred Stock, par value $0.01 per share, of which 100,000 have been designated Series D Convertible Preferred Stock and 100,000 have been designated Series E Preferred Stock (the "Permanent Preferred Stock"). At the close of business on July 12, 2002: (i) 24,911,352 shares of Parent Common Stock were issued and outstanding; (ii) 52,600 shares of Parent Common Stock in the aggregate were held by Parent and its subsidiaries in their treasuries; (iii) no shares of Preferred Stock were issued and outstanding; and (iv) 3,631,506 shares of Common Stock were reserved for issuance pursuant to the plans set forth in Section 3.02(c) of the Parent Disclosure Schedule (collectively, the "Parent Stock Plans"), of which 3,357,000 shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "Parent Employee Stock Options"). All outstanding shares of capital stock of Parent are, and all shares which may be issued (including the Bridge Preferred Stock and Parent Common stock to be issued hereunder and the Permanent Preferred Stock and the Conversion Shares issuable upon conversion thereof) will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and under the Management Rights and Standstill Agreement. Except as set forth in this Section 3.02(c), except for changes since July 12, 2002 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Employee Stock Options, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent and (C) any warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and no obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent and
(y) there are no outstanding obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Parent nor any Parent subsidiary is a party to any voting or registration rights agreement with respect to the voting or registration of any such securities. There are no outstanding (A) securities of Parent or


                                      24.

any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Parent subsidiary, (B) warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and no obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Parent subsidiary or (C) obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Parent subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the Parent subsidiaries, Parent does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity. All outstanding shares of Parent Common Stock and all outstanding Parent Employee Stock Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Parent Material Contracts. All securities reacquired by Parent were reacquired in compliance with (i) the applicable provisions of the DGCL and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Parent Material Contracts.

               (d) AUTHORITY; NONCONTRAVENTION. Parent and each of the Merger Subs have all requisite corporate power and authority to enter into this Agreement, the Registration Rights Agreement, the Voting Agreement, the Management Rights and Standstill Agreement and the Escrow Agreement and to consummate the transactions contemplated by such agreements. The execution and delivery of this Agreement by Parent and each of the Merger Subs and the consummation by Parent and each of the Merger Subs of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and each of the Merger Subs. This Agreement has been duly executed and delivered by Parent and each of the Merger Subs and, assuming the due authorization, execution and delivery by the Target Companies, constitutes a legal, valid and binding obligation of Parent and each of the Merger Subs, enforceable against Parent and each of the Merger Subs in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries, including the Merger Subs, under, (i) the certificate of incorporation or bylaws of Parent or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or delay the ability of Parent or the Merger Subs


                                      25.

to perform their respective obligations under this Agreement. No Consent, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent or the Merger Subs or the consummation by Parent or the Merger Subs of the transactions contemplated hereby, except for: (1) in connection, or in compliance, with the provisions of the HSR Act; (2) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) the approval of the conversion of the Bridge Preferred Stock into shares of Parent Common Stock as provided in paragraph 5(b) of the Bridge Preferred Stock Certificate of Designations by the affirmative vote of a majority of shares of the Parent Common Stock represented in person or by proxy at a meeting of the stockholders of Parent, provided that the total vote cast on such approval represents over 50% in interest of all securities entitled to vote on the Parent Stockholder Proposal (the "Parent Stockholder Approval"); (5) such filings with and approvals of the NYSE and the Pacific Stock Exchange (the "PSE") to permit the shares of Parent Common Stock that are to be issued upon conversion of the Bridge Preferred Stock (the "Conversion Shares") to be listed on the NYSE and the PSE; (6) any novations, consents or approvals required in connection with government contracts or subcontracts thereunder or similar novations, consents or approvals under any other Contracts with any other Governmental Entities; (7) any filings required under the DOD Industrial Security Manual for Safeguarding Classified Information; (8) any filings required under U.S. Export Control Laws; and (9) such Consents, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or delay the ability of Parent to perform its obligations under this Agreement.

               (e) REPORTS; UNDISCLOSED LIABILITIES. Parent has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2000 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents (including any financial statements filed as a part thereof or incorporated by reference therein) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent and its subsidiaries included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and


                                      26.

regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles throughout the periods covered (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Parent.

               (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since October 31, 2001, Parent and its subsidiaries, including the Merger Subs, have conducted their business only in the ordinary course and there has not been (i) any material adverse change in Parent and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect on Parent, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, other than dividends payable on Parent Preferred Stock in accordance with their terms as of the date of this Agreement, (iii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock, except for issuances of Parent Common Stock upon the exercise of Parent Employee Stock Options, except upon conversion of the Series B Exchangeable Convertible Preferred Stock of Parent and except in accordance with the terms of the Parent Stock Plans, (iv) (A) any granting by Parent or any of its subsidiaries to any current or former director, executive officer or other key employee of Parent or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of April 30, 2002, (B) any granting by Parent or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business or pursuant to the Parent Stock Plans or (C) any entry by Parent or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business or as required under any employment agreements in effect as of April 30, 2002, (v) except as required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business or (vi) any tax election that individually or in the aggregate would reasonably be expected to have a material adverse effect on Parent or any of its tax attributes or any settlement or compromise of any material income tax liability.

               (g) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. Parent, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Parent and its subsidiaries (collectively, the "Parent Permits"), except where the failure to have


                                      27.

any such Parent Permits individually or in the aggregate would not have a material adverse effect on Parent. Parent and its subsidiaries have complied with the terms of the Parent Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Parent. As of the date of this Agreement, no suit, action or, to the knowledge of Parent, investigation by or before any Governmental Entity in each case with respect to Parent or any of its subsidiaries or any of their respective properties is pending or, to the knowledge of Parent, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not
(i) reasonably be expected to have a material adverse effect on Parent or (ii) materially impair or delay the ability of Parent or the Merger Subs to perform their respective obligations under this Agreement.

               (h) EMPLOYEE BENEFIT PLANS AND EMPLOYMENT MATTERS.

                   (i) Section 3.02(h)(i) of the Parent Disclosure Schedule contains an accurate and complete list as of the date hereof of each collective bargaining agreement and each material plan or other arrangement providing for compensation, severance benefits, vacation pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, whether written or unwritten, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of ERISA, providing benefits to any current or former employee, officer or director of Parent, any of its wholly owned subsidiaries or any joint venture in which Parent or any of its wholly owned subsidiaries participates (each a "Parent Affiliate"), or with respect to which Parent or any Parent Affiliate has or may in the future have material liability (collectively, the "Parent Benefit Plans").

                   (ii) Since December 31, 2001, there has not been any adoption or amendment in any material respect by Parent, or, to the knowledge of Parent, by any Parent Affiliate, of any Parent Benefit Plan, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Parent Benefit Plan, or any change in the manner in which contributions to any Parent Benefit Plan are made or the basis on which such contributions are determined. Parent does not intend nor has it committed to establish any new Parent Benefit Plan, to modify any Parent Benefit Plan (except to the extent required by law or to conform any such Parent Benefit Plan to the requirements of any applicable law, in each case as previously disclosed to the Target Companies in writing, or as required by this Agreement), or to enter into any Parent Benefit Plan.

                   (iii) Parent has made available to the Target Companies correct and complete copies of (i) all documents setting forth the terms of each Parent Benefit Plan, including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Benefit Plan, (iii) if Parent Benefit Plan is subject to the minimum funding standards of ERISA Section 302, the most recent annual and periodic accounting of Parent Benefit Plan assets, (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Parent Benefit Plan, (v) all material written agreements and contracts relating to each Parent Benefit Plan, including, without limitation, administrative service agreements and group insurance contracts,
(vi) all


                                      28.

written materials provided to any employee or employees with respect to any Parent Benefit Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any material liability to Parent or any Parent Affiliate, (vii) all material correspondence, if any, to or from any governmental agency relating to any Parent Benefit Plan, (viii) a sample COBRA form and related notice, (ix) all insurance policies, if any, in the possession of Parent or any Parent Affiliate pertaining to fiduciary liability insurance covering the fiduciaries of each Parent Benefit Plan, (x) all discrimination tests, if any, required under the Code for each Parent Benefit Plan intended to be qualified under Section 401(a) of the Code for the three (3) most recent plan years, and (xi) the most recent determination or opinion letter issued by the IRS with respect to each Parent Benefit Plan intended to be qualified under Section 401(a) of the Code, if any.

                   (iv) Except as set forth in Section 3.02(h)(iv) of the Parent Disclosure Schedule, to the knowledge of Parent, no event has occurred and there exists no condition or set of circumstances, in connection with any of the Parent Benefit Plans which would subject Parent or any Parent Affiliate to any liability that individually or in the aggregate would have a material adverse effect on Parent under ERISA, the Code or any other applicable law.

                   (v) To the knowledge of Parent, each Parent Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Parent Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent. To the knowledge of Parent, all the Parent Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent or have been corrected in accordance with any government-sponsored voluntary correction program. Each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code (i) has received a favorable determination letter from the IRS that it is so qualified; (ii) has filed an application for a determination letter with the IRS; or (iii) if such plan is not permitted to apply for a determination letter, is being operated in accordance with applicable law. Each trust established in connection with any Parent Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code (i) has received a determination letter from the IRS that such trust is so exempt; (ii) has filed an application for a determination letter with the IRS; or (iii) if such trust is not permitted to apply for a determination letter, is being operated in accordance with applicable law. To the knowledge of Parent, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Parent Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent. As of the date hereof, there are no actions, suits or claims pending, or to the knowledge of Parent, threatened or reasonably anticipated (other than routine claims for benefits) against any Parent Benefit Plan or against the assets of any Parent Benefit Plan. Each Parent Benefit Plan (other than any Parent Benefit Plan to be terminated prior to the Effective Time in accordance with this Agreement, any Parent Benefit Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA (a "Parent DB Plan"), and any Parent Benefit Plan that provides medical benefits (whether or not insured) with respect to current or former employers


                                      29.

after retirement or other termination of service) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent or any Parent Affiliate. To the knowledge of Parent, as of the date hereof, there are no audits, inquiries or proceedings pending or threatened by the IRS, DOL, Pension Benefit Guaranty Corporation or any other Governmental Entity with respect to any Parent Benefit Plan.

                   (vi) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent, (A) neither Parent nor any Parent Affiliate has incurred any liability under Title IV of ERISA and no condition exists that presents a reasonable risk now or in the future to Parent or any Parent Affiliate of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (B) to the knowledge of Parent, no Parent Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived, and (C) with respect to each Parent DB Plan, to the knowledge of Parent, the assets of such plan equal or exceed the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA and valued on the basis of the continuation, and not the termination, of such Parent Benefit Plan).

                   (vii) Except as set forth on Section 3.02(h)(vii) of the Parent Disclosure Schedule, neither Parent nor any Parent Affiliate is a party to any collective bargaining or other labor union contract applicable to persons employed by either of the Parent or any Parent Affiliate and to the knowledge of Parent, no collective bargaining agreement is being negotiated by Parent or any Parent Affiliate, in each case that is material to Parent and Parent Affiliates taken as a whole. As of the date of this Agreement, to the knowledge of Parent, there is no labor dispute, strike or work stoppage against Parent or any Parent Affiliate pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Affiliate, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent. As of the date of this Agreement, to the knowledge of Parent, none of Parent, any Parent Affiliate or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Affiliate, and there is no charge or complaint against Parent or any Parent Affiliate by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent.

                   (viii) Except as set forth on Section 3.02(h)(viii) of the Parent Disclosure Schedule, no Parent Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to Parent and the Parent Affiliates taken as a whole, and to the knowledge of Parent, any such Parent Benefit Plan providing such post-termination or post-retirement medical benefits may be terminated without any additional cost that would be material to Parent and the Parent Affiliates taken as a whole. For purposes of the preceding sentence, "additional cost" shall mean a cost that exceeds the value of any assets that may be held in trust for purposes of providing such benefits under the Parent Benefit Plan.


                                      30.

                   (ix) Except as set forth on Section 3.02(h)(ix) of the Parent Disclosure Schedule, no amounts payable under the Parent Benefit Plans solely as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of either of Parent or any Parent Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Parent Benefit Plan, and Parent and its Board of Directors have taken all required actions to effect the foregoing.

                   (x) To the knowledge of Parent, Parent and each Parent Affiliate are in compliance in all material respects with all applicable laws relating to employment, employment practices and wage and hours laws.

               (i) TAXES.

                   (i) Each of Parent and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Parent. Parent and each of its subsidiaries has paid (or Parent has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Parent Filed SEC Documents") reflect an adequate reserve for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                   (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Parent.

                   (iii) Neither Parent nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Mergers from qualifying as reorganizations within the meaning of Section 368(a) of the Code.

                   (iv) Neither Parent nor any of its subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code in conjunction with the Mergers.


                                      31.

                   (v) Neither Parent nor, to the knowledge of Parent, any of its subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state, local or foreign tax law).

                   (vi) Neither Parent or any of its subsidiaries (i) has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (other than a group of which Parent was the common parent), or (ii) has any liability for the taxes of any person (other than Parent or any of its subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise. Neither Parent nor any of its subsidiaries is a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract pursuant to which Parent or any its subsidiaries could be liable for Taxes of any person after the Effective Time (other than Parent or any of its subsidiaries).

               (j) STATE TAKEOVER STATUTES. The Board of Directors of Parent has approved the terms of this Agreement and the consummation of the Mergers, the issuance of Parent Common Stock upon the conversion of the Bridge Preferred Stock as provided in paragraph 5(b) of the Bridge Preferred Stock Certificate of Designations and the other transactions contemplated hereby and such approval constitutes approval of the Mergers, such conversion and the other transactions contemplated by this Agreement by the Board of Directors of Parent under Section 203 of the DGCL and represents all the actions necessary to ensure that Section 203 of the DGCL does not apply to the Target Companies in connection with the Mergers and the other transactions contemplated by this Agreement.

               (k) BROKERS. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., whose fees and expenses will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

               (l) ENVIRONMENTAL MATTERS. Parent and each of its subsidiaries
(i) are in compliance in all material respects with all applicable Environmental Laws and (ii) possess all permits and other Governmental Authorizations required under applicable Environmental Laws, and are in compliance with the terms and conditions thereof, except as would not reasonably be expected to have a material adverse effect on Parent. None of Parent nor any of its subsidiaries has received any written notice from a Governmental Entity that alleges that Parent or any of its subsidiaries is not in compliance with any Environmental Law except as would not reasonably be expected to have a material adverse effect on Parent. To the knowledge of Parent, (A) all property that is leased to, controlled by or used by Parent or any of its subsidiaries, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (B) none of the property leased to, controlled by or used by Parent or any of its subsidiaries contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (C) none of the property leased to, controlled by or used by Parent or any of its subsidiaries contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed, except as would not reasonably be expected to have a material adverse effect on Parent. To the knowledge of Parent, none of Parent nor any of its subsidiaries has ever sent or transported, or


                                      32.

arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list,
(ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site, except as would not reasonably be expected to have a material adverse effect on Parent.

               (m) CONTRACTS.

                   (i) Except as disclosed in Section 3.02(m)(i) of the Parent Disclosure Schedule, there is no Contract to which Parent or any of its subsidiaries is a party or by which it or any of its properties or assets is bound that is required under the Exchange Act and the rules and regulations promulgated thereunder to be filed as an exhibit to any of the Parent SEC Documents (the "Parent Material Contracts"). Neither Parent nor any of its subsidiaries is in violation of or default under (nor has Parent or any of its subsidiaries received written notice from any third party alleging that Parent or any of its subsidiaries is in violation of or in default under, nor, to the knowledge of Parent, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Parent Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Parent.

                   (ii) Except as disclosed in Section 3.02(m)(ii) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is a party to or is bound by any Parent Material Contract which (A) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, by means of acceleration) by, or are contingent upon the execution of this Agreement or the consummation of the transactions contemplated hereby, or (B) will be subject to termination or cancellation as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

                   (iii) Section 3.02(m)(iii) of Parent Disclosure Schedule sets forth (A) a list of all material agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money or capitalized lease obligations of Parent or any of its subsidiaries and (B) the respective principal amounts outstanding thereunder as of the date of this Agreement.

                   (iv) Neither Parent nor any of its subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of Parent and its subsidiaries, taken as a whole, is or would be conducted.

               (n) FINANCING. Parent has, pursuant to a legally binding commitment letter (the "Commitment Letter") (a true and correct copy of which has been provided to the Target Companies), sufficient cash on hand or available to it to pay the Cash Merger Consideration, the Estimated Expense Amount and the fees and expenses incurred by Parent and its subsidiaries in connection with the Mergers and to repay the Closing Debt.


                                      33.

               (o) FAIRNESS OPINION. Parent has received the opinion of Merrill Lynch & Co., dated as of the date hereof, to the effect that, as of the date hereof, the aggregate consideration to be paid by Parent in the Mergers is fair to Parent from a financial point of view, and such opinion has not been withdrawn or modified.

               (p) CURRENT BUSINESS PRACTICES. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent, neither Parent nor any of its subsidiaries nor, to the knowledge of Parent, any of their respective directors, officers, agents, employees or representatives (in their capacities as such) has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the business or operations of Parent or any of its subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; (iii) made any payment to any customer or supplier of Parent or any of its subsidiaries, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges; (iv) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of Parent and its subsidiaries; or (v) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

        SECTION 4.01  CONDUCT OF BUSINESS BY THE TARGET COMPANIES.

               (a) CONDUCT OF BUSINESS BY THE TARGET COMPANIES. Except as set forth in Section 4.01(a) of the Target Companies Disclosure Schedule, except as otherwise expressly contemplated by this Agreement or except as consented to by Parent during the period from the date of this Agreement to the Effective Time, each of the Target Companies shall, and shall cause their subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, neither of the Target Companies shall, and neither shall permit any of their subsidiaries to:

                   (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Target Companies Common


                                      34.

Stock upon the exercise of the Target Companies Stock Options under the Target Companies Stock Plans or in connection with other awards under the Target Companies Stock Plans outstanding as of the date hereof in accordance with their present terms or (C) except pursuant to agreements entered into with respect to the Target Companies Stock Plans in effect on the date hereof or pursuant to
Section 4.04, purchase, redeem or otherwise acquire any shares of capital stock of the Target Companies or any of their subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                   (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any material Lien (other than Permitted Liens) any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Target Companies Common Stock upon the exercise of the Target Companies Stock Options or in connection with other awards under the Target Companies Stock Plans outstanding as of the date hereof in accordance with their present terms);

                   (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents;

                   (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions made in the ordinary course of business consistent with past practice;

                   (v) sell, lease, license or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business consistent with past practice and other than dispositions of obsolete or worthless assets;

                   (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for draw downs under the EG&G Credit Facility or the Lear Credit Facility;

                   (vii) other than in the ordinary course of business, enter into or become bound by any Target Companies Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Target Companies Material Contract;

                   (VIII) take any action that is intended to cause the representations and warranties set forth in Section 3.01(f) to no longer be true and correct; or

                   (ix) authorize, or commit or agree to take, any of the foregoing actions.

               (b) OTHER ACTIONS. Except as required by law, none of the Target Companies or Parent shall, nor shall any of them permit any of their respective subsidiaries or affiliates to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Mergers set forth in
Article VI not being satisfied.


                                      35.

               (c) ADVICE OF CHANGES. Each of the Target Companies and Parent shall promptly advise the other parties orally and in writing to the extent it has knowledge of any change or event having, or which would reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

        SECTION 4.02  CONDUCT OF BUSINESS BY PARENT.

               (a) CONDUCT OF BUSINESS BY PARENT. Except as set forth in Section
4.02 of the Parent Disclosure Schedule, except as otherwise expressly contemplated by this Agreement or except as consented to by the Target Companies during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations and to keep available the services of their current officers and other key employees. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its subsidiaries to:

                   (i) except for transactions between Parent and any of its wholly owned subsidiaries or between or among wholly owned subsidiaries of Parent (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Parent Common Stock upon the exercise of the Parent Employee Stock Options under the Parent Stock Plans or in connection with other awards under the Parent Stock Plans outstanding as of the date hereof in accordance with their present terms or (C) except pursuant to agreements entered into with respect to the Parent Stock Plans in effect on the date hereof, purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                   (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any material Lien (other than Permitted Liens and Liens granted in connection with (A) the Credit Agreement dated as of June 9, 1999, among Parent, various lenders, and Wells Fargo Bank, National Association, as Co-Lead Arranger and Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Co-Lead Arranger and Syndication Agent; (B) the Indenture dated June 23, 1999, among Parent, the Subsidiary Guarantors (as defined therein), and Firstar Bank of Minnesota, National Association, as trustee) any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Parent Common Stock upon the exercise of the Parent Employee Stock Options or in connection with other awards under the Parent Stock Plans outstanding as of the date hereof in accordance with their present terms);


                                      36.

                   (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents, or in any way amend, modify, alter, repeal or waive the powers, rights, preferences or privileges of the Bridge Preferred Stock or the Permanent Preferred Stock;

                   (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions made in the ordinary course of business consistent with past practice;

                   (v) sell, lease, license, or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business consistent with past practice, and other than the disposition of obsolete or worthless assets;

                   (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except (A) for draw downs under the following: (1) the Credit Agreement dated as of June 9, 1999, among Parent, various lenders, and Wells Fargo Bank, National Association, as Co-Lead Arranger and Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Co-Lead Arranger and Syndication Agent, and (2) the credit facilities, loans and securities contemplated by the Commitment Letter; or (B) in the ordinary course of business of any of Parent's non-domestic subsidiaries, including, without limitation, Parent's guarantee of such non-domestic subsidiaries' indebtedness; or

                   (vii) authorize, or commit or agree to take, any of the foregoing actions.

        SECTION 4.03  NO SOLICITATION BY THE TARGET COMPANIES.

               (a) The Target Companies will not (and will cause their subsidiaries, TC Group L.L.C. and its affiliates to not) and will instruct its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them or any of their subsidiaries or affiliates, directly or indirectly through another person, to not, (i) solicit, initiate, induce or encourage (including by way of furnishing information), or take any other action designed to facilitate, or which would reasonably be expected to lead to, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract or agreement contemplating or otherwise relating to any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 5% or more of the net revenues, net income or assets of either of the Target Companies and their subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 5% or more of any class of equity securities of either of the Target Companies or any of their subsidiaries whose business constitutes 5% or more of the net revenues, net income or assets of either of the Target Companies and their subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 5% or more of any class of equity securities of either of the Target


                                      37.

Companies or any of their subsidiaries whose business constitutes 5% or more of the net revenues, net income or assets of either of the Target Companies and their subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving either of the Target Companies or any of their subsidiaries whose business constitutes 5% or more of the net revenues, net income or assets of either of the Target Companies and their subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

               (b) In addition to the obligations of the Target Companies set forth in paragraph (a) of this Section 4.03, each of the Target Companies shall promptly advise Parent orally and in writing of any request for information, any Acquisition Proposal (including the identity of the person or group making the Acquisition Proposal and the terms thereof) or any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal. The Target Companies will keep Parent reasonably informed of the status of any such request or any Acquisition Proposal.

        SECTION 4.04  CASH OUT OF OPTION HOLDERS AND UNACCREDITED STOCKHOLDERS.

               (a) On or prior to the Closing Date, prior to the Effective Time, the Target Companies shall (i) purchase Target Companies Common Stock from a sufficient number of Target Companies stockholders so that there shall be no more than 35 holders of Target Companies Common Stock who are not "accredited investors" (as such term is defined in the Securities Act) as of the Effective Time and (ii) purchase all outstanding Target Companies Stock Options from all of the holders thereof.

               (b) Each issued and outstanding share of Target Companies Common Stock and each outstanding EG&G Stock Option and Lear Stock Option purchased in accordance with this Section 4.04 (collectively, the "Cashed Out Securities") shall be purchased for the following consideration (provided that any payment shall be reduced by the amount of taxes required to be withheld under law with respect to such payments and amounts so withheld shall be paid to the applicable taxing authority):

                   (i) EG&G COMMON STOCK AND STOCK OPTIONS. Each holder of EG&G Common Stock or EG&G Stock Options being purchased under this Section 4.04 shall be entitled to receive, in respect of the EG&G Common Stock or EG&G Stock Options held by such holder:

                       (1) a cash amount equal to (A) the product of (x) the number of shares of EG&G Common Stock held by such holder and/or issuable upon exercise of such EG&G Stock Options, divided by the Fully Diluted EG&G Shares (as defined in Section 10.02) ("Such Holder's Cash-Out EG&G Exchange Ratio"), multiplied by (y) (i) 79.50% of the Cash Merger Consideration (determined prior to the reduction for the Aggregate Cash Out Amount and without giving effect to the adjustments set forth in Section 2.02), plus (ii) the sum of the Aggregate EG&G Option Exercise Price and the aggregate amount due under the EG&G Notes outstanding immediately prior to the Effective Time, minus (B) the aggregate principal amount, together with all accrued and unpaid interest thereon, as of the Effective Time of any EG&G


                                      38.

Notes issued by such holder minus (C) the aggregate cash exercise price payable upon exercise of all EG&G Stock Options held by such holder;

                       (2) a cash amount equal to (x) the Parent Closing Stock Price multiplied by (y) Such Holder's Cash-Out EG&G Exchange Ratio multiplied by
(z) the EG&G Common Stock Merger Consideration; and

                       (3) a cash amount equal to (x) Such Holder's Cash-Out EG&G Exchange Ratio multiplied by (y) the EG&G Bridge Preferred Stock Merger Consideration, multiplied by (z) the Liquidation Preference.

                   (ii) LEAR COMMON STOCK AND STOCK OPTIONS. Each holder of Lear Common Stock and Lear Stock Options being purchased under this Section 4.04 shall be entitled to receive, in respect of the Lear Common Stock or Lear Stock Options held by such holder:

                       (1) a cash amount equal to (A) the product of (x) the number of shares of Lear Common Stock held by such holder and/or subject to such Lear Stock Options, divided by the Fully Diluted Lear Shares (as defined in
Section 10.02) ("Such Holder's Cash-Out Lear Exchange Ratio"), multiplied by (y)
(i) 20.50% of the Cash Merger Consideration (determined prior to the reduction for the Aggregate Cash Out Amount and without giving effect to the adjustments set forth in Section 2.02), plus (ii) the sum of the Aggregate Lear Option Exercise Price and the aggregate amount due under the Lear Notes outstanding immediately prior to the Effective Time), minus (B) the aggregate principal amount, together with all accrued and unpaid interest thereon, as of the Effective Time of any Lear Notes issued by such holder, minus (C) the aggregate cash exercise price payable upon exercise of all Lear Stock Options held by such holder;

                       (2) a cash amount equal to (x) the Parent Closing Stock Price multiplied by (y) Such Holder's Cash-Out Lear Exchange Ratio multiplied by
(z) the Lear Common Stock Merger Consideration; and

                       (3) a cash amount equal to (x) Such Holder's Cash-Out Lear Exchange Ratio multiplied by (y) the Lear Bridge Preferred Stock Merger Consideration, multiplied by (z) the Liquidation Preference.

               (c) The aggregate amount paid to holders of Target Companies Common Stock and Target Companies Stock Options pursuant to this Section 4.04 shall be referred to as the "Aggregate Cash Out Amount."

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        SECTION 5.01 INFORMATION STATEMENT. Promptly after the execution of this Agreement, Parent shall prepare an information statement meeting the requirements of Regulation D of the Securities Act (the "Information Statement). The Target Companies shall provide to Parent and permit inclusion in the Information Statement such information relating to the Target Companies


                                      39.

as may be required pursuant to Regulation D. The Information Statement shall include the recommendation of the boards of directors of the Target Companies in favor of the Mergers.

        SECTION 5.02 TARGET COMPANIES STOCKHOLDER SOLICITATION. The Target Companies shall, in accordance with their respective certificates of incorporation and bylaws and the applicable requirements of the DGCL, call and hold special meetings of their respective stockholders or solicit the written consent of their respective stockholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Mergers and this Agreement (the "Target Companies Stockholder Solicitation"). The Target Companies shall cause a copy of the Information Statement to be delivered to each stockholder of the Target Companies who is entitled to vote pursuant to the Target Companies Stockholder Solicitation.

        SECTION 5.03  PARENT STOCKHOLDER MEETING; PROXY STATEMENT.

               (a) Parent shall, as soon as practicable (but in no event more than 180 days) following the Closing, duly call and give notice of a meeting of its stockholders (the "Parent Stockholder Meeting") for the purpose of obtaining the Parent Stockholder Approval.

               (b) Parent shall take or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to
(i) prepare and file with the SEC, no later than twenty (20) days after the Closing, any documents or materials, including, but not limited to, a preliminary proxy statement pertaining to the Parent Stockholder Meeting and the Parent Stockholder Approval (the "Proxy Statement") and (ii) have the Proxy Statement cleared by the SEC (including with respect to clauses (i) and (ii) by consulting with the Holder Representative and responding promptly to any comments from the SEC). The Proxy Statement shall include a statement to the effect that the Board of Directors of Parent recommends that Parent's stockholders vote to approve the conversion of Bridge Preferred Stock to Parent Common Stock in accordance with paragraph 5(b) of the Bridge Preferred Stock Certificate of Designations. Parent and its Board of Directors shall use best efforts to solicit from Parent's stockholders proxies in favor of, and take all other actions reasonably necessary to secure, the Parent Stockholder Approval. Parent shall notify the Holder Representative promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement by the SEC, and Parent shall promptly supply the Holder Representative with copies of all written correspondence between Parent and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Proxy Statement. Parent, after consultation with the Holder Representative, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement. Parent and the Holder Representative shall cooperate with each other in preparing the Proxy Statement, and Parent and the Holder Representative shall each use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Statement. Parent and the Holder Representative each agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and Parent further agrees to take all steps reasonably necessary to cause the Proxy Statement, as so corrected, to be filed with the SEC and to be disseminated promptly to Parent stockholders, in each case as and to the extent required by applicable law.


                                      40.

               (c) Parent agrees that the information contained in the Proxy Statement (other than information with respect to the Holder Representative or any of its affiliates, which shall have been supplied in writing by them or any of their authorized representatives expressly for use in or in preparing the Proxy Statement) will not, at the date of mailing to Parent's stockholders or at the date of the Parent Stockholder Meeting, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, and will not omit to state any material fact required to be stated therein or necessary to make any statement therein of a material fact, in the light of the circumstances under which it is made, not misleading or to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholder Meeting. The Proxy Statement will comply as to form in all material respects with the Exchange Act and the rules and regulations of the SEC thereunder. Parent shall deliver or cause to be delivered to the Holder Representative a draft of the Proxy Statement no later than fifteen (15) days after the Closing Date.

        SECTION 5.04 ACCESS TO INFORMATION; CONFIDENTIALITY. To the extent permitted by applicable law and subject to the Confidentiality Agreement, each of the Target Companies and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other parties hereto and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Target Companies and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
(b) all other information concerning its business, properties and personnel as such other parties may reasonably request. No review pursuant to this Section
5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any party hereto to the other parties hereto. Each of the parties hereto will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information of any other party in accordance with the terms of the Confidentiality Agreement.

        SECTION 5.05  REASONABLE EFFORTS; COOPERATION.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions and Consents from Governmental Entities (including those required in connection with the HSR Act) and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary Consents from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to


                                      41.

have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, including, without limitation, the Voting Agreement, the Registration Rights Agreement, the Management Rights and the Standstill Agreement and the Escrow Agreement. Each party shall (i) within five (5) business days of the date of this Agreement comply with the notification and filing requirements of the HSR Act and use its commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act and (ii) respond as promptly as practicable to (x) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (y) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Entity in connection with antitrust or related matters. Each of the Target Companies and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any lawsuit or legal proceeding by or before any Governmental Entity with respect to the Mergers or any of the other transactions contemplated by this Agreement;
(ii) keep the other party informed as to the status of any such lawsuit or legal proceeding or threat; and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Mergers. Except as may be prohibited by any Governmental Entity or by any Legal Requirement, (i) the parties will consult and cooperate with each other, and will consider in good faith the views of each another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any lawsuit or legal proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law and (ii) in connection with any such lawsuit or legal proceeding, each of the parties will permit authorized representatives of the other parties to be present at each meeting or conference relating to any such lawsuit or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such lawsuit or legal proceeding. At the request of Parent, each of the Target Companies shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to such Target Company's or its subsidiaries' ability to operate or retain any of the businesses, product lines or assets of such Target Company or any of its subsidiaries, provided that any such action is conditioned upon the consummation of the Mergers. The foregoing shall not require Parent to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to Parent's or its subsidiaries' ability to operate or retain any of the businesses, product lines or assets of Parent or any of its subsidiaries or to consent to or agree to any of the foregoing in order to fulfill any condition or obtain any consent to any divestiture in order to obtain the approval of any Governmental Entity. Nothing set forth in this
Section 5.05(a) will limit or affect actions permitted to be taken pursuant to
Section 4.03.

               (b) In connection with and without limiting the foregoing, if any state takeover statute or similar statute or regulation becomes applicable to the Mergers, this Agreement or any of the other transactions contemplated hereby, each of the parties shall use commercially reasonable efforts to take all action necessary to ensure that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement.


                                      42.

        SECTION 5.06 PUBLIC ANNOUNCEMENTS. Parent and the Target Companies will consult with each other before issuing, and provide each other the opportunity to review, comment upon and approve, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 5.07 TARGET COMPANIES AFFILIATES. Promptly following the date of this Agreement, the Target Companies shall deliver to Parent a list of names and addresses of each person who, in the Target Companies' reasonable judgment, is an affiliate of each of the Target Companies within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (the "Target Companies Affiliates"). The Target Companies shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Target Companies shall (i) deliver or cause to be delivered to Parent on or prior to the Closing Date, an affiliate letter in the form attached hereto as Exhibit 5.07 (an "Affiliate Letter") executed by the Holder Representative and (ii) use commercially reasonable efforts to cause to be delivered to Parent on or prior to the Closing Date, an Affiliate Letter executed by each of the other Target Companies Affiliates identified in the foregoing list. Parent shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any Parent Common Stock to be received by the Target Companies Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such letters.

        SECTION 5.08  TAX MATTERS.

               (a) At or prior to the Closing, Parent and the Target Companies shall execute and deliver to Cooley Godward LLP, counsel to Parent, and to Latham & Watkins, counsel to the Target Companies, tax representation letters in customary form (the "Tax Representation Letters"). Following delivery of the Tax Representation Letters, each of Parent and each Target Company shall use its reasonable efforts to cause Cooley Godward LLP and Latham & Watkins, respectively, to deliver to it a tax opinion, satisfying the conditions in Sections 6.01(k) and 6.02(j). In rendering such opinions, each of such counsel shall be entitled to rely on the Tax Representation Letters.

               (b) Neither Parent nor the Target Companies, nor any of their respective Affiliates, shall take any action, or fail to take any action, prior to or after the Effective Time that would prevent the Mergers from qualifying as reorganizations described in Section 368(a) of the Code. Each of the Target Companies and Parent shall cause all tax returns relating to the Mergers to be filed on the basis of treating the Mergers as reorganizations under Section 368(a) of the Code. Notwithstanding anything to the contrary contained in this Agreement, this Section 5.08 shall survive without limitation.

        SECTION 5.09 STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, none of the Target Companies or


                                      43.

Parent shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries or affiliates is a party (other than the Confidentiality Agreement pursuant to its terms or by written agreement of the parties thereto). During such period, the Target Companies or Parent, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

        SECTION 5.10 STOCKHOLDER APPROVAL OF PARACHUTE PAYMENTS. The Target Companies shall use all reasonable efforts to obtain Target Companies stockholder approval satisfying the requirements of Code Section 280G(b)(5) and the regulations thereunder for any payments that would otherwise be "parachute payments" (as defined in Section 280G of the Code) related to the transactions contemplated by or related to this Agreement, such that all of any such payments will not fail to be deductible by the Target Companies or its successor as a result of Section 280G of the Code.

        SECTION 5.11 FINANCING. Parent shall, and shall cause its subsidiaries to, use its best efforts to (a) consummate on or prior to the Closing Date the transactions contemplated by the Commitment Letter and (b) at the Closing to repay, or cause the Target Companies to repay, the Closing Debt outstanding as of the Closing.

        SECTION 5.12 CERTIFICATES OF DESIGNATIONS. Prior to the Closing, Parent shall file for record with the Secretary of State of the State of Delaware the Bridge Preferred Stock Certificate of Designations and the Permanent Preferred Stock Certificate of Designations in the forms attached hereto as Exhibits C and D, respectively.

        SECTION 5.13 DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE.

               (a) From and after the Effective Time, Parent agrees that it will cause the Surviving Corporations to continue to indemnify and hold harmless each present and former director and officer of either of the Target Companies or any of their respective subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that either of the Target Companies or their respective subsidiaries, as the case may be, would have been permitted under Delaware law and their respective certificates of incorporation or by-laws in effect on the date hereof to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable law); provided that the person to whom such expenses are advanced provides an undertaking to the applicable Surviving Corporation to repay such advances if it is ultimately determined that such person is not entitled to indemnification; provided, further, that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and the certificate of incorporation and by-laws of the applicable Surviving Corporation or its subsidiary thereof shall be made by independent counsel selected by the applicable Surviving Corporation.


                                      44.

               (b) On or prior to the Closing Date, the Target Companies shall purchase and pay for extended reporting period endorsements under their, and their respective subsidiaries', respective existing directors' and officers' liability insurance coverage (the "D&O Insurance") for their respective directors and officers (including current and former directors and officers currently covered by such D&O Insurance coverage), which shall provide such directors and officers of the respective Target Companies and their respective subsidiaries with coverage for six (6) years from the Effective Time of not less than the existing coverage under the respective D&O Insurance coverage currently maintained by the respective Target Companies and their respective subsidiaries. Provided that Parent has received evidence reasonably satisfactory to it that the Target Companies have paid for such coverage on or prior to the Closing Date, the Closing Cash shall be deemed to be increased by the lesser of (i) one-half of the aggregate premium payments for such six year tail coverage and
(ii) $300,000.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

        SECTION 6.01 CONDITIONS TO OBLIGATIONS OF PARENT AND THE MERGER SUBS. The obligation of Parent and the Merger Subs to effect the Mergers is further subject to satisfaction or waiver of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Target Companies contained in this Agreement that is qualified by "material adverse effect" shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specific date, which shall be true and correct as of that date), except for changes after the date hereof which are contemplated or expressly permitted by this Agreement. Each of the representations and warranties of the Target Companies contained in this Agreement that are not qualified by "material adverse effect" shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specified date, which shall be true and correct as of that date), except
(i) for changes after the date hereof which are contemplated or expressly permitted by this Agreement and (ii) where all such failures to be true and correct, individually or in the aggregate, do not constitute a material adverse effect with respect to the Target Companies.

               (b) PERFORMANCE OF OBLIGATIONS. The Target Companies shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

               (c) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement there shall not have been any material adverse effect on the Target Companies, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect on the Target Companies.

               (d) GOVERNMENTAL AND REGULATORY APPROVALS. Other than (i) the filing provided for under Section 1.03 and the receipt of approvals in respect thereof, which shall have


                                      45.

been obtained in form and substance reasonably satisfactory to Parent, and (ii) any novations or consents required in connection with the Target Companies' government contracts, any other Contracts with any Governmental Entity or any subcontracts under any such government contracts or other Contracts with any Governmental Entity or in connection with United States Government security clearances, all Consents and actions of, filings with and notices to any Governmental Entity required of the Target Companies, Parent or any of their subsidiaries to consummate the Mergers and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporation and its prospective subsidiaries, taken as a whole, shall have been obtained in form and substance reasonably satisfactory to Parent. The waiting period, if any, applicable to each of (i) the consummation of the Mergers, (ii) the issuance of the Common Stock Merger Consideration and (iii) the issuance of the Bridge Preferred Stock Merger Consideration (and the conversion thereof into shares of Parent Common Stock), in each case, under the HSR Act shall have expired or been terminated.

               (e) NYSE APPROVAL. The Common Stock Merger Consideration and the Conversion Shares shall have been approved for listing on the NYSE, subject to official notice of issuance, and in the case of the Conversion Shares, receipt of Parent Stockholder Approval.

               (f) CONSENTS. All material Consents identified in Schedule 6.01 of this Agreement shall have been obtained and shall be in full force and effect.

               (g) NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Mergers by Parent shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or applicable to the Mergers that makes consummation of the Mergers by Parent illegal.

               (h) DISSENTING STOCKHOLDERS. The holders of not more than 2% of the Target Companies Common Stock shall have delivered a written demand for appraisal of their respective shares of Target Companies Common Stock pursuant to Section 262 of the DGCL.

               (i) NO GOVERNMENTAL LITIGATION. There shall not be pending any Legal Proceeding in which a Governmental Entity is a party: (i) seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement; (ii) relating to the Mergers and seeking to obtain from Parent or the Target Companies, any damages or other relief that would constitute a material adverse effect on Parent or the Target Companies; (iii) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporations; (iv) that would materially and adversely affect the right of Parent or the Target Companies to own the assets or operate the business of the Target Companies in such a way as to have a material adverse effect on the Target Companies; or (v) seeking to compel the Target Companies, Parent or any of their respective subsidiaries, to dispose of or hold separate any assets, as a result of the Mergers or any of the other transactions contemplated by this Agreement in such a way as to have a material adverse effect on the Target Companies.


                                      46.

               (j) DOCUMENTS.

                   (i) Parent shall have received a certificate executed on behalf of each of the Target Companies by an executive officer of such Target Company, confirming that the conditions set forth in Sections 6.01(a) and (b), have been duly satisfied (the "Target Companies' Closing Certificate");

                   (ii) The Escrow Agreement shall have been executed and delivered by the Escrow Agent (as defined in the Escrow Agreement) and the Holder Representative; and

                   (iii) the Holder Representative shall have executed and delivered to Parent:

                       (A) a copy of the Registration Rights Agreement substantially in the form attached as Exhibit E hereto (the "Registration Rights Agreement"); and

                       (B) a copy of the Management Rights and Standstill Agreement in the form attached as Exhibit F hereto (the "Management Rights and Standstill Agreement").

               (k) TAX OPINION. Cooley Godward LLP shall have delivered an opinion to Parent and the Merger Subs, based upon the Tax Representation Letters, to the effect that the Mergers will be treated as reorganizations described in Section 368(a) of the Code (it being understood that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Latham & Watkins renders such opinion to Parent).

               (l) UNACCREDITED INVESTORS; STOCKHOLDER CERTIFICATIONS. There shall be no more than an aggregate of 35 holders of Target Companies Common Stock who have not been cashed out in accordance with Section 4.04(a) who are not "accredited investors" (as such term is defined in the Securities Act). Carlyle EG&G LLC and the Holder Representative shall have completed, executed and delivered to Parent a stockholder certification in the form attached as Exhibit G.

               (m) TERMINATION OF MANAGEMENT AGREEMENT. Each of the following agreements shall have been terminated: (x) that certain Management Agreement dated August 20, 1999 between EG&G Technical Services, Inc. and TC Group Management, L.L.C. and (y) that certain Management Agreement dated September 16, 1997 between Lear Siegler Services, Inc. and TC Group Management, L.L.C.

        SECTION 6.02 CONDITIONS TO OBLIGATIONS OF THE TARGET COMPANIES. The obligation of the Target Companies to effect the Mergers is further subject to satisfaction or waiver of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and the Merger Subs contained in this Agreement that is qualified by "material adverse effect" shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specific date, which shall be true and correct as of that date), except for changes


                                      47.

after the date hereof which are contemplated or expressly permitted by this Agreement. Each of the representations and warranties of Parent and the Merger Subs contained in this Agreement that are not qualified by "material adverse effect" shall be true and correct in all respects as of the date hereof and as of the Closing, as if made anew at and as of that time (other than representations and warranties made as of a specified date, which shall be true and correct as of that date), except (i) for changes after the date hereof which are contemplated or expressly permitted by this Agreement and (ii) where all such failures to be true and correct, individually or in the aggregate, do not constitute a material adverse effect with respect to Parent.

               (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND THE MERGER SUBS. Parent and the Merger Subs shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date.

               (c) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have been any material adverse effect on Parent, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a material adverse effect on Parent.

               (d) VALUE OF MERGER CONSIDERATION. (i) The sum of (x) the product of the Common Stock Merger Consideration multiplied by the Parent Closing Stock Price, plus (y) Aggregate Bridge Preferred Liquidation Value shall be at least
(ii) $156,705,000.

               (e) GOVERNMENTAL AND REGULATORY APPROVALS. Other than (i) the filing provided for under Section 1.03 and the receipt of approvals in respect thereof, which shall have been obtained in form and substance reasonably satisfactory to the Target Companies, and (ii) any novations or consents required in connection with the Target Companies' government contracts, any other Contracts with any Governmental Entity or any subcontracts under any such government contracts or other Contracts with any Governmental Entity or in connection with United States Government security clearances, all Consents and actions of, filings with and notices to any Governmental Entity required of the Target Companies, Parent or any of their subsidiaries to consummate the Mergers and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporations and their prospective subsidiaries, taken as a whole, shall have been obtained in form and substance reasonably satisfactory to the Target Companies. The waiting period, if any, applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

               (f) CERTIFICATES OF DESIGNATIONS. The Bridge Preferred Stock Certificate of Designations and the Permanent Preferred stock Certificate of Designations shall have been filed for record with the Secretary of State of the State of Delaware and each shall be effective.

               (g) SECTION 203 EXEMPTION. The transactions contemplated by this Agreement shall have been exempted from the provisions of Section 203 of the DGCL.


                                      48.

               (h) DOCUMENTS.

                   (i) The Target Companies shall have received a certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 6.02(a) and (b) have been duly satisfied;

                   (ii) The Escrow Agreement shall have been executed and delivered by each of the Escrow Agent and Parent; and

                   (iii) Parent shall have executed and delivered to the Target
Companies:

                       (A) a copy of the Registration Rights Agreement; and

                       (B) a copy of the Management Rights and Standstill Agreement.

               (i) REPAYMENT OF DEBT. Parent shall have repaid, or caused the Target Companies to repay, the Closing Debt and the lenders under the Lear Credit Facility shall have executed and delivered to LSS Holdings L.L.C. a written release of LSS Holdings L.L.C. from all guarantees of obligations under the Lear Guarantees, in form and substance reasonably satisfactory to Lear and its counsel.

               (j) TAX OPINION. Latham & Watkins shall have delivered an opinion to the Target Companies, based upon the Tax Representation Letters, to the effect that the Mergers will be treated as reorganizations described in Section 368(a) of the Code (it being understood that if Latham & Watkins does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion to the Target Companies).

               (k) NYSE APPROVAL. The Common Stock Merger Consideration and the Conversion Shares shall have been approved for listing on the NYSE, subject to official notice of issuance, and in the case of the Conversion Shares, receipt of Parent Stockholder Approval.

               (l) NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Mergers by the Target Companies shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or applicable to the Mergers that makes consummation of the Mergers by Target Companies illegal.

               (m) ELECTION OF DIRECTOR. All actions shall have been taken by Parent and its Board of Directors so that, immediately upon the Effective Time, the Board of Directors shall consist of no more than twelve directors (including the director elected as provided herein) and the individual named in Section 2(b) of the Management Rights and Standstill Agreement (or such replacement as designated by the Carlyle Entities (as defined in the Management Rights and Standstill Agreement) in accordance with the terms thereof) shall be appointed to Parent's Board of Directors effective as of the Effective Time.


                                      49.

        SECTION 6.03 FRUSTRATION OF CLOSING CONDITIONS. Neither Parent nor the Target Companies may rely on the failure of any condition set forth in Section
6.01 or 6.02, as the case may be, to be satisfied if such failure was caused by such party's failure to use all reasonable efforts to consummate the Mergers and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.

                                   ARTICLE VII

                                   TERMINATION

        SECTION 7.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

               (a) by mutual written consent of Parent and the Target Companies;

               (b) by either Parent or the Target Companies if the Mergers shall not have been consummated by September 30, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Mergers to be consummated by such time;

               (c) by either Parent or the Target Companies if a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently enjoining or otherwise prohibiting either of the Mergers;

               (d) by Parent if (i) any of the Target Companies' representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.01(a) would not be satisfied, or (ii) any of the Target Companies' covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.01(b) would not be satisfied; provided, however, that if an inaccuracy in any of the Target Companies' representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Target Companies is curable by the Target Companies within 20 days after notice of such breach and the Target Companies are continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 7.01(d) on account of such inaccuracy or breach unless such breach is continuing for a period of 20 days after notice of such breach; or

               (e) by the Target Companies if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 6.02(a) would not be satisfied, or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in
Section 6.02(b) would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent within 20 days after notice of such breach and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then


                                      50.

the Target Companies may not terminate this Agreement under this Section
7.01(e) on account of such inaccuracy or breach unless such breach is continuing for a period of 20 days after notice of such breach.

        SECTION 7.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by the Target Companies or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, the Merger Subs, the Target Companies, other than the last sentence of Section 5.04, this Section 7.02 and Article VIII, which provisions survive such termination; provided, however, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement. Without limiting the generality of the foregoing, in the event that (i) this Agreement is terminated pursuant to
Section 7.01(b) or Section 7.01(e), (ii) prior to such termination, the conditions set forth in Section 6.01 had been satisfied, and (iii) prior to such termination, Parent and/or one of the Merger Subs shall have failed or refused to consummate the transactions contemplated hereby, such failure or refusal shall constitute a willful and material breach of this Agreement by Parent (a "Terminating Parent Breach"). Without limiting the generality of the foregoing, in the event this Agreement is terminated pursuant to Section 7.01(b) or Section 7.01(d), (ii) prior to such termination, the conditions set forth in Section
6.02 had been satisfied, and (iii) prior to such termination, the Target Companies shall have failed or refused to consummate the transactions contemplated hereby, such failure or refusal shall constitute a willful and material of this Agreement by the Target Companies. In the event of a Terminating Parent Breach resulting directly or indirectly from or arising directly or indirectly out of the failure of Parent to obtain the financing contemplated by the Commitment Letter or the failure of the conditions precedent to such financing set forth in the Commitment Letter to be satisfied, (i) Parent shall pay to the Holder Representative (or to the Target Companies in such proportion as is designated in writing by the Holder Representative), within five (5) Business Days of the date of such termination of this Agreement, $2,000,000 in cash, by wire transfer of immediately available funds to an account designated in writing by the Holder Representative, as liquidated damages for such Terminating Parent Breach and (ii) such Payment shall constitute the sole and exclusive remedy for such Terminating Parent Breach.

        SECTION 7.03 PROCEDURE FOR TERMINATION. A termination of this Agreement pursuant to Section 7.01 shall, in order to be effective, require, in the case of Parent or either of the Target Companies, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VIII

                              INDEMNIFICATION, ETC.

        SECTION 8.01  SURVIVAL OF REPRESENTATIONS, ETC.

               (a) The representations and warranties made by the Target Companies (including the representations and warranties set forth in Section 3 and the representations and warranties set forth in the Target Companies Closing Certificate) shall survive the Closing and


                                      51.

shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (as defined in Section 10.02) (acting in good faith) delivers to the Holder Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Target Companies (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.02 based on such alleged inaccuracy or breach (a "Claim Notice"), then the claim asserted in such Claim Notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

               (b) The representations and warranties made by Parent in Sections 3.02(a), (c), (d), (e), (f)(i) and (k) and in the Parent Closing Certificate solely with respect to such sections shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (as defined in Section 10.02) (acting in good faith) delivers to Parent a Claim Notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Parent in Sections 3.02(a), (c), (d),
(e), (f)(i) and (k) (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.04 based on such alleged inaccuracy or breach, then the claim asserted in such Claim Notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. All other representations and warranties made by Parent and the Merger Subs shall terminate and expire as of the Effective Time, and any liability of Parent or the Merger Subs with respect to all such representations and warranties (other than Sections 3.02(a), (c), (d), (e), (f)(i) and (k)) shall thereupon cease.

        SECTION 8.02 INDEMNIFICATION BY SELLERS. From and after the Effective Time (but subject to Section 8.01(a)), the Parent Indemnitees may seek indemnification to the fullest extent permitted by law solely from the Stock Escrow Fund (as defined in the Escrow Agreement) for any Damages that are suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of: (a) any inaccuracy in, or breach of, any representation or warranty set forth in Section 3.01 or in the Target Companies Closing Certificate, in the case of any representation or warranty qualified by "material adverse effect," or any material inaccuracy in, or breach of, any representation or warranty set forth in Section 3.01 or in the Target Company Closing Certificate, in the case of any representation or warranty not qualified by "material adverse effect";
(b) any breach of any covenant or obligation of the Target Companies; or (c) the exercise by any holder of Target Companies Common Stock of such holder's appraisal rights under Section 262 of the DGCL which results in such Dissenting Stockholder receiving an amount per share in excess of the Merger Consideration per share of Target Companies Common Stock (in which case the Parent Indemnitees shall be entitled to receive the difference between (A) the amount paid to such Dissenting Stockholder pursuant to the appraisal proceedings and (B) the product of (1) the Merger Consideration per share of Target Companies Common Stock and
(2) the total number of Dissenting Shares subject to such appraisal proceedings).

        SECTION 8.03 THRESHOLD FOR PARENT INDEMNITEES. The Parent Indemnitees shall not be entitled to seek any indemnification payment pursuant to Section
8.02 for any inaccuracy in or


                                      52.

breach of any of the representations and warranties set forth in Section 3.01 or the Target Companies Closing Certificate until such time as the total amount of all Damages that have been suffered or incurred by any one or more of the Parent Indemnitees and for which the Parent Indemnitees would otherwise be entitled to indemnification pursuant to Section 8.02(a), exceeds $3,000,000 in the aggregate (the "Damages Threshold"), at which point the Parent Indemnitees shall, subject to the last sentence of this Section 8.03, be entitled to recover the total amount of all Damages; provided, however, that the Damages Threshold shall not apply to any Damages arising from claims made pursuant to Section 8.02(c) above and Parent shall be entitled to recover the entire amount of any Damages related to any claim made therein, and any amount recovered under Section 8.02(c) shall not be included for purposes of determining whether the Damages Threshold has been reached. In no event shall the aggregate amount of Damages for which Parent Indemnitees shall be entitled to indemnification exceed $20,000,000.

        SECTION 8.04 INDEMNIFICATION BY PARENT. From and after the Effective Time (but subject to Section 8.01(b)), Parent shall indemnify, defend and hold the Seller Indemnitees harmless to the fullest extent permitted by law for any Damages that are suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of: (i) any inaccuracy in, or breach of, any representation or warranty set forth in Sections 3.02(a), (c), (d), (e), (f)(i) and (k) or in the Parent Closing Certificate with respect to such sections, in the case of any representation or warranty qualified by "material adverse effect," or any material inaccuracy in, or breach of, any representation or warranty set forth in Sections 3.02(a), (c), (d), (e), (f)(i) and (k) or in the Parent Closing Certificate with respect to such sections, in the case of any representation or warranty not qualified by "material adverse effect"; or (ii) any breach of any covenant or obligation of Parent.

        SECTION 8.05 THRESHOLD FOR SELLER INDEMNITEES. The Seller Indemnitees shall not be entitled to seek any indemnification payment pursuant to Section
8.04 for any inaccuracy in or breach of any of the representations and warranties set forth in Section 3.02(a), (c), (d), (e), (f)(i) and (k) until such time as the total amount of all Damages that have been suffered or incurred by any one or more of the Seller Indemnitees and for which the Seller Indemnitees would otherwise be entitled to indemnification pursuant to Section 8.04, exceeds $3,000,000 in the aggregate, at which point the Seller Indemnitees shall, subject to the last sentence of this Section 8.05, be entitled to recover the total amount of all Damages. In no event shall the aggregate amount of Damages for which Seller Indemnitees shall be entitled to indemnification exceed $20,000,000.

        SECTION 8.06 EXCLUSIVE REMEDY. From and after the Closing, recourse of Parent to the Escrow Stock Fund (as defined in the Escrow Agreement) pursuant to the Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Parent Indemnitees (or any person claiming by or through them) for damages for any inaccuracy in or breach of any representation, warranty, covenant or other obligation contained in this Agreement.

        SECTION 8.07 CERTAIN LIMITATIONS. The rights of the Indemnitees to indemnification under Section 8.02 or 8.04, as applicable, constitutes the sole and exclusive remedy of such Indemnitees following the Closing for any breach or violation of, or default under, the terms of this Agreement. Except for any claim for indemnification pursuant to Section 8.02 or 8.04, as applicable, no Indemnitee shall assert or bring any claim for indemnification following the


                                      53.

Closing for any breach or violation of, or default under, the terms of this Agreement, or otherwise assert against any party any suit, claim or allegation relating to or arising out of this Agreement or the transactions contemplated hereby. No Indemnitee shall be entitled to indemnification pursuant to Section
8.02 or 8.04, as applicable, unless such Indemnitee asserts such claim for indemnification prior to the first anniversary of the Closing Date by providing written notice of such claim to the Holder Representative, in the case of a Parent Indemnitee, or Parent, in the case of a Seller Indemnitee. For purposes hereof, all Damages shall be calculated after giving effect to any related Tax Benefit and net of any related reserves and amount received from third parties, including without limitation insurance proceeds recovered under insurance policies with respect to any indemnifiable Damages.

        SECTION 8.08 INDEMNIFICATION PROCEDURES. If any claim, action, suit or proceeding covered by the foregoing agreements to indemnify and hold harmless (a "Proceeding") shall arise, the Indemnitee seeking indemnification shall give written notice thereof to the Holder Representative, in the case of a Parent Indemnitee, or to Parent, in the case of a Seller Indemnitee (the "Indemnitor"), promptly, but in any event within ten days, after the Indemnitee learns of the existence of such Proceeding; provided, however, that the Indemnitee's failure to give the Indemnitor prompt notice shall not release the Indemnitor except to the extent such party is prejudiced by such failure. Such notice shall describe the claim in reasonable detail and include copies of all related notices and documents (including court papers) served on or received by the Indemnitee. The Indemnitor shall have the right to participate in such claim or action, to assume the defense thereof with counsel reasonably acceptable to the Indemnitee, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that, Indemnitor shall not, without the consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), settle, or consent to entry of any judgment in any Proceeding (i) without obtaining a release of the Indemnitee from, or acknowledging its obligation to indemnify the Indemnitee for, all Damages in respect of the claims underlying such Proceeding, and (ii) where the sole relief provided in connection with such settlement, consent or judgment is monetary damages. Notwithstanding the assumption of the defense of any Proceeding by an Indemnitor, the Indemnitee shall be entitled to participate (at its own expense) in such Proceeding. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such Proceeding. If the Indemnitor fails to assume the defense of such Proceeding within thirty
(30) days after receiving notice thereof from the Indemnitee, the Indemnitee shall have the right to undertake the defense and settlement of any such Proceeding, at the Indemnitor's expense; provided that, if the Indemnitee assumes the defense of any such Proceeding, (x) the Indemnitee shall not settle such Proceeding prior to final judgment thereon or forego any appeal with respect thereto without the prior written consent of the Indemnitor (which consent may not be unreasonably withheld) and (y) if such Indemnitee is a Parent Indemnitee, the costs of such defense by such Parent Indemnitee will be funded from the Stock Escrow Fund.

        SECTION 8.09 EXERCISE OF REMEDIES BY INDEMNITEES. No Parent Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto


                                      54.

or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. No Seller Indemnitee shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Holder Representative (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

        SECTION 8.10 TAX TREATMENT OF INDEMNIFICATION. All amounts paid pursuant to this Article VIII shall be treated for tax purposes as adjustments to the Merger Consideration.

                                   ARTICLE IX

                              HOLDER REPRESENTATIVE

        SECTION 9.01 DESIGNATION AND REPLACEMENT OF HOLDER REPRESENTATIVE. The parties have agreed that it is desirable to designate a representative to act on behalf of holders of the Target Companies Common Stock and Target Companies Stock Options for certain limited purposes, as specified herein (the "Holder Representative"). The parties have designated EG&G Technical Services Holdings, L.L.C. as the initial Holder Representative, and approval of this Agreement by the holders of the Target Companies Common Stock and Stock Options shall constitute ratification and approval of such designation. The Holder Representative may resign at any time, and the Holder Representative may be removed by holders that collectively owned more than 50% of the shares of EG&G Common Stock at the Effective Time and 50% of the shares of Lear Common Stock at the Effective Time ("Majority Holders"). In the event that a Holder Representative has resigned or been removed, a new Holder Representative shall be appointed by a vote of Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Holder Representative.

        SECTION 9.02 AUTHORITY AND RIGHTS OF HOLDER REPRESENTATIVE; LIMITATIONS ON LIABILITY. The Holder Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement; provided, however, that the Holder Representative will have no obligation to act on behalf of the holders of Target Companies Common Stock and Target Companies Stock Options, except as expressly provided herein. Without limiting the generality of the foregoing, the Holder Representative shall have full power, authority and discretion to estimate and determine the amounts of Holder Allocable Expenses and to pay such Holder Allocable Expenses in accordance with
Section 2.05. The Holder Representative will have no liability to Parent, the Target Companies or the holders of Target Companies Common Stock and Target Companies Stock Options with respect to actions taken or omitted to be taken in its capacity as Holder Representative, except with respect to the Holder Representative's gross negligence or willful misconduct. The Holder Representative will at all times be entitled to rely on any directions received from the Majority Holders; provided, however, that the Holder Representative shall not be required to follow any such direction, and shall be under no obligation to take any action in its capacity as Holder Representative, unless the Holder Representative has been provided with funds, security or indemnities which, in the sole determination of the Holder Representative, are sufficient to protect the Holder Representative against the costs, expenses and liabilities which may be incurred by the Holder Representative in responding to such direction or taking such action. The Holder Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem


                                      55.

necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Holder Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The Holder Representative shall be entitled to reimbursement, from funds paid to it under Section 2.05 of this Agreement and/or otherwise received by it in its capacity as Holder Representative pursuant to or in connection with this Agreement, for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Holder Representative in such capacity, and for indemnification against any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as Holder Representative (except for those arising out of the Holder Representative's gross negligence or willful misconduct).

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

        SECTION 10.01 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent and the Merger Subs, to:

                                    URS CORPORATION
                                    100 California Street, Suite 500
                                    San Francisco, CA  94111
                                    Facsimile No.  (415) 398-2621
                                    Attention:  Kent P. Ainsworth

                  with a copy to:

                                    COOLEY GODWARD LLP
                                    One Maritime Plaza
                                    San Francisco, California  94111
                                    Telecopy No.:  (415) 951-3699
                                    Attention:  Samuel M. Livermore, Esq.

               (b) if to the Holder Representative or, prior to the Effective Time, the Target Companies, to

                                    EG&G TECHNICAL SERVICES HOLDINGS, L.L.C.
                                    c/o The Carlyle Group
                                    1001 Pennsylvania Ave., N.W., Suite 200
                                    Washington, D.C.  20004-2505
                                    Facsimile No.  (202) 347-9250
                                    Attention:  Joseph E. Lipscomb
                                    Telecopy No.: (202) 347-9250


                                      56.

                   with a copy to:

                                    LATHAM & WATKINS
                                    555 Eleventh St., N.W.
                                    Suite 1000
                                    Washington, D.C.  20004-1304
                                    Telecopy No.:  (202) 637-2201
                                    Attention:  Daniel T. Lennon

        SECTION 10.02 DEFINITIONS.  For purposes of this Agreement:

               (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

               (b) "Aggregate EG&G Option Exercise Price" means the sum of the cash exercise price payable upon exercise in full of all EG&G Stock Options purchased pursuant to Section 4.04;

               (c) "Aggregate Lear Option Exercise Price" means the sum of the cash exercise price payable upon exercise in full of all Lear Stock Options purchased pursuant to Section 4.04;

               (d) "Cashed Out Securities" has the meaning specified in Section 4.04(b).

               (e) "Closing Cash" means (i) the actual aggregate cash and cash equivalents on hand of the Target Companies as of the close of business on the Closing Date, determined in accordance with GAAP plus (ii) the Aggregate Cash Out Amount;

               (f) "Closing Debt" means the amount required to pay in full and fully discharge as of the Closing Date the Eagle Credit Facility and the Lear Credit Facility;

               (g) "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization);

               (h) "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature;

               (i) "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including reasonable costs of investigation) or expense (but excluding any punitive damages);


                                      57.

               (j) "EG&G Credit Facility" means that Credit Agreement dated as of August 20, 1999 among EG&G Technical Services, Inc., as borrower, Carlyle-EG&G Holdings Corp., as guarantor, and in each case as defined therein, the Lenders, the Issuing Banks, the Administrative Agent, the Syndication Agent, and the Arrangers.

               (k) "EG&G Stock Option" means each unexercised option to purchase shares of EG&G Common Stock;

               (l) an "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern;

               (m) "Fully Diluted EG&G Shares" means the sum of (i) all outstanding shares of EG&G Common Stock as of the Closing Date (excluding the shares of EG&G Common Stock purchased pursuant to Section 4.04) plus (ii) the number of shares of EG&G Common Stock purchased pursuant to Section 4.04 plus
(iii) the number of shares of EG&G Common Stock underlying all EG&G Stock Options purchased pursuant to Section 4.04;

               (n) "Fully Diluted Lear Shares" means the sum of (i) all outstanding shares of Lear Common Stock as of the Closing Date (excluding the shares of Lear Common Stock purchased pursuant to Section 4.04) plus (ii) the number of shares of Lear Common Stock being purchased pursuant to Section 4.04 plus (iii) the number of shares of Lear Common Stock underlying all Lear Stock Options purchased pursuant to Section 4.04;

               (o) "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement; or (b) right under any contract with any Governmental Entity);

               (p) "Indebtedness" of any person means all obligations of such person for borrowed money required to be reflected as indebtedness (including the current portion thereof) on such person's financial statements prepared in accordance with generally accepted accounting principles;

               (q) "Indemnitee" means a Parent Indemnitee or Seller Indemnitee;

               (r) "key employee" means, with respect to the Target Companies, George Melton, William Neeb, Stuart Young, Ed Katkic and Robert Rudisin and, with respect to Parent, Martin Koffel, Kent Ainsworth, Susan Kilgannon, Joseph Masters, David Nelson, Mark Perry, Irwin Rosenstein and Jean-Yves Perez;

               (s) "knowledge" of the Target Companies means the knowledge of George Melton, William Neeb, Stuart Young, Ed Katkic and Robert Rudisin following due inquiry of the other executive officers of each of the Target Companies, and of Parent or the Merger Subs


                                      58.

means Martin Koffel, Kent Ainsworth, Joseph Masters and David Nelson following due inquiry of the other executive officers of Parent;

               (t) "Lear Credit Facility" means that Credit Agreement dated as of September 16, 1997, as amended by that Amendment No. 1 and Consent dated as of October 23, 1997, as amended by that Amendment No. 2 dated as of November 3, 1997, as amended by that Amendment No. 4 dated as of April 30, 2002, among LSS Acquisition Corp., as borrower, UNC Aviation Services, Inc., as borrower, LSS Holdings, L.L.C., as guarantor, and in each case as defined therein, the institutions from time to time party thereto as Lenders, the Issuing Banks, and Citicorp USA, Inc., as Administrative Agent;

               (u) "Lear Guarantees" means the guarantees by LSS Holdings under the Lear Credit Facility;

               (v) "Lear Stock Option" means each unexercised option to purchase shares of Lear Common Stock;

               (w) "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel;

               (x) "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (or under the authority of the NYSE);

               (y) "material adverse change" or "material adverse effect" means, when used in connection with the Target Companies or Parent, any change, effect, event, occurrence or state of facts that is materially adverse to the business, assets, condition (financial or otherwise), operations, liabilities (whether contractual, environmental or otherwise) or properties of the Target Companies or Parent, as applicable, and their respective subsidiaries, taken as a whole, or would prevent or materially delay the consummation of the Mergers or otherwise have a material adverse effect on the ability of such party to perform its obligations under this Agreement;

               (z) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment;

               (aa) "Net Debt at Closing" means the "Closing Debt" less the "Closing Cash;"

               (bb) "Parent Indemnitee" means (a) Parent, (b) Parent's affiliates (including the Surviving Corporations); (c) the respective Representatives of the persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the persons referred to in clauses (a),
(b) and (c) above;


                                      59.

               (cc) "Permitted Liens" means (i) mechanics, materialmen's and similar Liens with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings, (ii) Liens for taxes not yet due and payable or which are being contested in good faith through appropriate proceedings, (iii) Liens arising in connection with the sale of foreign receivables, (iv) Liens on goods in transit incurred pursuant to documentary letters of credit, (v) Liens securing rental payments under capital lease agreements, (vi) Liens arising in favor of the United States Government as a result of progress payment clauses contained in any Government Contract, (vii) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property and (viii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money;

               (dd) "person" means an individual, corporation, partnership, limited liability companies, joint venture, association, trust, unincorporated organization or other entity;

               (ee) "Representative" means officers, directors, employees, agents, attorneys, accountants, advisors and other representatives;

               (ff) "Seller Indemnitee" means (a) any holder of Target Companies Common Stock at the Effective Time, (b) affiliates of the Persons referred to in clause (a); (c) any holder of Cashed Out Securities; (d) the respective Representatives of the persons referred to in clauses (a), (b) and (c) above; and (e) the respective successors and assigns of the persons referred to in clauses (a), (b), (c) and (d) above;

               (gg) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

               (hh) "Target Companies Stock Options" means the EG&G Stock Options and the Lear Stock Options; and

               (ii) "Tax Benefit" means a reduction in the tax liability (or increase in refund or credit or any item of deduction or expense) of a taxpayer for any taxable period. Except as otherwise provided in this Agreement, a Tax Benefit shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the tax liability of the taxpayer for such period, after taking into account the effect of the Tax Item, and any income recognized by the taxpayer pursuant to the indemnification provisions of this Agreement relating to the Tax Item, on the tax liability of such taxpayer in the current period and all prior periods, is less than it would have been had such tax liability been determined without regards to such Tax Item. For purposes of this definition, a "Tax Item" means any item of income, gain, loss, deduction, expense or credit, or other attribute that may have the effect of increasing or decreasing any tax.

        SECTION 10.03 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to,


                                      60.

this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

        SECTION 10.04 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 10.05 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        SECTION 10.06 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Mergers are consummated; provided that, in the event that the transactions contemplated hereby are not consummated, EG&G and Lear shall reimburse the Holder Representative for all costs and expenses incurred by the Holder Representative in connection with the transactions contemplated hereby.

        SECTION 10.07 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 10.08 LIMITED APPLICABILITY; ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein), the Escrow Agreement, the Voting Agreement, the Management Rights and Standstill Agreement, the Registration Rights Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among


                                      61.

the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.13 and Article VIII, are not intended to confer upon any person other than the parties any rights or remedies.

        SECTION 10.09 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

        SECTION 10.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 10.11 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

        SECTION 10.12 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.13 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


                                      62.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                URS CORPORATION

                                By: /s/ Kent P. Ainsworth
                                    ----------------------------------------
                                    Kent P. Ainsworth, Executive Vice
                                    President, Chief Financial Officer and
                                    Secretary


                                URS HOLDINGS, INC.

                                By: /s/ Kent P. Ainsworth
                                    ----------------------------------------

                                Name:
                                     ---------------------------------------

                                Title:
                                     ---------------------------------------

                                URS-LSS HOLDINGS, INC.

                                By: /s/ Kent P. Ainsworth
                                    ----------------------------------------
                                    Kent P. Ainsworth, Executive Vice
                                    President and Chief Financial Officer


                 Signature Page - Agreement and Plan of Merger

                                 CARLYLE EG&G HOLDINGS CORP.

                                 By: /s/ Joseph E. Lipscomb
                                    ----------------------------------------
                                     Joseph E. Lipscomb, Vice President


                                 LEAR SIEGLER SERVICES, INC.

                                 By: /s/ George R. Melton
                                    ----------------------------------------
                                     George R. Melton, President

                                 EG&G TECHNICAL SERVICES HOLDINGS,
                                 L.L.C., solely in its capacity as Holder
                                 Representative

                                 By: /s/ Joseph E. Lipscomb
                                    ----------------------------------------
                                     Joseph E. Lipscomb, Vice President

                 Signature Page - Agreement and Plan of Merger

                                   SCHEDULE A

                                   EG&G NOTES

                              ORIGINAL
                             PRINCIPAL
             MAKER            AMOUNT                DATE
    ------------------     -------------         ---------
    1.  George Melton      $1,000,000.00          12/29/00
    2.  Greg Trachta         $200,000.00          4/22/01
    3.  Greg Trachta            $100,000          01/04/02
    4.  Bill Neeb            $200,000.00         12/03/99
    5.  Bill Neeb               $100,000          01/30/02
    6.  Bob Rudisin           $50,000.00         12/18/99
    7.  Bob Rudisin             $100,000          01/31/02
    8.  Randy Wotring        $200,000.00         12/20/99
    9.  Randy Wotring           $100,000          01/30/02
    10. Lex Allen             $40,000.00         10/25/01
    11. Lex Allen                $60,000          01/30/02
    12. Mike Donnelly         $50,000.00         05/16/00
    13. Mike Donnelly            $46,000          01/29/02
    14. Dave Wallace         $200,000.00         09/18/01
    15. Dave Wallace            $100,000          01/02/02
    16. Ed Katkic            $400,000.00         01/05/02
    17. Stuart Young          $10,000.00          02/18/00
    18. Stuart Young             $20,000          04/09/01
    19. Stuart Young             $50,000          01/31/02
    20. Dick Williamson      $300,000.00         06/03/02
    21. John Kennedy             $50,000          01/22/02
    22. Greg Robinson           $100,000          01/28/02

                                   Schedule A

                                   SCHEDULE B
                                   LEAR NOTES

                                      NONE


                                   Schedule B

                                  Exhibit 5.07

                            Form of Affiliate Letter

                                                             _____________, 2002

URS Corporation
100 California Street, Suite 500
San Francisco, CA  94111-4529

Ladies and Gentlemen:

           The undersigned has been advised that as of the date of this letter he or she may be deemed to be an "affiliate" of URS Corporation, a Delaware corporation ("URS"), within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of July 16, 2002 (the "Merger Agreement") by and among Universe Corporation, URS Holdings, Inc., URS-LSS Holdings, Inc., Carlyle-EG&G Holdings Corp. ("Eagle"), Lear Siegler Services, Inc. ("Lear") and EG&G Technical Services Holdings, L.L.C., Eagle will be merged into Universe Holdings, Inc. and Lear will be merged into Universe-LSS Holdings, Inc. (the "Mergers"). Capitalized terms used in this letter, but not defined shall have the meanings set forth in the Merger Agreement.

           As a result of the Mergers, the undersigned may receive shares of Common Stock of Universe, shares of Series D Preferred Stock of Universe and/or shares of Series E Preferred Stock of Universe (the "Universe Shares") in exchange for shares of common stock of Eagle and/or shares of common stock of Lear ("Target Shares") owned by the undersigned. If in fact the undersigned is an "affiliate" of URS under the Act, the undersigned's ability to sell, exchange, pledge, assign, transfer, or otherwise dispose of URS Shares received by the undersigned in the Mergers may be restricted, unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited, and, to the extent necessary, the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such URS Shares of Rules 144 and 145(d) promulgated under the Act. The undersigned understands that URS will not be required to maintain the effectiveness of any registration statement under the Act for the purposes of resale of URS Securities by the undersigned, other than pursuant to the Registration Rights Agreement (as defined in the Merger Agreement), provided that, so long as the restrictions described in this letter are in effect, URS shall use its reasonable best efforts to meet the requirements of paragraph (c) of Rule 144 promulgated under the Act. Execution of this letter should not be considered an admission on the part of the undersigned that he or she is an "affiliate" of URS.

           The undersigned hereby represents to and covenants with URS that the undersigned will not sell, exchange, pledge, assign, transfer, or otherwise dispose of any URS Shares received by the undersigned in the Mergers, except (i) pursuant to an effective Registration Statement under the Act, or (ii) in a transaction which is not required to be registered under the Act or under Rule 145.

           The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing URS Shares received by the undersigned in connection with the Mergers or held by a transferee of the undersigned, which legends will be removed by delivery of substitute certificates without such legends (i) if a sale of URS Shares is effected in compliance with Rule 145(d)(1); (ii) if one year shall have elapsed from the date the undersigned acquired URS Shares in the Mergers and the undersigned provides evidence reasonably acceptable to URS that the provisions of Rule 145(d)(2) are then available to the undersigned; (iii) if two years shall have elapsed from the date the undersigned acquired URS Shares in the Mergers and the undersigned provides evidence reasonably acceptable to URS that the provisions of Rule 145(d)(3) are then available to the undersigned or (iv) upon receipt of an opinion in form and substance reasonably satisfactory to URS from counsel reasonably satisfactory to URS to the effect that such legends are no longer required for purposes of the Act, or (v) upon receipt of a "no action" letter obtained by the undersigned from the staff of the Securities and Exchange Commission.

           Subject to removal pursuant to the preceding paragraph, there will be placed on the certificates for URS Shares issued to the undersigned, or any substitutions therefor, a legend stating in substance:

           "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 (the "Securities Act") applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The shares may not be sold, pledged or otherwise transferred except (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in accordance with an exemption from the registration requirements of the Securities Act."

           The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, exchange, pledge, assignment, transfer, or other disposition of URS Securities, and (ii) the receipt by the URS of this letter prior to the closing of the Mergers is an inducement to URS consummating the Mergers.

           The agreement evidenced by this letter shall be binding upon the undersigned and the undersigned's successors and assigns, and shall be governed by, and construed in accordance with, the laws of the State of California.

                      [This Space Intentionally Left Blank]

        IN WITNESS WHEREOF, this letter has been duly executed as of the date first written above.

                                Very truly yours,

                                   By:
                                      ---------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                         ------------------------------

                 Exhibit A to the Agreement and Plan of Merger


                                ESCROW AGREEMENT


        THIS ESCROW AGREEMENT (the "AGREEMENT") is made and entered into as of ______________, 2002, by and among: URS CORPORATION, a Delaware corporation ("PARENT"); URS HOLDINGS, INC., a Delaware corporation and a wholly owned subsidiary of Parent; URS-LSS HOLDINGS, INC., a Delaware corporation and a wholly owned subsidiary of Parent (together with URS Holdings, Inc, the "MERGER SUBS"); EG&G TECHNICAL SERVICES HOLDINGS, L.L.C., as the Holder Representative (the "HOLDER REPRESENTATIVE"); and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association (the "ESCROW AGENT"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement, a copy of which is attached hereto.


                                    RECITALS

        A. Parent, the Merger Subs, Carlyle-EG&G Holdings Corp., (a "TARGET COMPANY"), Lear Siegler Services, Inc. (a "TARGET COMPANY" and, together with Carlyle-EG&G Holdings Corp., the "TARGET COMPANIES"), and the Holder Representative have entered into an Agreement and Plan of Merger and Reorganization dated as of July 16, 2002 (the "MERGER AGREEMENT"), pursuant to which the Target Companies will merge with and into the Merger Subs, and the stockholders of the Target Companies as of the Effective Time (as defined in the Merger Agreement) (the "TARGET STOCKHOLDERS") will receive, among other consideration, cash and shares of Series D Convertible Participating Preferred Stock of Parent (the "BRIDGE PREFERRED").

        B. The Merger Agreement contemplates the establishment of an escrow arrangement to (i) allow for adjustments to the Cash Merger Consideration resulting from any differences between the Estimated Net Debt at Closing and the Final Net Debt at Closing as set forth in Section 2.02 of the Merger Agreement and (ii) secure the indemnification rights of the Parent Indemnitees under
Article VIII of the Merger Agreement.

        C. Pursuant to Section 9.01 of the Merger Agreement, EG&G Technical Services Holdings, L.L.C. has been designated the Holder Representative for, among other things, certain matters set forth in Articles VIII and IX of the Merger Agreement.

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

        1. ESCROW FUNDS.

               (a) ESCROWED CASH. Immediately following the Closing, Parent shall deposit with the Escrow Agent, in immediately available funds, $5,000,000 (the "CASH ESCROW FUND"), to be held in escrow and invested by the Escrow Agent as provided in this Agreement. The Cash Escrow Fund shall be used only in connection with adjusting the Cash Merger Consideration as a result of differences between the Estimated Net Debt at Closing and the Final Net Debt at Closing as set forth in Section 2.02 of the Merger Agreement.



                                       1.

               (b) ESCROWED SHARES. Immediately following the Closing, Parent shall deliver to the Escrow Agent a certificate or certificates for shares of Bridge Preferred with an aggregate Liquidation Preference (as defined in the Merger Agreement) of $20,000,000 (determined as set forth in Section 2.01(e) of the Merger Agreement) (the "STOCK ESCROW FUND"), to be registered in the name of Embassy & Co. as nominee of the Escrow Agent and held in escrow by the Escrow Agent as provided in this Agreement. The Cash Escrow Fund and the Stock Escrow Fund shall be known collectively as the "ESCROW FUNDS." The shares of Bridge Preferred being held in the Stock Escrow Fund shall be referred to as the "ESCROW SHARES". The Escrow Funds shall be held as trust funds and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Target Stockholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Funds and to hold each of the Cash Escrow Fund and the Stock Escrow Fund in a separate escrow account (collectively, the "ESCROW ACCOUNTS") subject to the terms and conditions of this Agreement.

               (c) VOTING OF ESCROW SHARES. The Escrow Agent shall cause to be voted all of the Escrow Shares in the Stock Escrow Fund as to which it receives written instructions from the Target Stockholders whose Escrow Shares have been deposited into the Stock Escrow Fund in accordance with such instructions. The Escrow Agent shall rely upon the number of Escrow Shares set forth next to the name of each Target Stockholder on Exhibit A (as such Exhibit is revised from time to time by the written direction of Parent and the Holder Representative) hereto in determining how many shares of Escrow Shares a Target Stockholder has authority to cause the Escrow Agent to cause to be voted. In the absence of written directions from a Target Stockholder as to how Escrow Shares attributable to such Target Stockholder are to be voted, the Escrow Agent need not vote such shares. The Escrow Agent need not deliver proxy statements or other documents it may receive from Parent or any other person on behalf of Parent to the Target Stockholders.

               (d) DIVIDENDS, ETC. Any cash, securities or other property paid, whether by way of dividend or otherwise (other than shares distributed pursuant to a stock split), in respect of any Escrow Shares shall be distributed to the Target Stockholders in accordance with their ownership of such Escrow Shares as provided on Exhibit A. Any cash, securities or other property paid in exchange for any Escrow Shares shall not be distributed to the Target Stockholders, but rather shall be distributed to and held by the Escrow Agent in the Stock Escrow Fund. Unless and until the Escrow Agent shall actually receive such cash, securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Stock Escrow Fund are all that the Escrow Agent is required to hold in such account. At the time any Escrow Shares are released from the Stock Escrow Fund to any Person pursuant to this Agreement, any cash, securities or other property previously received by the Escrow Agent in exchange for such Escrow Shares or shares distributed pursuant to a stock split of Escrow Shares shall be released from the Stock Escrow Fund to such Person.

               (e) CONVERSION OF BRIDGE PREFERRED. Upon conversion of any of the Escrow Shares into shares of Parent Common Stock or Series E Senior Cumulative Convertible Participating Preferred Stock (the "SERIES E PREFERRED"), such shares of Common Stock or Series E Preferred Stock will be deemed to be "ESCROW SHARES" and will be governed by this Agreement in all respects. The Escrow Agent, as registered owner of the Escrow Shares, shall elect to convert Bridge Preferred held as Escrow Shares into either Parent Common Stock or



                                       2.

Series E Preferred upon the written direction of a Target Stockholder, to which written direction shall be attached the execution versions of documents required to be delivered to Parent to effect such conversion. Upon such conversion, Parent shall deliver to the Escrow Agent, in exchange for the applicable number of shares of Bridge Preferred, (i) the appropriate number of shares of Parent Common Stock or Series E Preferred, as applicable, and (ii) a revised version of Exhibit A, showing the correct allocation among the Target Stockholders of Bridge Preferred, Parent Common Stock and Series E Preferred being held as Escrow Shares. At any time, the Escrow Agent may assume that the most recent version of Exhibit A it has received correctly states the numbers and types of Escrow Shares it is required to hold in the Escrow Funds. At any one time, there will be only one class of stock outstanding constituting Escrow Shares.

               (f) NOTICE OF TRANSFER. No transfer of any interests of the Target Stockholders in the Escrow Accounts or the Escrow Shares shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer.

               (g) FRACTIONAL SHARES. No fractional shares of the Escrow Shares shall be retained in or released from the Escrow pursuant to this Agreement. In connection with any release of Escrow Shares from the Stock Escrow Fund, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Stock Escrow Fund and in order to avoid releasing any fractional share from the Stock Escrow Fund. When shares are "rounded down", cash-in-lieu payments shall be made to the appropriate Target Stockholder, and Parent shall provide the cash required to make such payments to the Escrow Agent.

        2. ADMINISTRATION OF CASH ESCROW FUND. Upon final determination of the Final Net Debt at Closing in accordance with Sections 2.02(c) and (d) of the Merger Agreement, each of Parent and the Holder Representative shall execute joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse the Cash Escrow Fund as follows:

               (a) FINAL NET DEBT AT CLOSING LESS THAN ESTIMATED NET DEBT AT CLOSING. If the Estimated Net Debt at Closing exceeds the Final Net Debt at Closing, then, promptly following the date on which the Escrow Agent receives such written instructions (the "NOTIFICATION DATE"), and in any event within five (5) business days of the Notification Date, the Escrow Agent shall distribute to the Target Stockholders the Cash Escrow Fund (together with all interest earned thereon) pro rata based on the percentage interests in the Cash Escrow Fund set forth on Exhibit A then in effect.

               (b) FINAL NET DEBT AT CLOSING MORE THAN ESTIMATED NET DEBT AT CLOSING. If the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, then, promptly following the Notification Date, and in any event within five (5) business days of the Notification Date, the Escrow Agent shall pay to Parent from the Cash Escrow Fund the amount by which the Final Net Debt at Closing exceeds the Estimated Net Debt at Closing, together with all interest earned on such amount. Any remaining cash in the Cash Escrow Fund (together with all interest earned on such amount) shall be distributed to the Target Stockholders pro rata based on the percentage interests in the Cash Escrow Fund set forth on Exhibit A then in effect.

        3. ADMINISTRATION OF STOCK ESCROW FUND. Except as otherwise provided herein, the Escrow Agent shall administer the Stock Escrow Fund as follows:



                                       3.

               (a) If any Parent Indemnitee has or claims to have incurred or suffered Losses for which it is or may be entitled to indemnification, compensation or reimbursement under Article VIII of the Merger Agreement, Parent may, on or prior to the Stock Escrow Fund Termination Date (defined below), deliver a written notice of claim (a "CLAIM NOTICE") to the Escrow Agent and the Holder Representative. Each Claim Notice shall state that such Parent Indemnitee believes that there is or has been a breach of a representation, warranty, covenant or obligation of either of the Target Companies contained in the Merger Agreement or closing certificates delivered in connection therewith. Each Claim Notice also shall specifically allege the inaccuracy or breach of a specific representation, warranty, covenant or obligation for a claim made pursuant to
Article VIII of the Merger Agreement and shall contain a reasonable description of the circumstances supporting such Parent Indemnitee's belief that there is or has been such a breach or that such Parent Indemnitee is or may be so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary good faith estimate of the amount of the Damages such Parent Indemnitee claims to have so incurred or suffered and for which such Parent Indemnitee believes it is or may be entitled to indemnification pursuant to Article VIII of the Merger Agreement (the "CLAIMED AMOUNT").

               (b) Within 20 business days after receipt by the Escrow Agent of a Claim Notice, the Holder Representative may deliver to Parent, to the Parent Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "RESPONSE NOTICE") in which the Holder Representative: (i) agrees that a whole number of Escrow Shares having a "MARKET VALUE" (as defined below) equal to the full Claimed Amount may be released from the Stock Escrow Fund to the Parent Indemnitee; (ii) agrees that a whole number of Escrow Shares having a Market Value equal to an amount less than the Claimed Amount (the "AGREED AMOUNT") may be released from the Stock Escrow Fund to the Parent Indemnitee; or
(iii) indicates that no part of the Claimed Amount may be released from the Stock Escrow Fund to the Parent Indemnitee. Any part of the Claimed Amount that is not to be released to the Parent Indemnitee shall be the "CONTESTED AMOUNT." If a Response Notice is not received by the Escrow Agent within such 20 business day period, then the Holder Representative shall be deemed to have agreed that a whole number of Escrow Shares having a Market Value equal to the full Claimed Amount may be released from the Stock Escrow Fund.

               (c) If the Holder Representative delivers a Response Notice agreeing that Escrow Shares having a Market Value equal to the full Claimed Amount may be released from the Stock Escrow Fund to the Parent Indemnitee, or if the Holder Representative does not deliver a Response Notice in accordance with Section 3(b) above, the Escrow Agent shall, promptly following the receipt of the Response Notice (or, if the Escrow Agent has not received a Response Notice, promptly following the expiration of the 20 business day period referred to in Section 3(b) above) and subject to Section 3(h) below, deliver to such Parent Indemnitee such Escrow Shares.

               (d) If the Holder Representative delivers a Response Notice agreeing that Escrow Shares having a Market Value equal to the Agreed Amount may be released from the Stock Escrow Fund to the Parent Indemnitee, the Escrow Agent shall, promptly following the receipt of the Response Notice and subject to Section 3(h) below, deliver to such Parent Indemnitee such Escrow Shares.



                                       4.

               (e) If the Holder Representative delivers a Response Notice indicating that there is a Contested Amount, the Holder Representative and the Parent Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Parent Indemnitee and the Holder Representative shall resolve such dispute, such resolution shall be binding on the Parent Indemnitee and the Holder Representative and a settlement agreement shall be signed by the Parent Indemnitee and the Holder Representative and sent to the Escrow Agent, who shall, upon receipt thereof and subject to Section 3(h) below, release Escrow Shares from the Stock Escrow Fund in accordance with such agreement.

               (f) If the Holder Representative and the Parent Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in the County of New Castle in the State of Delaware in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"). Arbitration will be conducted by three arbitrators: one selected by Parent, one selected by the Holder Representative and the third selected by the first two arbitrators. If the Holder Representative or Parent, as applicable, fails to select an arbitrator within 10 calendar days following the expiration of the 30-business day period referred to in the first sentence of this Section 3(f), then the party that has not failed to select an arbitrator shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The parties further agree that discovery shall be completed at least 20 business days prior to the date of the arbitration hearing. The final decision of the arbitrators shall be furnished to the Holder Representative, Parent, the Parent Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Target Stockholders, the Parent Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the non-prevailing party shall be deemed to be the Parent Indemnitee if it is entitled to recover no more than 50% of the Contested Amount; otherwise it shall be the Target Stockholders.

               (g) Subject to Section 3(h) below, the Escrow Agent shall release Escrow Shares from the Stock Escrow Fund in connection with any Contested Amount within five business days after the delivery to it of, and in accordance with:
(i) a copy of a settlement agreement executed by the Parent Indemnitee and the Holder Representative setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Stock Escrow Fund, with respect to such Contested Amount; or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Stock Escrow Fund, with respect to such Contested Amount.

               (h) The Escrow Agent shall not be entitled to release any Escrow Shares from the Stock Escrow Fund pursuant to Section 3(a) hereof until such time as the Claimed Amount to be released to the Parent Indemnitees exceeds $3,000,000 (the "DAMAGES THRESHOLD") in the



                                       5.

aggregate; provided, however that such Damages Threshold shall not apply to any Claimed Amount arising from claims made pursuant to Section 8.02(c) of the Merger Agreement and any such amount released shall not be included for purposes of determining whether the Claimed Amount released to the Parent Indemnitees exceeds the Damages Threshold for purposes of this Section 3(h).

               (i) The Stock Escrow Fund shall terminate 12 months from the date hereof (the "STOCK ESCROW FUND TERMINATION DATE"); provided, however, that if, on the date that is six months after the date hereof (the "EARLY RELEASE DATE") no Claims Notices that have been delivered are then outstanding, one-half of the Escrow Shares shall be released from the Stock Escrow Fund to the Target Stockholders in accordance with the percentage interests in the Stock Escrow Fund as specified on Exhibit A. In the event that, on the Early Release Date, any Parent Indemnitee has given a Claim Notice containing a claim which (i) has been resolved and amounts have been paid out of the Stock Escrow Fund in accordance with this Section 3 (each, a "PAID CLAIM") or (ii) has not been resolved prior to the Early Release Date in accordance with this Section 3, the Escrow Agent shall release to the Target Stockholders in accordance with the percentage interests in the Stock Escrow Fund as specified on Exhibit A only that number of Escrow Shares with a Market Value equal to one-half of the difference of (A) $20,000,000 less (B) the number of Escrow Shares having a Market Value equal to the sum of 100% of all Paid Claims plus all Claimed Amounts (excluding paid amounts). All Escrow Shares released pursuant to this
Section 3(i) shall be released in accordance with Section 4(c) below.

        4. RELEASE OF ESCROW SHARES.

               (a) The Escrow Agent is not the stock transfer agent for the Escrow Shares. Accordingly, if a distribution of a number of Escrow Shares less than all of the Escrow Shares held in the Stock Escrow Fund is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Escrow Shares to the Person entitled to them when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate Person. Parent shall instruct such stock transfer agent to act in accordance with such instructions of the Escrow Agent. Distributions of Escrow Shares shall be made to the Target Stockholders at the addresses set forth for such stockholders on Exhibit A hereto. Whenever a distribution is to be made to the Target Stockholders, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Funds set forth on Exhibit A as then in effect.

               (b) Within five business days after the Stock Escrow Fund Termination Date, the Escrow Agent shall distribute or cause the stock transfer agent for the Escrow Shares to distribute to each of the Target Stockholders such Target Stockholder's pro rata portion of the Escrow Shares then held in escrow based on the percentage interests in the Stock Escrow Funds set forth in Exhibit A as then in effect; provided, however, that notwithstanding the foregoing, if, prior to the Stock Escrow Fund Termination Date, any Parent Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Stock Escrow Fund Termination Date in accordance with
Section 3, the Escrow Agent shall retain in the Stock Escrow Fund Escrow Shares having a Market Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved until such claims are resolved.



                                       6.

               (c) Within five business days after the Early Release Date, the Escrow Agent shall distribute or cause the stock transfer agent for the Escrow Shares to distribute to each of the Target Stockholders such Target Stockholder's pro rata portion of the Escrow Shares to be released from the Stock Escrow Fund as of the Early Release Date as determined pursuant to Section 3(i) above, such pro rata portion to be based on the percentage interests in the Stock Escrow Funds set forth in Exhibit A as then in effect.

        5. VALUATION OF ESCROW SHARES, ETC.

               (a) MARKET VALUE. For purposes of this Agreement, the "MARKET VALUE" of (i) each share of Bridge Preferred or Series E Preferred Stock in the Stock Escrow Fund shall be deemed to be equal to the product of (x) the applicable Liquidation Preference (as defined in the applicable certificate of designations) divided by the applicable Conversion Price (as defined in the applicable certificate of designations) multiplied by (y) the Parent Closing Stock Price, and (ii) each share of Parent Common Stock in the Stock Escrow Fund shall be deemed to be equal to the Parent Closing Stock Price. Before any distribution of Escrow Shares based on the Market Value of such shares is required to be made by the Escrow Agent pursuant to this Agreement, Parent and the Holder Representative shall determine the appropriate Market Value for such shares and shall jointly notify the Escrow Agent of such Market Value. Unless and until the Escrow Agent receives such notice, it need not distribute Escrow Shares. In no event shall the Escrow Agent be required to establish or to verify the Market Value of Escrow Shares.

               (b) SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Escrow Shares pursuant to Section 1(d) hereof. In the event of any such stock split or other similar occurrence, Parent shall deliver to the Holder Representative and the Escrow Agent a revised version of Exhibit A setting forth the new number of Escrow Shares held in the Stock Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional Escrow Shares, the Escrow Agent may assume without inquiry that no such stock has been or is required to be issued with respect to Escrow Shares.

               (c) EXCLUSIVE REMEDY. From and after the Closing, the Stock Escrow Fund (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof) shall be the sole and exclusive remedy of Parent and the other Parent Indemnitees for damages for any inaccuracy in or breach of any representation, warranty, covenant or other obligation contained in the Merger Agreement.

        6. FEES AND EXPENSES. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Funds in the Escrow Accounts, fees and expenses, in accordance with Exhibit B attached hereto, will be payable to the Escrow Agent. The annual Escrow Agent fee will cover the first 12 months of the escrow. In accordance with Exhibit B attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses, including those of its counsel, incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.



                                       7.

        7. LIMITATION OF ESCROW AGENT'S LIABILITY.

               (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

               (b) Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

        8. TERMINATION. This Agreement shall terminate on the Stock Escrow Fund Termination Date; provided, however, that if the Escrow Agent has received from any Parent Indemnitee a Claim Notice in accordance with Section 3(a) hereof setting forth a claim that has not been resolved by the Stock Escrow Fund Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Shares released in accordance with this Agreement.

        9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of the Holder Representative (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Funds to a successor escrow agent. If a successor Escrow Agent is not so appointed by Parent, the resigning Escrow Agent may apply to a court of competent jurisdiction to appoint one.

        10. MISCELLANEOUS.

               (a) ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements



                                       8.

(in addition to any other relief to which the prevailing party may be entitled); provided that such amounts, together with the value of other amounts released pursuant to Claim Notices, shall not exceed the aggregate value of the Stock Escrow Fund.

               (b) NOTICES. All notices, requests, claims, demands and other communications delivered under this Agreement to the Escrow Agent shall be delivered in the same manner to the other parties hereto. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties other than the Escrow Agent at the address or facsimile telephone number set forth for such party in Exhibit A or, if not set forth therein, in Section
10.1 of the Merger Agreement or to the Escrow Agent at the addresses set forth below (or at such other address for a party as such party shall be delivered by like notice):

                       STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. 633 West 5th Street, 12th Floor
                       Los Angeles, CA 90071
                       Attention: Corporate Administration (URS/EG&G Technical 2002 Escrow)
                       Telephone: (213) 362-7345
                       Facsimile: (213)362-7357

        Notices shall be effective upon receipt. The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person if it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.


               (c) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               (e) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

               (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any.

               (g) WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of



                                       9.

this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

               (h) AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

               (i) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

               (j) PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the Target Stockholders and the parties hereto and their respective successors and assigns, if any.

               (k) ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

               (l) TAX REPORTING INFORMATION AND CERTIFICATION OF TAX IDENTIFICATION NUMBERS.

                      (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Cash Escrow Fund shall be allocable to the Person who receives such interest or other income in accordance with Section 2 of this Agreement; provided that to the extent any such interest or other income has not been distributed by March 1, 2003, such amount shall be allocable to Parent. The parties further agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Shares pursuant to this Agreement shall be allocable to the Target Stockholders in accordance with their percentage interests in the Escrow Funds set forth on Exhibit A.

                      (ii) Parent and the Holder Representative (on behalf of each Target Stockholder) agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.



                                       10.

               (m) CONSTRUCTION.

                      (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                      (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                      (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (o) INVESTMENT OF CASH PENDING DISTRIBUTION. Any cash received by the Escrow Agent pursuant to Section 1(a) or otherwise for inclusion in the Escrow Accounts shall be invested by the Escrow Agent in (i) the SSgA U.S. Treasury Money Market Fund or (ii) another money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested in obligations issued or guaranteed by the United States government, jointly chosen by Parent and the Holder Representative and reasonably acceptable to the Escrow Agent.



                                       11.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PARENT                                 URS CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


MERGER SUBS                            URS HOLDINGS, INC.


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       URS-LSS HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


HOLDER REPRESENTATIVE                  EG&G TECHNICAL SERVICES HOLDINGS, L.L.C.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


ESCROW AGENT                     STATE STREET BANK AND TRUST COMPANY OF
                                 CALIFORNIA, N.A.


                                 By:
                                     -------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------



                        Signature Page - Escrow Agreement

                                    EXHIBIT A

--------------------------          ---------------      ----------------------------------
NAME AND ADDRESS OF TARGET                               STOCKHOLDER'S PERCENTAGE INTEREST
      STOCKHOLDER                   NUMBER OF SHARES           IN THE ESCROW FUNDS
--------------------------          ----------------     ----------------------------------

--------------------------          ----------------     ----------------------------------



                                       1.

                                    EXHIBIT B

                            ESCROW FEES AND EXPENSES



                                       1.

                 Exhibit B to the Agreement and Plan of Merger


                           STOCKHOLDER CERTIFICATION
                                  (INDIVIDUAL)

     THIS STOCKHOLDER CERTIFICATION ("CERTIFICATION") is being executed and delivered by the undersigned stockholder (the "STOCKHOLDER") of Carlyle-EG&G Holdings Corp., a Delaware corporation ("CARLYLE-EG&G") or Lear Siegler Services, Inc., a Delaware corporation ("LEAR" and together with Carlyle-EG&G the "TARGET COMPANIES"), in favor of and for the benefit of the Target Companies and URS Corporation, a Delaware corporation ("PARENT").

                                    RECITALS

     Pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of July 16, 2002, among Parent, URS Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB 1"), URS-LSS Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB 2"), Carlyle-EG&G, Lear and EG&G Technical Services Holdings, L.L.C., it is contemplated that (if the Merger is approved by the stockholders of the Target Companies and various other conditions are satisfied) Carlyle-EG&G will merge with and into Merger Sub 1, and Lear will merge with and into Merger Sub 2 (the merger of the EG&G into Merger Sub 1 and Lear into Merger Sub 2 being referred to in this Certification as the "MERGER"). Upon the consummation of the Merger, the stockholders of the Target Companies are to receive cash, shares of common stock of Parent ("PARENT COMMON STOCK") and shares of Series D Senior Convertible Participating Preferred ("PARENT PREFERRED STOCK" and, together with the Parent Common Stock, the "PARENT STOCK") in exchange for their shares of capital stock of the Target Companies, and the Target Companies are to become wholly owned subsidiaries of Parent. Accordingly, it is contemplated that Stockholder will receive shares of Parent Stock in the Merger.

                                  CERTIFICATION

     1. RESIDENCE INFORMATION. Please provide your full legal name, residence address, phone number, and Social Security Number.

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

     2. PERSONAL INFORMATION. Please indicate the state which issued your driver's license and the state in which you are registered to vote.

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------


                                       1.

     3. MY INCOME.

     Do you reasonably expect either your income,(1) from all sources during this year, to exceed $200,000 or, if you are married, the joint income of you and your spouse from all sources during this year to exceed $300,000?

     _____ Yes _____ No

     Was your yearly individual income from all sources during each of 2000 and 2001 in excess of $200,000 or, if you are married, was the joint income of you and your spouse during each of those years in excess of $300,000?

     _____ Yes _____ No

     4. NET WORTH.

     Is your net worth, including the net worth(2) of your spouse, in excess of $1,000,000? Please remember that your net worth should include the value of your principal residence if owned(2), any other shares of capital stock or options held by you and your spouse and your and your spouse's owned personal property (e.g. furniture, jewelry, other valuables, etc.).

     _____ Yes _____ No

     IF YOU ANSWERED "YES" TO ALL QUESTIONS IN EITHER ITEM 3 OR ITEM 4, PLEASE PROCEED TO ITEM 13.

     5. Will the value of the Parent Stock exceed 10% of your net worth, or your joint net worth with your spouse, if any, at the time of the Merger?

     _____ Yes _____ No


-------------
(1) For purposes of this Certification, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:
(a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

(2) For purposes of this Certification, "net worth" means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.


                                       2.

     6. Please describe your educational background, indicating degrees obtained. Please describe any college-level courses that you have taken relating to economics, finance, accounting or statistics (attach a separate sheet of paper if you require more space).

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

     7. (i) Please state your present occupation, employer, primary business address, and business phone number.

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

        (ii) Please describe your occupational history briefly. Specific employers need not be identified. What is sought is a sufficient description to enable the Target Companies to determine the extent of your experience in financial and business matters (attach a separate sheet of paper if you require more space).

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

     8. Please indicate prior experience in investing in companies like Parent (attach a separate sheet of paper if you require more space).

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

        9. Please indicate any other relevant investment experience, including any experience that you may have directing the investment of any amounts in your 401(k) plan or other retirement plan and any experience that you may have purchasing or selling stock (attach a separate sheet of paper if you require more space).

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

     10. Please describe any pre-existing personal or business relationship between you and Parent, or any of its officers or directors.

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------


                                       3.

     11. If you have a background or experience in the business conducted by Parent, please describe.

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

     12. APPOINTMENT OF INVESTOR REPRESENTATIVE.

     If you could not answer "YES" to all of the questions in EITHER Item 3 or
Item 4 above (an "UNACCREDITED INVESTOR"), you will be required (subject to certain exceptions) to utilize a "INVESTOR REPRESENTATIVE" in connection with your evaluation of the risks and merits of the Merger and an investment in Parent Stock thereby. ___________________ has agreed to act as Investor Representative for such purpose.

     BY SIGNING BELOW, EACH STOCKHOLDER WHO IS AN UNACCREDITED INVESTOR HEREBY APPOINTS _______________________ TO SERVE AS THE UNDERSIGNED'S INVESTOR REPRESENTATIVE (as that term is used in Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT")) in connection with the Merger and an investment in Parent Stock thereby and hereby acknowledges that (i) the Stockholder will consult with the Investor Representative in connection with his or her evaluation of the merits and risks of the Merger and an investment in Parent Stock and (ii) the Stockholder has received and reviewed a letter from such Investor Representative, attached hereto as Exhibit A, setting forth any material relationship between Parent or any of Parent's affiliates and Investor Representative or any of his affiliates, which currently exists, are contemplated or have existed at any time since August 2000.

     UNLESS CONTACTED BY THE TARGET COMPANIES, ALL NON-ACCREDITED INVESTORS WILL BE REQUIRED TO EITHER ATTEND A MEETING WITH THE INVESTOR REPRESENTATIVE IN PERSON OR BY PHONE TO BE HELD AT THE OFFICES OF THE TARGET COMPANIES ON ______________, AT ______ __ .M. (VIRGINIA TIME) OR PARTICIPATE IN A CONFERENCE CALL WITH THE INVESTOR REPRESENTATIVE TO BE HELD ON ______________, 2002, AT ___ __.M. (VIRGINIA TIME). TO PARTICIPATE IN EITHER MEETING BY PHONE, PLEASE CALL
______________ (DOMESTIC CALLERS) OR ______________ (INTERNATIONAL CALLERS) AND GIVE THE PASSCODE "EG&G" If you foresee any issues with meeting this requirement please contact ____________ or ______________ of Latham & Watkins, as soon as possible.

     Please note, in certain circumstances, if you are an Unaccredited Investor, but Parent determines and notifies you that by the information set forth above you otherwise have such knowledge and experience in financial and other business matters that you are capable of evaluating the merits and risks of the Merger and the investment in Parent Stock, you will not be required to consult with the Investor Representative and you will not be deemed to have appointed one hereunder.

     13. ADDITIONAL REPRESENTATIONS AND ACKNOWLEDGEMENTS.

     The undersigned makes each of the following additional representations and acknowledgements:


                                       4.

         (i) NO DISTRIBUTION. The Parent Stock issued to Stockholder will be acquired for investment for Stockholder's own account and not with a view to the sale or distribution of any part thereof, and Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

         (ii) SECURITIES LAWS MATTERS. The undersigned is aware (a) that the Parent Stock to be issued to Stockholder in the Merger will not be registered and will not be issued pursuant to a registration statement under the Securities Act, but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and/or in Rule 506 under the Securities Act, and (b) that neither the Merger nor the issuance of such Parent Stock has been approved or reviewed by the Securities and Exchange Commission or by any other governmental agency.

         (iii) RESALE RESTRICTIONS.

               (a) Stockholder is aware that, because the Parent Stock to be issued in the Merger will not be registered under the Securities Act, such Parent Stock cannot be resold unless such Parent Stock is registered under the Securities Act or unless an exemption from registration is available. Stockholder is also aware that the provisions of Rule 144 under the Securities Act will permit resale of the Parent Stock to be issued to Stockholder in the Merger only under limited circumstances, and such Parent Stock must be held by Stockholder for at least one year before it can be sold pursuant to Rule 144.

               (b) Stockholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Stock to be issued to Stockholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

               (c) Such legend and stop order instructions shall be removed upon
(i) the sale of such shares pursuant to Rule 144 or pursuant to an effective registration statement filed under the Act or (ii) receipt by the Company of an opinion of counsel in form reasonably acceptable to the Company to the effect that the shares represented by such certificates may be sold pursuant to Rule 144(k) or that such legend and/or stop transfer instructions are no longer required to ensure compliance with the Act.

         (iv) STOCKHOLDER CAN PROTECT ITS INTEREST. The undersigned represents that by reason of his or her or the Investor Representative's business or financial experience, the undersigned has the capacity to protect its own interests in connection with its acquisition of Parent Stock. The undersigned acknowledges that he or she must, and represents that he or she can, bear the economic risk of the investment Parent Stock indefinitely, until the shares of Parent Stock are registered under the Securities Act, or an exemption from registration is available.


                                       5.

     (v) TARGET COMPANIES INFORMATION. The undersigned has received and read the Information Statement along with the Exhibits and Schedules thereto, including the Merger Agreement (along with the Escrow Agreement (as defined in the Merger Agreement)). The undersigned has also had the opportunity to ask questions of and receive answers from Parent and the Target Companies and their respective management regarding the terms and conditions of the Merger and the investment in Parent Stock.

     14. ESCROW ARRANGEMENTS. The undersigned has carefully reviewed the Merger Agreement and Escrow Agreement, and understands and agrees that pursuant to the Merger Agreement, $5,000,000 in cash and shares of Parent Preferred Stock with an aggregate liquidation preference of $20,000,000 (the "STOCK ESCROW FUND") will be deposited with the Escrow Agent (as defined in the Escrow Agreement), and that the Stock Escrow Fund shall be available to satisfy indemnification claims as set forth in the Merger Agreement. Pursuant to the Merger Agreement, Parent may seek indemnification for certain matters from the Stock Escrow Fund, in which event the portion of the Stock Escrow Fund otherwise payable to the undersigned would be reduced without any act of the undersigned, subject to the procedures and limitations set forth in the Merger Agreement and Escrow Agreement.

     15. APPOINTMENT OF STOCKHOLDER REPRESENTATIVE. The undersigned hereby consents to the election and appointment of EG&G Technical Services Holdings, L.L.C. as Holder Representative (as such term is defined in the Merger Agreement) and authorizes such Holder Representative to act as the undersigned's duly constituted attorney-in-fact in connection with the matters set forth in the Merger Agreement and Escrow Agreement until such time as a successor to such Holder Representative is replaced in accordance with the provisions of the Merger Agreement. The undersigned acknowledges and agrees that any decision, act, consent or instruction of the Holder Representative shall constitute a decision, act, consent or instruction of the undersigned and shall be final, binding and conclusive on the undersigned, and that Parent, Merger Sub and the Escrow Agent may rely upon any such decision, act, consent or instruction of the Holder Representative as being the decision, act, consent or instruction of the undersigned.

     16. INDEMNIFICATION. The undersigned hereby agrees to indemnify and hold harmless the Investor Representative, if applicable, and the Holder Representative against and in respect of any and all loss, cost, expense, claim, liability, deficiency, judgment or damage incurred by the Investor Representative or Holder Representative (including without limitation fees and disbursement of counsel) in respect of, as a result of, or in connection with the performance of their duties hereunder or under the Merger Agreement and any related agreements or documents referenced therein in good faith and without gross negligence or willful misconduct.

     The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Target Companies and Parent, and that the undersigned will notify Parent of any material change in any of such information prior to the undersigned's investment in Parent.


                                       6.

     IN WITNESS WHEREOF, the undersigned has executed this Stockholder Certification this _____ day of August, 2002.


                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Printed Name and Title (if applicable)


                                          ______________________________________
                                          Signature


                                          ______________________________________
                                          Printed Name and Title (if applicable)


     This Certification must be signed by the registered holder of Target Companies stock, exactly as the name(s) appear on the stock certificate(s) and as set forth above.

                 Exhibit C to the Agreement and Plan of Merger


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                    SERIES D SENIOR CONVERTIBLE PARTICIPATING
                                 PREFERRED STOCK

                                       OF

                                 URS CORPORATION

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

     THE UNDERSIGNED, being the President of URS Corporation, a Delaware corporation (the "Corporation"), does hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolution, which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock, having a par value of $.01 per share, which series shall be designated as "Series D Senior Convertible Participating Preferred Stock" (the "Bridge Preferred Stock"), consisting of 100,000 shares and having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

1.   Certain Definitions.

     Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Affiliate" means (i) with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person, whether through the ownership of equity interests, by contract or otherwise; and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Bridge Preferred Stock" has the meaning set forth in paragraph 2 below.

     "Business Day" means a day other than a Saturday or Sunday or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Corporation's Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Corporation or a wholly-owned Subsidiary of the Corporation;

          (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the holders of the Bridge Preferred Stock, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Corporation, measured by voting power rather than number of shares;

          (3) a "change of control" or other similar event shall occur under any issue of Indebtedness with an aggregate principal amount in excess of $50,000,000 of the Corporation or its Subsidiaries;

          (4) during any period of twelve (12) consecutive months after the Initial Issue Date, the individuals who at the beginning of any such 12-month period constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of the stockholders having the right to designate such director (including, without limitation, the exercise by the holders of Bridge Preferred Stock of their right to elect directors) and (ii) any director whose election to the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by majority vote of the Board of Directors, shall, in each such case, be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) and further excluding any person who is an affiliate or associate (as those terms are defined in the General


                                       2.

     Rules and Regulations under the Exchange Act) of any Person (other than Blum Capital Partners, L.P. and its Affiliates) having or proposing to acquire beneficial ownership of twenty-five percent (25%) or more of the Voting Stock of the Corporation, measured by voting power and not by number of shares; or

          (5) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case after which the individuals and entities who were the respective Beneficial Owners of the Voting Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, Beneficially Own, directly or indirectly, more than fifty percent (50%) of the Voting Stock, measured by voting power rather than number of shares, of the corporation surviving or resulting from such reorganization, merger or consolidation;

provided that the occurrence of any event identified in clauses (1) through (5) above that would otherwise be treated as a Change of Control shall not constitute a Change of Control hereunder if (i) the Board of Directors, by vote duly taken, and (ii) the holders of a majority of the outstanding shares of Bridge Preferred Stock by written consent shall so determine.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Equity" means all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

               "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

     "Conversion Date" has the meaning set forth in paragraph 5(c) below.

     "Conversion Price" shall initially mean $[______], subject to adjustment from time to time pursuant to the terms of paragraph 5 below.

     "Corporation" has the meaning set forth in the recitals above.

     "Current Market Price" means, for a share of Common Stock on any date, the average of Quoted Prices for ten (10) consecutive Trading Days commencing fifteen (15) Trading Days before the date in question.

     "Delivery Date" has the meaning set forth in paragraph 5(c) below.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Indebtedness" of any Person means (a) all liabilities and obligations of such Person, contingent or otherwise (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the


                                       3.

purchase price of any property or services, except those incurred in the ordinary course of business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for payment of money relating to leases that are required to be capitalized for financial reporting purposes under generally accepted accounting principles or (vi) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit, and (b) all liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability or which are secured by the assets or property of such Person.

     "Initial Conversion Date" means the earlier of (i) the date which is 180 calendar days after the Initial Issue Date and (ii) the date on which the Corporation effects any Change of Control.

     "Initial Issue Date" means the date that shares of Bridge Preferred Stock are first issued by the Corporation.

     "Junior Stock" means Common Equity, any other class or series of capital stock of the Corporation (other than the Permanent Preferred Stock) outstanding as of the Initial Issue Date, and any class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Bridge Preferred Stock and any other Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     "Liquidation Event" means any voluntary or involuntary liquidation, dissolution or other winding up of affairs of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), and, with respect to any shares of Bridge Preferred Stock the holder of which has so elected in accordance with paragraph 4(e) below, any Optional Liquidation Event.

     "Liquidation Preference" shall mean (i) $______ per share of Bridge Preferred Stock, plus (ii) the aggregate amount of all unpaid dividends on the Bridge Preferred Stock pursuant to paragraph 3 below.

     "Optional Liquidation Event" has the meaning set forth in paragraph 4(f) below.

     "Parity Stock" means the Permanent Preferred Stock and any other class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Bridge Preferred Stock without preference or priority of one over the other.

     "Permanent Preferred Stock" means the Series E Senior Cumulative Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Permanent Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series E Senior Cumulative Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.


                                       4.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate or other entity.

     "Quoted Price" means, with respect to Common Stock, (i) the last reported sales price of the Common Stock on the New York Stock Exchange or (ii) if not listed on the New York Stock Exchange, the last reported sales price of the Common Stock on such other principal exchange on which the Common Stock is listed or admitted for trading or (iii) if not listed or admitted for trading on a securities exchange, the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations Systems -- National Market System, or (iv) if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Bridge Preferred Stock then outstanding, and any dispute shall be resolved by the determination of an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of a majority of the shares of Bridge Preferred Stock, which determination shall be made in good faith at the cost of the party against whom such determination is made, and shall be conclusive absent manifest error.

     "Required Stockholder Approval" means the affirmative vote of a majority of shares of the Common Stock represented in person or by proxy at a meeting of the stockholders of the Corporation in favor of approval of the Stockholder Proposal, provided that the total vote cast on the Stockholder Proposal represents over 50% in interest of all securities entitled to vote on the Stockholder Proposal.

     "Significant Subsidiary" means any Subsidiary of the Corporation that would be a "significant subsidiary" as defined in Regulation S-X promulgated by the Securities and Exchange Commission.

     "Stockholder Proposal" means a proposal that the holders of Common Stock approve the issuance of the shares of Common Stock issuable upon conversion of the Bridge Preferred Shares pursuant to paragraph 5(b) below.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).


                                       5.

     "Trading Day" means, with respect to any security, any day on which any market in which the applicable security is then traded and in which a quoted price may be ascertained is open for business.

     "Voting Stock" as of any date, and with respect to any corporation, means the capital stock of that corporation that is at the time entitled to vote in the election of the board of directors of that Corporation.

2. Number of Shares and Designations. One hundred thousand (100,000) shares of the preferred stock, $.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as Series D Senior Convertible Participating Preferred Stock (the "Bridge Preferred Stock").

3. Dividends. In the event that the Corporation declares and/or pays any dividend or other distribution on the Common Stock (other than a dividend payable solely in shares of Common Stock), the Corporation shall, at the time of such declaration and payment, declare and pay a dividend or other distribution on the Bridge Preferred Stock consisting of the dividend or distribution that would have been payable on the shares of Common Stock issuable upon conversion of the Bridge Preferred Stock (assuming the occurrence of the Required Stockholder Approval) if the Bridge Preferred Stock had been converted into Common Stock immediately prior to the record date for such dividend or distribution, or, if no such record was taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution were determined. Any such dividend or distribution declared, or required to be declared or to be paid, on the Bridge Preferred Stock shall be deemed accrued on the Bridge Preferred Stock for all purposes of this Certificate of Designations and shall remain an accrued dividend on the Bridge Preferred Stock for all purposes of this Certificate of Designations until paid.

4.   Distributions Upon Liquidation, Dissolution or Winding Up.

     (a) In the event of any Liquidation Event, (i) the Bridge Preferred Stock shall rank prior to all other classes and series of the Corporation's capital stock authorized or outstanding on the Initial Issue Date and (ii) before any payment or distribution of the assets of the Corporation (whether capital or surplus), or any other consideration in connection with such Liquidation Event, shall be made to or set apart for the holders of Junior Stock, the holders of Bridge Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as reasonably determined in good faith by the Board of Directors of the Corporation an amount per share equal to the Liquidation Preference.

     (b) If, upon any such Liquidation Event, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share, as provided in paragraph 4(a) above, and the full liquidating payments on all Parity Stock, then the assets of the Corporation or the proceeds thereof shall be ratably distributed among the holders of Bridge Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be entitled if all amounts payable thereon were paid in full.

     (c) After the payment of the full Liquidation Preference of the Bridge Preferred as set forth in paragraph 4(a) above, the holders of the Common Stock shall be entitled to be paid


                                       6.

out of the assets of the Corporation an amount per share of Common Stock equal to (i) the Liquidation Preference paid on behalf of a share of Bridge Preferred pursuant to paragraph 4(a) divided by (ii) the number of shares of Common Stock issuable upon conversion of a share of Bridge Preferred. If, upon any such liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Common Stock of the amount set forth in this paragraph 4(c), then such assets shall be distributed among the holders of Common Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

     (d) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation upon completion of the distributions and payments required by paragraphs 4(a) and (c) and any other distributions and payments that may be required with respect to any other series of preferred stock that may be authorized after the Initial Issue Date, the remaining assets of the Corporation shall be distributed among the holders of the then outstanding shares of Common Stock and Bridge Preferred Stock, pro rata based on the number of shares of Common Stock held by each such holder. For the purpose of determining the number of shares of Common Stock held by each holder of Bridge Preferred Stock, such holders shall be deemed to hold the number of shares of Common Stock then issuable (assuming the occurrence of the Required Stockholder Approval) upon conversion in full of all shares of Bridge Preferred Stock held by such holder.

     (e) Written notice of any Liquidation Event, stating the payment date or dates when and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Bridge Preferred Stock at their address as the same shall appear in the records of the Corporation.

     (f) Notwithstanding anything to the contrary in this Certificate of Designations, each holder of Bridge Preferred Stock will be entitled, in its sole discretion, to elect to treat as a Liquidation Event any of the following transactions: any sale or disposition of the Corporation to a third party not an Affiliate of the Corporation, whether by merger, consolidation, sale of all or substantially all of the Corporation's assets or sale of capital stock, provided that the stockholders of the Corporation immediately prior to such sale or disposition (other than the non-Affiliate third party) do not after such sale or disposition hold at least 50% of the Common Stock of the Corporation (or the successor or transferee entity, as the case may be) (any such transaction, an "Optional Liquidation Event"). Notice shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to any Optional Liquidation Event, by first class mail, postage prepaid, to all holders of record of the Bridge Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation (i) describing in reasonable detail the contemplated Optional Liquidation Event, including without limitation the consideration to be paid in connection with such Optional Liquidation Event to the Corporation and/or its stockholders, (ii) stating that such holder is entitled to treat the Optional Liquidation Event as a Liquidation Event, (iii) stating the expected date of the Optional Liquidation Event, (iv) stating the amount that would be payable on each share of Bridge Preferred Stock in a Liquidation Event on such date, and (v) stating the location in the United States where the holder must send notice of its decision to elect to treat the Optional Liquidation Event as a Liquidation Event. In order for the Optional Liquidation Event to be treated as a Liquidation Event with respect to the Bridge Preferred Stock


                                       7.

held by any holder, such holder must, prior to such Optional Liquidation Event, notify the Corporation at the location indicated in the Corporation's notice that such holder elects to have the Corporation treat the Optional Liquidation Event as a Liquidation Event with respect to its shares of Bridge Preferred Stock and the number of shares such holder wishes to have so treated. If any holder delivers to the Corporation such notice of such holder's election to have the Optional Liquidation Event treated as a Liquidation Event, such Optional Liquidation Event will be treated as a Liquidation Event with respect to all shares of Bridge Preferred Stock with respect to which such election was made, and, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will make distributions on such shares of Bridge Preferred Stock in accordance with paragraphs 4(a) and, if applicable, 4(b) and 4(d) above.

5.   Conversion Rights.

     (a) If the Required Stockholder Approval has not been obtained prior to the Initial Conversion Date, then, from and after the Initial Conversion Date and until such time as the Required Stockholder Approval is obtained, at the election of the holders of at least a majority of the shares of Bridge Preferred Stock then outstanding, each share of Bridge Preferred Stock shall be converted, without any further action on the part of the Corporation or any holder of Bridge Preferred Stock, into one (1) share of Permanent Preferred Stock. Immediately following such conversion, the rights of the holders of converted Bridge Preferred Stock shall cease and the persons entitled to receive Permanent Preferred Stock upon the conversion of Bridge Preferred Stock shall be treated for all purposes as having become the owners of such Permanent Preferred Stock.

     (b) Upon obtaining the Required Stockholder Approval, each share of Bridge Preferred Stock not already converted pursuant to paragraph 5(a) shall automatically be converted, without any further action on the part of the Corporation or any holder of Bridge Preferred Stock, into a number of shares of Common Stock equal to the Liquidation Preference divided by the Conversion Price. Immediately following such conversion, the rights of the holders of converted Bridge Preferred Stock shall cease and the persons entitled to receive Common Stock upon the conversion of Bridge Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

     (c) If the Bridge Preferred Stock is converted pursuant to paragraph 5(a), such conversion shall be effective for all purposes on the date the Corporation receives notice of such election and if the Bridge Preferred Stock is converted automatically pursuant to paragraph 5(b), such conversion shall be effective for all purposes on the date that the Required Stockholder Approval is obtained (in either case, the "Conversion Date"). Following the Conversion Date, the holder of certificates formerly evidencing shares of Bridge Preferred Stock shall (i) surrender the certificate or certificates evidencing the shares of Bridge Preferred Stock to be converted, duly endorsed at the principal office of the Corporation or transfer agent for the Bridge Preferred Stock, if any, (ii) notify the Corporation in writing of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock or Permanent Preferred Stock, as applicable, to be issued and (iii) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common Stock or Permanent Preferred Stock, as applicable, issuable upon conversion is to be issued in the name of the converting holder of Bridge Preferred Stock). In the case of lost or destroyed certificates formerly evidencing ownership of shares of Bridge Preferred Stock to be surrendered, the holder shall submit such proof of loss or destruction.


                                       8.

The date on which the holder satisfies the foregoing requirements is referred to as the "Delivery Date." As soon as practicable after the Delivery Date, the Corporation shall deliver or shall deliver through its transfer agent a certificate for the number of full shares of Common Stock or Permanent Preferred Stock, as applicable, issuable upon such conversion and a check for any fractional share. Notwithstanding the foregoing, regardless of whether a holder shall have surrendered such holder's certificates evidencing shares of Bridge Preferred Stock and/or received in respect thereof certificates evidencing shares of Common Stock or Permanent Preferred Stock, as applicable, such holder shall from and after the Conversion Date be treated for all purposes as a record holder of the number of shares of Common Stock or Permanent Preferred Stock, as applicable, into which such holder's shares of Bridge Preferred Stock shall have been converted until such time as record ownership is transferred and the certificate held by such holder formerly representing ownership of shares of Bridge Preferred Stock shall, until surrendered in exchange for new certificates evidencing shares of Common Stock or Permanent Preferred Stock as contemplated above, be deemed for all purposes to evidence the shares of Common Stock or Permanent Preferred Stock, as applicable, issuable upon conversion of the shares of Bridge Preferred Stock formerly held by such holder. All shares of Common Stock or Permanent Preferred Stock, as applicable, issuable upon conversion of the Bridge Preferred Stock shall be fully paid and nonassessable. Holders of Common Stock issued upon conversion pursuant to paragraph 5(b) shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Conversion Date.

     (d) The Corporation shall not issue a fractional share of Common Stock upon conversion of Bridge Preferred Stock. Instead, the Corporation shall deliver a check for an amount equal to the value of the fractional share. The value of a fraction of a share is determined by multiplying the Current Market Price of the Common Stock as of the Conversion Date by the fraction, rounded to the nearest cent. If a holder of Bridge Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total number of all shares of Bridge Preferred Stock converted.

     (e) A holder delivering Bridge Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock or Permanent Preferred Stock, as the case may be, on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Common Stock or Permanent Preferred Stock, as the case may be. Certificates representing shares of Common Stock or Permanent Preferred Stock, as the case may be, will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

     (f) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury and its Permanent Preferred Stock enough shares of Common Stock and Permanent Preferred Stock to permit the conversion of the Bridge Preferred Stock in full into either Common Stock or Permanent Preferred Stock. All shares of Common Stock and Permanent Preferred Stock issued upon conversion of Bridge Preferred Stock shall be fully paid and nonassessable. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock and Permanent Preferred Stock upon conversion of Bridge Preferred Stock and will list the shares of Common Stock on each national securities exchange on which the Common Stock is listed.


                                       9.

     (g) If the Corporation after the Initial Issue Date:

          (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

          (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price (as in effect immediately prior to such action) shall proportionately be adjusted so that the holder of Bridge Preferred Stock thereafter converted into Common Stock may receive for the same aggregate Conversion Price the aggregate number and kind of shares of capital stock of the Corporation that such holder would have owned immediately following such action if such holder had converted Bridge Preferred Stock immediately prior to such action (assuming the occurrence of the Required Stockholder Approval). The adjustment shall become effective immediately after the record date, in the case of a dividend or distribution, and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Bridge Preferred Stock upon conversion of such stock may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine (subject to paragraph 5(m)) the allocation of the Conversion Price between the classes of capital stock. After such allocation, the conversion rights and the Conversion Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this paragraph 5(g).

     (h) In case of any consolidation, amalgamation, arrangement or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a transaction to which paragraph 5(g) applies), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, subject to paragraph 4(f) above, each share of Bridge Preferred Stock then outstanding shall, without the consent of the holder of any Bridge Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) into which such Bridge Preferred Stock was convertible immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election and that the Required Stockholder Approval was obtained). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Corporation, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this paragraph.


                                      10.

     (i) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this paragraph 5, whenever this Certificate of Designations calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors as evidenced by a written resolution thereof, subject to the provisions of paragraph 5(m) below.

     (j) The Corporation shall take no action that would cause any adjustment under this paragraph 5 that would reduce the Conversion Price below the par value of the Common Stock.

     (k) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Bridge Preferred Stock, first class, postage prepaid, a notice of the adjustment and a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to paragraph 5(l) below, the certificate shall be conclusive evidence that the adjustment is correct.

     (l) At least ten (10) days before any Change of Control, the Corporation shall mail to all holders of Bridge Preferred Stock a notice, first class, postage prepaid, stating the proposed record or effective date, as the case may be with respect to such Change of Control.

     (m) Except as otherwise provided in this paragraph, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 5 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 5, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the shares of Bridge Preferred Stock then outstanding (with any shares held by the Corporation or any of its Affiliates not being considered to be outstanding for purposes of this Certificate of Designations), and any dispute shall be resolved, at the non-prevailing party's expense, by an investment banking firm of recognized national standing selected by the Corporation and reasonably acceptable to such holders of a majority of the shares of Bridge Preferred Stock.

     (n) All shares of Bridge Preferred Stock converted pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Bridge Preferred Stock.

     (o) The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Bridge Preferred Stock against impairment.

6.   Voting Rights.

     In addition to any voting rights provided by law, the holders of shares of Bridge Preferred Stock shall have the following voting rights:

     (a) On any matter on which the holders of Bridge Preferred Stock are entitled by law or pursuant to this Certificate of Designations to vote separately as a class, each such holder


                                      11.

shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless the Delaware General Corporation Law or this Certificate of Designations requires approval by a higher percentage. Such voting right of the holders of the Bridge Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders (including any special meeting of holders of such series of stock), or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law.

     (b) During such time that the aggregate number of shares of Bridge Preferred Stock outstanding is equal to at least twenty-five percent (25%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Bridge Preferred Stock issued on the Initial Issue Date), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Bridge Preferred Stock:

          (i) amend, modify, alter, repeal or waive the application of (including by way of merger, consolidation, combination or otherwise) any provision of the Certificate of Incorporation or by-laws of the Corporation or any of its Subsidiaries in any manner that adversely affects the powers, rights, preferences or privileges of the holders of the Bridge Preferred Stock or the Permanent Preferred Stock, or enter into any agreement or take any other corporate action (or permit any of its Subsidiaries to enter into any agreement or take any corporate action) which would in any way amend, modify alter, repeal or waive the powers, rights, preferences or privileges of the Bridge Preferred Stock or the Permanent Preferred Stock;

          (ii) amend (including by way of merger, consolidation, combination or otherwise) in any respect this Certificate of Designations or the Permanent Preferred Certificate of Designations or subdivide, combine or reclassify the Bridge Preferred Stock or the Permanent Preferred Stock, other than changes in the name of the issuing corporation as contemplated by paragraph 12;

           (iii) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) shares of any class or series of capital stock of the Corporation other than (x) the issuance of shares of Permanent Preferred Stock upon conversion of the Bridge Preferred Stock and (y) the issuance of shares of Junior Stock;

          (iv) permit any Subsidiary of the Corporation to create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of capital stock of such Subsidiary;

          (v) redeem, acquire, purchase, defease or otherwise retire for value or make any other payment or distribution in respect of any shares of capital stock of the Corporation or any Subsidiaries of the Corporation, other than (a) any such redemption, acquisition, purchase, retirement or other payment or


                                      12.

     distribution in respect of the Bridge Preferred Stock, (b) any redemption, acquisition, purchase, retirement or other payment or distribution by any Subsidiary of the Corporation in respect of shares of capital stock of such Subsidiary held by the Corporation or another wholly-owned Subsidiary of the Corporation, (c) to the extent permitted under the terms of the then outstanding Indebtedness of the Corporation and its Subsidiaries, the repurchase from terminated or retired employees of shares of Common Stock or options to purchase Common Stock, in each case, issued under any stock purchase or stock plans or other compensatory arrangements that are approved by the Board of Directors, and (d) the cashless exercise of Options and the surrender by holders of restricted shares of capital stock of the Corporation in payment of any tax liabilities by such holders pursuant to the Stock Plans;

          (vi) take any action (or permit any Subsidiary of the Corporation to take any action) that would cause a dividend or other distribution to be received by the holders of Bridge Preferred Stock or Permanent Preferred Stock for federal income tax purposes unless such dividend or other distributions is actually received by such holders in cash; or

          (vii) declare or pay any dividends or make any other distributions in respect of Common Stock or any other class of Junior Stock (other than dividends on Common Stock payable solely in additional shares of Common Stock).

7. Modification and Waiver. Except as otherwise provided herein, the terms of this Certificate of Designations may be amended and the rights hereunder may be waived only with the consent of holders of a majority of the shares of the Bridge Preferred Stock then outstanding.

8. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

9. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Bridge Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Bridge Preferred Stock and any qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Bridge Preferred Stock or qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Bridge Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Bridge Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.


                                      13.

10. Record Holders. The Corporation and the transfer agent for the Bridge Preferred Stock may deem and treat the record holder of any shares of Bridge Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

11. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation, to its offices at 100 California Street, Suite 500, San Francisco, California 94111, Attention: Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Bridge Preferred Stock, to such holder at the address of such holder of the Bridge Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Bridge Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

12. Merger or Consolidation of the Corporation. The Corporation shall not merge or consolidate with any other Person, or enter into or effect any reorganization, unless the surviving corporation or other entity resulting from such merger, consolidation or reorganization shall make appropriate provision in connection with such merger, consolidation or reorganization such that, subject to paragraph 4(f) above, (i) the shares of Bridge Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization remain outstanding immediately following such merger, consolidation or reorganization or (ii) the shares of Bridge Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization shall be converted into an equivalent number of shares of convertible preferred stock of such surviving corporation or other entity having terms identical to the terms of the Bridge Preferred Stock, except that such shares of convertible preferred stock of such surviving corporation or other entity shall be convertible into securities or other property as provided in paragraph 5(h).


                                      14.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by _________________, its _________________________________, this ____
day of ______________, 2002.


                                               URS CORPORATION

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________



ATTEST:

By: ________________________________
    Name: __________________________
    Title: _________________________


                                      15.

                 Exhibit D to the Agreement and Plan of Merger


                          CERTIFICATE OF DESIGNATIONS

                                       OF

              SERIES E SENIOR CUMULATIVE CONVERTIBLE PARTICIPATING
                                 PREFERRED STOCK

                                       OF

                                 URS CORPORATION

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

     THE UNDERSIGNED, being the President of URS Corporation, a Delaware corporation (the "Corporation"), does hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolution, which resolution remains in full force and effect on the date hereof:

     RESOLVED, that there is hereby established a series of authorized preferred stock, having a par value of $.01 per share, which series shall be designated as "Series E Senior Cumulative Convertible Participating Preferred Stock" (the "Permanent Preferred Stock"), consisting of one hundred thousand (100,000) shares and having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

1.   Certain Definitions.

     Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     "Affiliate" means (i) with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person, whether through the ownership of equity interests, by contract or otherwise; and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Bridge Preferred Stock" means the Series D Senior Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Bridge Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series D Senior Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

     "Business Day" means a day other than a Saturday or Sunday or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Corporation's Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Corporation or a wholly-owned Subsidiary of the Corporation;

          (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the holders of the Permanent Preferred Stock, becomes the Beneficial Owner, directly or indirectly, of more than thirty-five percent (35%) of the Voting Stock of the Corporation, measured by voting power rather than number of shares, unless (a) either TC Group, L.L.C. and its affiliates or Blum Strategic Partners, L.P. and its affiliates holds more than the percentage held by such person or group and neither TC Group, L.L.C. or any of its affiliates nor Blum Strategic Partners, L.P. or any of its affiliates is acting in concert with such person or group or (b) TC Group, L.L.C. and Blum Strategic Partners, L.P. together hold more than the percentage held by such person or group and have agreed to act in concert on all matters pursuant to a written agreement;

          (3) a "change of control" or other similar event shall occur under any issue of Indebtedness with an aggregate principal amount in excess of $50,000,000 of the Corporation or its Subsidiaries;

          (4) during any period of twelve (12) consecutive months after the Initial Bridge Preferred Issue Date, the individuals who at the beginning of any such 12-month period constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of the stockholders having the right to designate such director (including, without limitation, the exercise by the holders of Permanent Preferred Stock of their right to elect directors) and (ii) any director whose election to the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by majority vote of the Board of Directors, shall, in each such case, be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) and further excluding any person who is an affiliate or associate (as those terms are defined in the General Rules and Regulations under the Exchange Act) of any Person (other than Blum Capital Partners, L.P. and its Affiliates) having or proposing to acquire beneficial ownership of twenty-five percent (25%) or more of the Voting Stock of the Corporation, measured by voting power and not by number of shares; or

          (5) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case after which the individuals and entities who were the respective Beneficial Owners of the Voting Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, Beneficially Own, directly or indirectly, more than fifty percent (50%) of the Voting Stock, measured by voting power rather than number of shares, of the corporation surviving or resulting from such reorganization, merger or consolidation;

provided that the occurrence of any event identified in clauses (1) through (5) above that would otherwise be treated as a Change of Control shall not constitute a Change of Control hereunder if (i) the Board of Directors, by vote duly taken, and (ii) the holders of a majority of the outstanding shares of Permanent Preferred Stock, by written consent shall so determine.

     "Change of Control Offer" has the meaning set forth in paragraph 8 below.

     "Change of Control Payment" has the meaning set forth in paragraph 8 below.

     "Change of Control Payment Date" has the meaning set forth in paragraph 8 below.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Equity" means all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Bridge Preferred Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

     "Conversion Date" has the meaning set forth in paragraph 5(b) below.

     "Conversion Price" shall initially mean $[______], subject to adjustment from time to time pursuant to the terms of paragraph 5 below.

     "Corporation" has the meaning set forth in the recitals above.

     "Current Market Price" means, for a share of Common Stock on any date, the average of Quoted Prices for ten (10) consecutive Trading Days commencing fifteen (15) Trading Days before the date in question.

     "Default Event" means the occurrence of any of the following events: (i) the failure of the Corporation to purchase any shares of Permanent Preferred Stock that it is required to purchase pursuant to paragraph 8 hereof on the Change of Control Payment Date; (ii) the material breach of the provisions of paragraph 7 hereof; (iii) the failure of the Corporation to redeem, on the Redemption Date, all shares of Permanent Preferred Stock pursuant to paragraph 6 hereof; or (iv) the failure of the Corporation to purchase any shares of Permanent Preferred Stock required to be repurchased on any Repurchase Event Payment Date pursuant to paragraph 9; provided, that any Default Event referred to in clause (ii) shall be deemed to have been cured in the event that the Corporation rescinds the transaction or other occurrence giving rise to such Default Event such that the economic, legal and/or other effect of such transaction on the holders of the Permanent Preferred Stock or on the rights of, privileges and preferences of the Permanent Preferred Stock has been removed or rescinded.

     "Director" means a member of the Corporation's Board of Directors.

     "Dividend Payment Date" has the meaning set forth in paragraph 3(b).

     "Dividend Period" means (i) the period from and including the Initial Bridge Preferred Issue Date to, but not including, the date that is three months after the Initial Bridge Preferred Date and (ii) each quarterly period thereafter from and including each date that is three months after the end of the last Dividend Period.

     "Dividend Rate" means 12.5% per annum of the Liquidation Preference beginning as of the Initial Bridge Preferred Issue Date; provided, however, that, until the Required Stockholder Approval is obtained, the Dividend Rate shall increase thereafter by 2% per annum of the Liquidation Preference upon the expiration of each subsequent 90-day period following the Initial Conversion Date (up to a maximum Dividend Rate of 22.5% per annum, subject to the penultimate proviso of this sentence); provided, however, that any such increase shall be retroactive to the Initial Bridge Preferred Issue Date and shall be given effect as if (and the aggregate amount of accrued dividends on any outstanding share of Permanent Preferred Stock shall be calculated as if) the Dividend Rate from and after the Initial Bridge Preferred

Issue Date was such increased rate and the then-outstanding shares of Permanent Preferred Stock had been issued and outstanding on the Initial Bridge Preferred Issue Date; provided, further, that, in the event that a Default Event shall have occurred and shall be continuing, the applicable Dividend Rate then in effect shall increase by 2% of the Liquidation Preference per annum for each full 90-day period during which such Default Event is continuing until such Default Event shall have been cured; provided, further, that the aggregate increase to the Dividend Rate as the result of the occurrence of any Default Event shall not result in the Dividend Rate exceeding by more than 10% per annum the applicable Dividend Rate that would otherwise be in effect if such Default Event had not occurred.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Indebtedness" of any Person means (a) all liabilities and obligations of such Person, contingent or otherwise (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for payment of money relating to leases that are required to be capitalized for financial reporting purposes under generally accepted accounting principles or (vi) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit, and (b) all liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability or which are secured by the assets or property of such Person.

     "Initial Bridge Preferred Issue Date" means the date that shares of Bridge Preferred Stock are first issued by the Corporation.

     "Initial Conversion Date" means the date which is 180 calendar days after the Initial Bridge Preferred Issue Date

     "Initial Redemption Date" means the earlier of (i) August 31, 2007 and (ii) the date immediately following the date on which the Senior Debt (and any Indebtedness incurred to refinance such Senior Debt) has been paid in full.

     "Junior Stock" means, for purposes of paragraph 3 below, Common Equity, any other class or series of capital stock of the Corporation (other than the Bridge Preferred Stock) outstanding as of the Initial Bridge Preferred Issue Date, and any class or series of capital stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid on the Permanent Preferred Stock and any other Parity Stock shall have been paid, and, for purposes of paragraph 4 below, Common Equity, any other class or series of capital stock of the Corporation (other than Bridge Preferred Stock) outstanding as of the Initial Bridge Preferred Issue Date, and any class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Permanent Preferred Stock and any other Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

     "Liquidation Event" means any voluntary or involuntary liquidation, dissolution or other winding up of affairs of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), and, with respect to any shares of Permanent Preferred Stock the holder of which has so elected in accordance with paragraph 4(f) below, any Optional Liquidation Event.

     "Liquidation Preference" shall mean (i) $______ per share of Permanent Preferred Stock, plus (ii) the aggregate amount of all cumulative accrued and unpaid dividends added to the Liquidation Preference of the Permanent Preferred Stock pursuant to subparagraph 3(b) below, minus (iii) the aggregate amount of all dividends paid on account of accrued and unpaid dividends previously added to the Liquidation Preference of such share of Permanent Preferred Stock.

     "Optional Liquidation Event" has the meaning set forth in paragraph 4(f) below.

     "Parity Stock" means, for purposes of paragraph 3 below, the Bridge Preferred Stock and any other class or series of stock of the Corporation authorized after the Initial Bridge Preferred Issue Date which is entitled to receive payment of dividends on a parity with the Permanent Preferred Stock without preference or priority of one over the other, and, for purposes of paragraph 4 below, the Bridge Preferred Stock and any other class or series of stock of the Corporation authorized after the Initial Bridge Preferred Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Permanent Preferred Stock without preference or priority of one over the other.

     "Permanent Preferred Stock" has the meaning set forth in paragraph 2 below.

     "Person" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate or other entity.

     "Preferred Stock Director" has the meaning set forth in paragraph 7(d) below.

     "Pre-existing Debt" has the meaning set forth in paragraph 7(b) below.

     "Quoted Price" means, with respect to Common Stock, (i) the last reported sales price of the Common Stock on the New York Stock Exchange or (ii) if not listed on the New York Stock Exchange, the last reported sales price of the Common Stock on such other principal exchange on which the Common Stock is listed or admitted for trading or (iii) if not listed or admitted for trading on a securities exchange, the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations Systems -- National Market System, or (iv) if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Permanent Preferred Stock then outstanding, and any dispute shall be resolved by the determination of an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of a majority of the shares of Permanent Preferred

Stock, which determination shall be made in good faith at the cost of the party against whom such determination is made, and shall be conclusive absent manifest error.

     "Record Date" means the date designated by the Board of Directors at the time a dividend is declared, provided, however that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date.

     "Redemption Date" with respect to any share of Permanent Preferred Stock means the date on which such share of Permanent Preferred Stock is required to be redeemed pursuant to paragraph 6 hereof.

     "Redemption Demand" has the meaning set forth in paragraph 6(b) below.

     "Redemption Price" means a price per share equal to the Liquidation Preference per share, plus an amount equal to all dividends accrued and unpaid thereon from the beginning of the Dividend Period during which the Redemption Date occurs to the Redemption Date.

     "Repurchase Event" means the consummation of any transaction involving (i) the issuance or sale of any capital stock, equity securities, Convertible Securities or Rights or Options of the Corporation or any of its Subsidiaries (other than the issuance of shares of capital stock upon the exercise of currently outstanding Convertible Securities or Rights or Options and the issuance of Rights or Options (or capital stock issuable upon the exercise of such Rights or Options) issued to directors, officers, employees or consultants of the Corporation or its Subsidiaries pursuant to a bona fide employee stock ownership or stock option plan adopted by the Corporation's Board of Directors or the Compensation/Option Committee or Non-Officer Option Committee thereof); and (ii) any sale, transfer assignment, lease or other disposition of any assets of the Corporation or any of its Subsidiaries other than the sale of inventory in the ordinary course of business resulting in the Corporation and/or its Subsidiaries receiving net cash proceeds in excess of $20,000,000.

     "Repurchase Event Proceeds" has the meaning set forth in paragraph 9 below.

     "Repurchase Event Offer" has the meaning set forth in paragraph 9 below.

     "Repurchase Event Payment" has the meaning set forth in paragraph 9 below.

     "Repurchase Event Payment Date" has the meaning set forth in paragraph 9 below.

     "Required Stockholder Approval" means the affirmative vote of a majority of shares of the Common Stock represented in person or by proxy at a meeting of the stockholders of the Corporation in favor of approval of the Stockholder Proposal (as defined in the Bridge Preferred Stock Certificate of Designations), provided that the total vote cast on the Stockholder Proposal represents over 50% in interest of all securities entitled to vote on the Stockholder Proposal.

     "Senior Debt" means the obligations of the Corporation and its Subsidiaries in respect of all Indebtedness incurred under the following agreements, each as amended, amended and restated, extended, supplemental, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or replacing or otherwise restructuring all or any portion of the Indebtedness incurred under such agreement:

     (1) Indenture, dated as of February 15, 1987, between the Corporation and First Interstate Bank of California, as trustee;

     (2) Indenture, dated effective as of March 16, 1989, between the Corporation and MTrust Corp., National Association, as trustee;

     (3) Indenture, dated as of June 23, 1999, among the Corporation, the Subsidiary Guarantors (as defined therein) and Firstar Bank of Minnesota, N.A., as trustee;

     (4) Credit Agreement relating to the senior secured credit facility, dated as of _________, 2002, among the Corporation, various lenders, and Credit Suisse First Boston and Wells Fargo Bank, National Association, as arrangers and agents;

     (5) [Credit Agreement relating to the senior unsecured bridge financing, dated as of _________, 2002, among the Corporation, various lenders, and Credit Suisse First Boston and Wells Fargo Bank, National Association, as arrangers and agents]; and

     (6) [Indenture relating to the issuance of senior unsecured notes, dated as of _________, 2002, among the Corporation and Credit Suisse First Boston Corporation and Wells Fargo Securities].

     "Significant Subsidiary" means any Subsidiary of the Corporation that would be a "significant subsidiary" as defined in Regulation S-X promulgated by the Securities and Exchange Commission.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Trading Day" means, with respect to any security, any day on which any market in which the applicable security is then traded and in which a quoted price may be ascertained is open for business.

     "Voting Stock" as of any date, and with respect to any corporation, means the capital stock of that corporation that is at the time entitled to vote in the election of the board of directors of that Corporation.

2. Number of Shares and Designations. One hundred thousand (100,000) shares of the preferred stock, $.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as Series E Senior Cumulative Convertible Participating Preferred Stock (the "Permanent Preferred Stock").

3.   Dividends.

     (a) The record holders of Permanent Preferred Stock as of the applicable Record Date shall be entitled to receive cumulative per share dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation in cash in accordance with paragraph 3(b).

     (b) Dividends on shares of Permanent Preferred Stock shall be cumulative and shall accrue beginning on the Initial Bridge Preferred Issue Date, regardless of when any such share of Permanent Preferred Stock was issued, at the Dividend Rate. All or any portion of the accrued but unpaid dividends shall be payable in arrears when and as declared by the Board of Directors of the Corporation (each date as so declared a "Dividend Payment Date"). If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be payable on the next succeeding Business Day. To the extent declared by the Board of Directors of the Corporation, dividends shall be payable to the holders of record of the Permanent Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor. For any Dividend Period in which accrued dividends are not paid in full on or prior to the end of such Dividend Period, such accrued and unpaid dividends shall be added to the Liquidation Preference of the Permanent Preferred Stock effective at the commencement of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the Dividend Rate until such accrued and unpaid dividends have been paid in full. Dividends payable on the Permanent Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue and accumulate on a daily basis.

     (c) So long as any shares of Permanent Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Parity Stock any dividends whatsoever (other than dividends payable solely in shares of Parity Stock or Junior Stock), whether in cash, property or otherwise, nor shall the Corporation make any distribution on any Parity Stock, nor shall any Parity Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its Subsidiaries, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Parity Stock, unless any dividends declared upon any other class or series of Parity Stock shall be declared, and any monies paid or made available for a sinking fund for the purchase or redemption of any class or series of Parity Stock is paid or made available, ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Permanent Preferred Stock and accumulated and unpaid on such Parity Stock.

     (d) So long as any shares of Permanent Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever (other than dividends payable solely in shares of Junior Stock), whether in cash, property or otherwise, nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its Subsidiaries (except for acquisitions of Common Stock by the Company pursuant to agreements in effect on the date the Permanent Preferred Stock is initially issued or subsequently approved by the Board of Directors which permit the Company to repurchase such shares upon termination of services to the Company or any Subsidiary), nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all accrued but unpaid dividends to which the holders of Permanent Preferred Stock are entitled shall have been paid.

     (e) In the event that the Corporation declares and/or pays any dividend or other distribution on the Common Stock (other than a dividend payable solely in shares of Common Stock), the Corporation shall, at the time of such declaration and payment, declare and pay a dividend or other distribution on the Permanent Preferred Stock consisting of the dividend or distribution that would have been payable on the shares of Common Stock issuable upon conversion of the Permanent Preferred Stock (assuming the occurrence of the Required Stockholder Approval) if the Permanent Preferred Stock had been converted into Common Stock immediately prior to the record date for such dividend or distribution, or, if no such record was taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution were determined. Any such dividend or distribution declared, or required to be declared or to be paid, on the Permanent Preferred Stock shall be deemed accrued on the Permanent Preferred Stock for all purposes of this Certificate of Designations and shall remain an accrued dividend on the Permanent Preferred Stock for all purposes of this Certificate of Designations until paid.

     (f) Dividends on the Permanent Preferred Stock shall accrue and accumulate daily and compound quarterly whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared or paid.

     (g) In the event that the amount of any dividends on the shares of Permanent Preferred Stock declared and actually paid or made available for payment to the holders of such shares with respect to any Dividend Period is less than the full amount of the dividend which accrued on such shares during such Dividend Period, then the entire amount paid or made available for payment by the Corporation shall be distributed ratably among all such holders of Permanent Preferred Stock in proportion to the full amount to which they would otherwise respectively be entitled.

4.   Distributions Upon Liquidation, Dissolution or Winding Up.

     (a) In the event of any Liquidation Event, (i) Permanent Preferred Stock shall rank prior to all other classes and series of the Corporation's capital stock authorized or outstanding on the Initial Bridge Preferred Issue Date and
(ii) before any payment or distribution of the assets of the Corporation (whether capital or surplus), or any other consideration in connection with such Liquidation Event, shall be made to or set apart for the holders of Junior Stock, the holders of Permanent Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as reasonably determined in good faith by the Board of Directors of the Corporation an amount per share equal to the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon from the beginning of the Dividend Period during which the Liquidation Event occurs to the date of such Liquidation Event.

     (b) If, upon any such Liquidation Event, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share, plus an amount equal to all dividends accrued and unpaid thereon from the beginning of the Dividend Period during which the Liquidation Event occurs to the date of such Liquidation Event, as provided in paragraph 4(a) above, and the full liquidating payments on all Parity Stock, then the assets of the Corporation or the proceeds thereof shall be ratably distributed among the holders of Permanent Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be entitled if all amounts payable thereon were paid in full.

     (c) After the payment of the full Liquidation Preference of the Permanent Preferred Stock as set forth in paragraph 4(a) above, the holders of the Common Stock shall be entitled to be paid out of the assets of the Corporation an amount per share of Common Stock equal to (i) the Liquidation Preference paid on behalf of a share of Permanent Preferred Stock pursuant to paragraph 4(a) divided by (ii) the number of shares of Common Stock issuable upon conversion of a share of Permanent Preferred Stock. If, upon any such Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to all holders of Common Stock of the amount set forth in this paragraph 4(c), then such assets shall be distributed among the holders of Common Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

     (d) In the event of any Liquidation Event, upon completion of the distributions and payments required by paragraphs 4(a) and (c) and any other distributions and payments that may be required with respect to any other series of preferred stock that may be authorized after the Initial Bridge Preferred Issue Date, the remaining assets of the Corporation shall be distributed among the holders of the then outstanding shares of Common Stock and Permanent Preferred Stock, pro rata based on the number of shares of Common Stock held by each such holder. For the purpose of determining the number of shares of Common Stock held by each holder of Permanent Preferred Stock, such holders shall be deemed to hold the number of shares of Common Stock then issuable (assuming the occurrence of the Required Stockholder Approval) upon conversion in full of all shares of Permanent Preferred Stock held by such holder).

     (e) Written notice of any Liquidation Event, stating the payment date or dates when and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Permanent Preferred Stock at their address as the same shall appear in the records of the Corporation.

     (f) Notwithstanding anything to the contrary in this Certificate of Designations, each holder of Permanent Preferred Stock will be entitled, in its sole discretion, to elect to treat as a Liquidation Event any of the following transactions: any sale or disposition of the Corporation to a third party not an Affiliate of the Corporation, whether by merger, consolidation, sale of all or substantially all of the Corporation's assets or sale of capital stock, provided that the stockholders of the Corporation immediately prior to such sale or disposition (other than the non-Affiliate third party) do not after such sale or disposition hold at least 50% of the Common Stock of the Corporation (or the successor or transferee entity, as the case may be) (any such transaction, an "Optional Liquidation Event"). Notice shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty
(30) days prior to any Optional Liquidation Event, by first class mail, postage prepaid, to all holders of record of the Permanent Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation
(i) describing in reasonable detail the contemplated Optional Liquidation Event, including without limitation the consideration to be paid such Optional Liquidation Event to the Corporation and/or its stockholders, (ii) stating that such holder is entitled to treat the Optional Liquidation Event as a Liquidation Event, (iii) stating the expected date of the Optional Liquidation Event, (iv) stating the amount that would be payable on each share of Permanent Preferred Stock in a Liquidation Event on such date, and (v) stating the location in the United States where the holder must send notice of its decision to elect to treat the Optional Liquidation Event as a Liquidation Event. In order for the Optional Liquidation Event to be treated as a Liquidation Event with respect to the Permanent Preferred Stock held by any holder, such holder must, prior to such Optional Liquidation Event, notify the Corporation at the location indicated in the Corporation's notice that such holder elects to have the Corporation treat the Optional Liquidation Event as a Liquidation Event with respect to its shares of Permanent Preferred Stock and the number of shares such holder wishes to have so treated. If any holder delivers to the Corporation such notice of such holder's election to have the Optional Liquidation Event treated as a Liquidation Event, such Optional Liquidation Event will be treated as a Liquidation Event with respect to all shares of Permanent Preferred Stock with respect to which such election was made, and, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will make distributions on such shares of Permanent Preferred Stock in accordance with paragraphs 4(a) and, if applicable, 4(b) above.

5.   Conversion Rights.

     (a) If the Required Stockholder Approval is obtained on or prior to the date that is 270 days after the Initial Bridge Preferred Issue Date, then each share of Permanent Preferred Stock shall automatically be converted, without any further action on the part of the Corporation or any holder of Permanent Preferred Stock, into a number of shares of Common Stock equal to (x) the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon from the beginning of the Dividend Period during which the Conversion Date occurs to the Conversion Date divided by (y) the Conversion Price. Immediately following such conversion, the rights of the holders of converted Permanent Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Permanent Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

     (b) If the Required Stockholder Approval is not obtained on or prior to the date that is 270 days after the Initial Bridge Preferred Issue Date, the Permanent Preferred Stock will not automatically convert into shares of Common Stock upon receipt of the Required Stockholder Approval and any of the following may occur at any time after the date on which the Required Stockholder Approval has been obtained and prior to the close of business on the Business Day preceding the Redemption Date:

          (i) each share of Permanent Preferred Stock shall be convertible at the option of the holder into a number of shares of Common Stock equal to
     (x) the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon from the beginning of the Dividend Period during which the Conversion Date occurs to the Conversion Date divided by (y) the Conversion Price; or

          (ii) at the election of the holders of at least a majority of the shares of Permanent Preferred Stock then outstanding, each share of Permanent Preferred Stock shall be converted into a number of shares of Common Stock equal to (x) the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon from the beginning of the Dividend Period during which the Conversion Date occurs to the Conversion Date divided by (y) the Conversion Price;

provided, however, that if the Corporation shall default in payment of the Redemption Price, the rights of conversion set forth in paragraphs 5(b)(i) and
(ii) above shall be reinstated.

     (c) If the Permanent Preferred Stock is converted pursuant to paragraph 5(a), 5(b)(i) or 5(b)(ii), such conversion shall be effective for all purposes on the date that the Required Stockholder Approval has been obtained, the date that a holder elects to convert his or her shares of Permanent Preferred Stock into shares of Common Stock or the date that the holders of at least a majority of the shares of Permanent Preferred Stock elect such conversion, respectively (the "Conversion Date"). Following the Conversion Date, the holder of certificates formerly evidencing shares of Permanent Preferred Stock shall (i) surrender the certificate or certificates evidencing the shares of Permanent Preferred Stock to be converted, duly endorsed at the principal office of the Corporation or transfer agent for the Permanent Preferred Stock, if any, (ii) notify the Corporation in writing of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (iii) pay any transfer or similar tax if required (provided, however, that no such payment shall be required if the Common Stock issuable upon conversion is to be issued in the name of the converting holder of Permanent Preferred Stock). In the case of lost or destroyed certificates formerly evidencing ownership of shares of Permanent Preferred Stock to be surrendered, the holder shall submit such proof of loss or destruction. The date on which the holder satisfies the foregoing requirements is referred to as the "Delivery Date." As soon as practicable after the Delivery Date, the Corporation shall deliver or shall deliver through its transfer agent a certificate for the number of full shares of Common Stock issuable upon such conversion and a check for any fractional share. Notwithstanding the foregoing, regardless of whether a holder shall have surrendered such holder's certificates evidencing shares of Permanent Preferred Stock and/or received in respect thereof certificates evidencing shares of Common Stock, such holder shall from and after the Conversion Date be treated for all purposes as a record holder of the number of shares of Common Stock, into which such holder's shares of Permanent Preferred Stock shall have been converted until such time as record ownership is transferred and the certificate held by such holder formerly representing ownership of shares of Permanent Preferred Stock shall, until surrendered in exchange for new certificates evidencing shares of Common Stock as contemplated above, be deemed for all purposes to evidence the shares of Common Stock issuable upon conversion of the shares of Permanent Preferred Stock formerly held by such holder. All shares of Common Stock issuable upon conversion of the Permanent Preferred Stock shall be fully paid and nonassessable. Holders of Common Stock issued upon conversion pursuant to paragraph 5(a) or 5(b) and this paragraph 5(c) shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the applicable Conversion Date.

     (d) The Corporation shall not issue a fractional share of Common Stock upon conversion of Permanent Preferred Stock. Instead, the Corporation shall deliver a check for an amount equal to the value of the fractional share. The value of a fraction of a share is determined by multiplying the Current Market Price of the Common Stock as of the Conversion Date by the fraction, rounded to the nearest cent. If a holder of Permanent Preferred Stock converts more than one share at a time the number of full shares of Common Stock issuable upon conversion shall be based on the total number of all shares of Permanent Preferred Stock converted.

     (e) A holder delivering Permanent Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Common Stock. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

     (f) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Permanent Preferred Stock in full. All shares of Common Stock issued upon conversion of Permanent Preferred Stock shall be fully paid and nonassessable. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Permanent Preferred Stock and will list the shares of Common Stock on each national securities exchange on which the Common Stock is listed.

     (g) If the Corporation after the Initial Bridge Preferred Issue Date:

          (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

          (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price (as in effect immediately prior to such action) shall proportionately be adjusted so that the holder of Permanent Preferred Stock thereafter converted into Common Stock may receive for the same aggregate Conversion Price the aggregate number and kind of shares of capital stock of the Corporation that such holder would have owned immediately following such action if such holder had converted Permanent Preferred Stock immediately prior to such action (assuming the occurrence of the Required Stockholder Approval). The adjustment shall become effective immediately after the record date, in the case of a dividend or distribution, and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Permanent Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine (subject to paragraph 5(n)) the allocation of the Conversion Price between the classes of capital stock. After such allocation, the conversion rights and the Conversion Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this paragraph 5(f).

     (h) If at any time or from time to time after the Initial Bridge Preferred Issue Date, the Corporation issues or sells, or is deemed by the provisions of this paragraph 5(g) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a transaction described in paragraph 5(f), for an Effective Price (as hereinafter defined) that is less than the Conversion Price in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price shall be reduced, as of the close of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration Received (as defined in below) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such applicable Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then-outstanding shares of Bridge Preferred and Permanent Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date. No adjustment shall be made to the Conversion Price in an amount less than one cent per share. Any adjustment otherwise required by this paragraph 5(h) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Conversion Price.

     For the purpose of making any adjustment required under this paragraph
5(h):

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation, other than (i) shares of Common Stock and shares of Permanent Preferred Stock issued or issuable upon conversion of Bridge Preferred Stock, (ii) shares of Common Stock issuable upon conversion of Convertible Securities outstanding as of the Initial Bridge Preferred Issue Date or upon exercise of Rights or Options outstanding on the Initial Bridge Preferred Issue Date, and (iii) shares of Common Stock and/or Rights or Options (and the Common Stock issued pursuant to such Rights or Options) issued after the Initial Bridge Preferred Issue Date to employees, officers or directors of, or consultants or advisors to, the Company or any Subsidiary pursuant to any stock purchase or stock option plans or other compensatory arrangements that are approved by the Board of Directors; (iv) shares of Common Stock and/or Rights or Options (and the Common Stock issued pursuant to such Rights or

Options) issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors; and (v) shares of Common Stock issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board of Directors.

     The "Aggregate Consideration Received" by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the amount of cash received by the Corporation in connection with such issuance or sale; (B) to the extent it consists of property other than cash, be computed at the fair value of that property; (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options, as applicable; and
(D) if Additional Shares of Common Stock are issued or sold in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

     "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock;

     The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing (i) the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this paragraph 5(h), for the issue of such Additional Shares of Common Stock by (ii) the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this paragraph 5(h); and

     "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

     For the purpose of making any adjustment to the Conversion Price required under this paragraph 5(h), if after the Initial Bridge Preferred Issue Date the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that (i) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses, and (ii) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced. On any change ("Pricing Change") in the number of shares of Common Stock deliverable upon exercise of any Rights or Options or the conversion or exchange of any Convertible Securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the unexercised portion of such Rights or Options or Convertible Securities been originally issued with the exercise or conversion price in effect following such Pricing Change. On the expiration or cancellation of any Rights or Options that are unexercised, or the termination of the right to convert or exchange any such Convertible Securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Rights or Options or such Convertible Securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Options or upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities.

     (i) In case of any consolidation, amalgamation, arrangement or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a transaction to which paragraph 5(g) applies), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, subject to paragraph 4(e) above, each share of Permanent Preferred Stock then outstanding shall, without the consent of the holder of any Permanent Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) into which such Permanent Preferred Stock was convertible immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election and that the Required Stockholder Approval was obtained). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Corporation, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this paragraph.

     (j) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this paragraph 5, whenever this Certificate of Designations calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors as evidenced by a written resolution thereof, subject to the provisions of paragraph 5(o) below.

     (k) The Corporation shall take no action that would cause any adjustment under this paragraph 5 that would reduce the Conversion Price below the par value of the Common Stock.

     (l) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Permanent Preferred Stock, first class, postage prepaid, a notice of the adjustment and a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to paragraph 5(n) below, the certificate shall be conclusive evidence that the adjustment is correct.

     (m) The Corporation from time to time may, by a vote of two-thirds of the Board of Directors reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of Permanent Preferred Stock a notice of the reduction. The Corporation shall mail the notice first class, postage prepaid, at least 20 days before the date the reduction in the Conversion Price is to take effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price pursuant to this paragraph 5(m) does not change or adjust the Conversion Price otherwise in effect for purposes of paragraph 5(g) above.

     (n) If:

          (i) the Corporation takes any action that would require an adjustment in the Conversion Price pursuant to clause (iv) of paragraph 5(g) above;

          (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

          (iii) there is a dissolution or liquidation of the Corporation;

a holder of Permanent Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of such transaction. Therefore, the Corporation shall mail to such holders a notice, first class, postage prepaid, stating the proposed record or effective date, as the case may be. The Corporation shall mail such notice at least ten (10) business days before such date.

     (o) Except as otherwise provided in this paragraph, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 5 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 5, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the shares of Permanent Preferred Stock then outstanding (with any shares held by the Corporation or any of its Affiliates not being considered to be outstanding for purposes of this Certificate of Designations), and any dispute shall be resolved, at the non-prevailing party's expense, by an investment banking firm of recognized national standing selected by the Corporation and reasonably acceptable to such holders of a majority of the shares of Permanent Preferred Stock.

     (p) All shares of Permanent Preferred Stock converted pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Permanent Preferred Stock.

     (q) The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Permanent Preferred Stock against impairment.

6.   Redemption by the Corporation.

     (a) The Corporation shall (subject to the legal availability of funds therefore) be required to redeem, at the option of the holders of the Permanent Preferred Stock (exercised as provided in subparagraph 6(b)) all outstanding shares of the Permanent Preferred Stock requested to be redeemed by such holders (as provided in subparagraph 6(b)), at the Redemption Price, on or at any time following the Initial Redemption Date; provided, however, that the Corporation shall not be required to redeem shares of Permanent Preferred Stock pursuant to this Section 6(a) prior to August 31, 2010 to the extent such redemption is not permitted by the terms of the Senior Debt.

     (b) Notice shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Initial Redemption Date, by first class mail, postage prepaid, to all holders of record of the Permanent Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation notifying each such holder that all shares of Permanent Preferred Stock are eligible for redemption by the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall (i) relieve the Corporation from its obligation to redeem the Permanent Preferred Stock pursuant to this paragraph 6 or (ii) affect the validity of the proceedings for the redemption of any shares of Permanent Preferred Stock; provided that the Corporation shall be obligated in accordance with this paragraph 6 to redeem shares of Permanent Preferred Stock held by any holder to whom the Corporation has failed to give notice or as to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Permanent Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Initial Redemption Date; (ii) the Redemption Price; (iii) the place or places in the United States where certificates for such shares are to be surrendered for payment of the Redemption Price; (iv) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (v) the Conversion Price; (vi) that Permanent Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (vii) that holders of Permanent Preferred Stock must satisfy the requirements of paragraph 5 above if such holders desire to convert such shares. In order for the Permanent Preferred Stock to be redeemed at the option of the holder, the holder must (i) notify the Corporation at such office that such holder elects to have the

Corporation redeem it shares of Permanent Preferred Stock and the number of shares such holder wishes to have redeemed (any such notice being referred to as a "Redemption Demand") and (ii) surrender the certificate or certificates evidencing the shares of Permanent Preferred Stock to be redeemed, duly endorsed at the office of the Corporation or transfer agent for the Permanent Preferred Stock (or such other location identified in the Corporation's notice sent pursuant to this paragraph 6(b)). In the case of lost or destroyed certificates evidencing ownership of shares of Permanent Preferred Stock to be surrendered for redemption, the holder shall submit such proof of loss or destruction. In the event that a holder fails to notify the Corporation of the number of shares of Permanent Preferred Stock which such holder wishes to redeem, such holder shall be deemed to have elected to redeem all shares represented by the certificate or certificates surrendered for redemption. Upon satisfaction of the foregoing requirements the Corporation shall on the later of (i) the Initial Redemption Date and (ii) the date on which such requirements are satisfied (the "Redemption Date"), redeem for the Redemption Price the shares of Permanent Preferred Stock for which such requirements have been satisfied. As soon as practicable after the Redemption Date and in any event within five (5) Business Days of the Redemption Date, the Corporation shall deliver or cause to be delivered to the holder of shares of Permanent Preferred Stock, the Redemption Price for such shares of Permanent Preferred Stock for which such holder is seeking redemption.

     (c) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price for all shares of Permanent Preferred Stock required to be redeemed pursuant to this paragraph 6 with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the Permanent Preferred Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to paragraph 6(b) above.

     (d) If a Redemption Demand has been received by the Corporation in accordance with paragraph 6(b) above with respect to any shares of Permanent Preferred Stock and provided that, on or before the Redemption Date with respect to any shares of Permanent Preferred Stock, all funds necessary for redemption of such shares shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of such shares of Permanent Preferred Stock, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on such shares of Permanent Preferred Stock shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Permanent Preferred Stock, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

     (e) Any funds deposited with a bank or trust Corporation for the purpose of redeeming Permanent Preferred Stock shall be irrevocable except that:

          (i) the Corporation shall be entitled to receive from such bank or trust Corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Permanent Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

     (f) No Permanent Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price. If, upon any Redemption Date, the assets of the Corporation legally available to redeem the Permanent Preferred Stock shall be insufficient to redeem all outstanding shares of Permanent Preferred Stock, (i) the Corporation shall redeem that number of shares of Permanent Preferred Stock required to redeem on such Redemption Date that may be redeemed with the assets of the Corporation legally available to redeem the Permanent Preferred Stock (pro rata among the holders of Permanent Preferred Stock requesting redemption on such Redemption Date based on the relative number of shares of Permanent Preferred Stock held by such holders) and
(ii) any unredeemed shares shall be carried forward and shall be redeemed at such time as funds are legally available to so redeem such shares. All shares of Permanent Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets shall continue to be outstanding and entitled to all dividends, liquidation, conversion and other rights, preferences and privileges of the Permanent Preferred Stock until such shares are converted or redeemed.

     (g) All shares of Permanent Preferred Stock redeemed pursuant to this paragraph 6 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Permanent Preferred Stock.

     (h) Except as specifically provided in this paragraph 6, the Permanent Preferred Stock shall not be redeemable.

7.   Voting Rights.

     In addition to any voting rights provided by law, the holders of shares of Permanent Preferred Stock shall have the following voting rights:

     (a) On any matter on which the holders of Permanent Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless the Delaware General Corporation Law or this Certificate of Designations requires approval by a higher percentage. Such voting right of the holders of the Permanent Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders (including any special meeting of holders of such series of Permanent Preferred Stock), or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law.

     (b) During such time that the aggregate number of shares of Permanent Preferred Stock outstanding is equal to at least twenty-five percent (25%) of the shares of Bridge Preferred Stock outstanding on the Initial Bridge Preferred Issue Date (after giving effect to the issuance of all shares of Bridge Preferred Stock issued on the Initial Bridge Preferred Issue Date), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Permanent Preferred
Stock:

          (i) amend, modify, alter, repeal or waive the application of (including by way of merger, consolidation, combination or otherwise) any provision of the Certificate of Incorporation or by-laws of the Corporation or any of its Subsidiaries in any manner that adversely effects the powers, rights, preferences or privileges of the holders of the Permanent Preferred Stock, or enter into any agreement or take any other corporate action (or permit any of its Subsidiaries to enter into any agreement or take any corporate action) which would in any way amend, modify alter, repeal or waive the powers, rights, preferences or privileges of the Permanent Preferred Stock;

          (ii) amend (including by way of merger, consolidation, combination or otherwise) in any respect this Certificate of Designations or subdivide, combine or reclassify the Permanent Preferred Stock, other than changes in the name of the issuing corporation as contemplated by paragraph 16;

          (iii) redeem, acquire, purchase, defease or otherwise retire for value or make any other payment or distribution in respect of any shares of capital stock of the Corporation or any Subsidiaries of the Corporation, other than (a) any such redemption, acquisition, purchase, retirement or other payment or distribution in respect of the Permanent Preferred Stock,
     (b) any redemption, acquisition, purchase, retirement or other payment or distribution by any Subsidiary of the Corporation in respect of shares of capital stock of such Subsidiary held by the Corporation or another wholly-owned Subsidiary of the Corporation, (c) to the extent permitted under the terms of the then outstanding Indebtedness of the Corporation and its Subsidiaries, the repurchase from terminated or retired employees of shares of Common Stock or options to purchase Common Stock, in each case, issued under any stock purchase or stock option plans or other compensatory arrangements that are approved by the Board of Directors, and (d) the cashless exercise of Options and the surrender by holders of restricted shares of capital stock of the Corporation in payment of any tax liabilities by such holders pursuant to any stock purchase or stock option plans or other compensatory arrangements that are approved by the Board of Directors;

          (iv) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) shares of any class or series of capital stock of the Corporation other than: (i) the issuance of shares of Common Stock or Permanent Preferred Stock upon conversion of the Bridge Preferred Stock; (ii) the issuance of shares of Common Stock upon conversion of Permanent Preferred Stock; (iii) the issuance of shares of Common Stock upon exercise of Rights and Options or conversion of

     Convertible Securities outstanding on the Initial Bridge Preferred Issue Date; (iv) the issuance of a number of Options (and the issuance of Common Stock upon exercise thereof) under the Corporation's 1999 Equity Incentive Plan calculated as the lesser of 1,500,000 or 5% of the Corporation's outstanding Common Stock (adjusted appropriately for any stock split with respect to the Common Stock or any subdivision or combination of the Common Stock) in each year commencing July 1, 2000 through July 1, 2009; provided however, that the per share exercise price of any such Options shall not be less than the Conversion Price; and (v) the issuance of a number of shares under the Corporation's Employee Stock Purchase Plan calculated as the lesser of 800,000 or 3% of the Corporation's outstanding Common Stock (adjusted appropriately for any stock split with respect to the Common Stock or any subdivision or combination of the Common Stock) in each year commencing July 1, 2000 through July 1, 2009.

          (v) permit any Subsidiary of the Corporation to create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of capital stock of such Subsidiary;

          (vi) enter into (or permit any Subsidiary of the Corporation to enter into) any transaction involving (a) any payment to, or any sale, lease, transfer or other disposition of any properties or assets to, any Affiliate of the Corporation, (b) any purchase, acquisition or lease of property or assets from any Affiliate of the Corporation, or (c) any loan, guarantee or advance to or from or for the benefit of, or any contract, agreement or lease with, any Affiliate of the Corporation, other than (I) any employment agreement entered into by the Corporation or any of its Subsidiaries in the Corporation or any of its Subsidiaries in the ordinary course of business with any employee of the Corporation or any of its Subsidiaries; (II) any transaction between or among the Corporation and/or its Subsidiaries; (III) payment of directors' fees to Persons who are not otherwise Affiliates of the Corporation other than by reason of their position as an officer or director; (IV) compensation payable to or other benefits provided to, or any agreement to pay such compensation or benefits with, officers and employees of the Corporation; and (V) transactions with holders of the Permanent Preferred Stock;

          (viii) effect any voluntary liquidation, dissolution or winding-up of the Corporation;

          (ix) except as permitted by the express terms of the Senior Debt (without regard to any waiver of rights thereunder), purchase, acquire or lease (or permit any Subsidiary of the Corporation to purchase, acquire or lease), in one transaction or series of related transactions, assets, properties, capital stock or other securities of any Person (other than any (i) inventory purchases in the ordinary course of business pursuant to any contract in effect or executed on or before the Initial Bridge Preferred Issue Date and (ii) inventory purchases in the ordinary course of business pursuant to any contract to be executed by the

     Corporation after the Initial Bridge Preferred Issue Date, but not including initial payments or consideration for inventory, license fees, distribution rights or other similar payments;

          (x) take any action (or permit any Subsidiary of the Corporation to take any action) that would cause a dividend or other distribution to be received by the holders of Bridge Preferred Stock or Permanent Preferred Stock for federal income tax purposes unless such dividend or other distributions is actually received by such holders in cash;

          (xi) except as permitted by the express terms of the Senior Debt (without regard to any waiver of rights thereunder), incur or guarantee or permit any Subsidiary of the Corporation to incur or guarantee any Indebtedness; or

          (xii) declare or pay any dividends or make any other distributions in respect of Common Stock or any other class of Junior Stock (other than dividends on Common Stock payable solely in additional shares of Common Stock).

     (c) Upon the failure by the Corporation to pay six quarterly dividends provided for in paragraph 3, the holders of Permanent Preferred Stock shall have the exclusive right to elect two Directors at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Permanent Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Permanent Preferred Stock as set forth in clauses (ii) and
(iii) of this paragraph 7(c). At elections for such Directors, each holder of Permanent Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such right of the holders of Permanent Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Permanent Preferred Stock as set forth herein. The right of holders of Permanent Preferred Stock to elect members of the Board of Directors as aforesaid shall continue until such time as all accrued and unpaid dividends on the Permanent Preferred Stock have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event that the Corporation subsequently fails to pay six quarterly dividends provided for in paragraph 3. Upon the request of the Corporation after termination of such right, any Directors elected pursuant to this subparagraph 7(c) shall immediately resign.

          (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Permanent Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing Directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

          (iii) At any time when such voting right shall have vested in the holders of shares of Permanent Preferred Stock entitled to vote thereon, if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of holders of record of ten percent (10%) of the voting power represented by the shares of such Permanent Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such Permanent Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the voting power represented by the shares of Permanent Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Permanent Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (iv) The directors elected pursuant to this paragraph 7(c) shall serve until the earlier of (i) the next annual meeting or until their respective successors shall be elected and shall qualify or (ii) until the right of the holders of Permanent Preferred Stock to elect such additional Directors pursuant to this paragraph 7(c) shall terminate; any Director elected by the holders of Permanent Preferred Stock pursuant to this paragraph 7(c) may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the voting power of the outstanding shares of the Permanent Preferred Stock who were entitled to participate in such election of directors, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and Bylaws of the Corporation. If the office of any Director elected by the holders of Permanent Preferred Stock pursuant to this paragraph 7(c), becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the holders of a majority of the outstanding shares of Permanent Preferred Stock may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Permanent Preferred Stock to vote for directors as provided in this paragraph 7(c), the term of office of all Directors then in office elected by the holders of Permanent Preferred Stock shall terminate immediately. Whenever the terms of office of the Directors elected by the holders of Permanent Preferred Stock shall so terminate and the special voting powers vested in the holders of Permanent Preferred Stock shall have expired, the number of Directors shall be such number as may be provided for in the Bylaws or Certificate of Incorporation irrespective of any increase made pursuant to the provisions of this paragraph 7(c).

8. Repurchase Upon Change of Control. To the extent permitted by the terms of the Senior Debt, if a Change of Control occurs, each holder of the Permanent Preferred Stock shall have the right to require the Corporation to repurchase all or any part of that holder's Permanent

Preferred Stock pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Corporation shall offer a payment in cash for each outstanding share of Permanent Preferred Stock equal to the greater of (i) 120% of the sum of the Liquidation Preference per share of Permanent Preferred Stock repurchased plus an amount equal to all dividends accrued and unpaid thereon from the beginning of the Dividend Period during which the repurchase occurs to the date of the repurchase and (ii) the aggregate Current Market Price of all shares of Common Stock issuable (assuming receipt of the Required Stockholder Approval) upon conversion of Permanent Preferred Stock so repurchased, determined as of the date of such Change of Control (the "Change of Control Payment"). Within 30 days following any Change of Control, the Corporation shall mail a notice to each holder of shares of Permanent Preferred Stock describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Permanent Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Certificate of Designations and described in such notice.

     The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Permanent Preferred Stock as a result of a Change of Control.

     On the Change of Control Payment Date, the Corporation shall, to the extent lawful:

          (1) accept for payment all shares of Permanent Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) promptly mail to each holder of Permanent Preferred Stock so tendered the Change of Control Payment for each share of Permanent Preferred Stock so tendered and promptly authenticate and mail to each such holder a new certificate representing the shares of Permanent Preferred Stock equal in Liquidation Preference and other accrued and unpaid dividends to any unpurchased portion of the Permanent Preferred Stock surrendered, if any.

     This paragraph shall be applicable regardless of whether any other provisions of this Certificate of Designations are applicable.

9. Repurchase Upon the Occurrence of any Repurchase Event. Upon the occurrence of any Repurchase Event, to the extent permitted under the terms of the Senior Debt, and so long as the Required Stockholder Approval has not been obtained on or prior to the date that is 270 days after the Initial Bridg Preferred Issue Date, the Corporation shall offer to repurchase all or any part of the Permanent Preferred Stock then outstanding pursuant to the offer described below (the "Repurchase Event Offer"). In the Repurchase Event Offer, the Corporation shall use the net cash proceeds received by the Corporation and/or its Subsidiaries in connection with such Repurchase Event (the "Repurchase Event Proceeds") to repurchase the outstanding shares of Permanent Preferred Stock at a repurchase price equal to the Liquidation Preference, plus an amount equal to all dividends accrued and unpaid thereon from the beginning of the Dividend Period during which the

Repurchase Event Payment Date occurs to the Repurchase Event Payment Date (the "Repurchase Event Payment"). Within 30 days following the occurrence of any Repurchase Event, the Corporation shall mail a notice to each holder of shares of Permanent Preferred Stock describing the transaction or transactions that constitute the Repurchase Event and offering to repurchase the number of shares of Permanent Preferred Stock equal to (x) the Repurchase Event Proceeds, divided by (y) the sum of (1) the Liquidation Preference, on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Repurchase Event Payment Date"), plus,
(2) an amount equal to all dividends accrued and unpaid thereon from the beginning of the Dividend Period during which the Repurchase Event Payment Date occurs to the Repurchase Event Payment Date (the "Repurchase Offer Share Number"), pursuant to the procedures required by this Certificate of Designations and described in such notice. If the aggregate number of shares of Permanent Preferred Stock shares tendered into such Repurchase Event Offer exceeds the Repurchase Offer Share Number, the Corporation will select the shares of Permanent Preferred Stock to be repurchased on a pro rata basis, based on the number of shares of Permanent Preferred Stock held by each holder requesting repurchase of such shares.

     The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Permanent Preferred Stock pursuant to a Repurchase Event Offer.

     On the Repurchase Event Payment Date, the Corporation shall, to the extent lawful:

          (1) accept for payment all shares of Permanent Preferred Stock or portions thereof properly tendered pursuant to a Repurchase Event Offer;

          (2) promptly mail to each holder of Permanent Preferred Stock so tendered the Repurchase Event Payment for the shares of Permanent Preferred Stock so tendered and promptly authenticate and mail to each such holder a new certificate representing the shares of Permanent Preferred Stock equal in Liquidation Preference and other accrued and unpaid dividends to any unpurchased portion of the Permanent Preferred Stock surrendered, if any. This paragraph shall be applicable regardless of whether any other provisions of this Certificate of Designations are applicable.

10. Optional Redemption by the Corporation. At any time on or after August 31, 2010, the Corporation may, upon sixty (60) days notice to the holders of the Permanent Preferred Stock, redeem all, but not less than all, of the then-outstanding shares of Permanent Preferred Stock for cash in an amount per share equal to the Redemption Price.

11. Modification and Waiver. Except as otherwise provided herein, the terms of this Certificate of Designations may be amended and the rights hereunder may be waived only with the consent of holders of a majority of the shares of the Permanent Preferred Stock then outstanding.

12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Permanent Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Permanent Preferred Stock and any qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Permanent Preferred Stock or qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Permanent Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Permanent Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

14. Record Holders. The Corporation and the transfer agent for the Permanent Preferred Stock may deem and treat the record holder of any shares of Permanent Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

15. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation, to its offices at 100 California Street, Suite 500, San Francisco, California 94111, Attention: Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Permanent Preferred Stock, to such holder at the address of such holder of the Permanent Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Permanent Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

16. Merger or Consolidation of the Corporation. The Corporation shall not merge or consolidate with any other Person, or enter into or effect any reorganization, unless the surviving corporation or other entity resulting from such merger, consolidation or reorganization shall make appropriate provision in connection with such merger, consolidation or reorganization such that, subject to paragraph 4(f) above, (i) the shares of Permanent Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization remain outstanding immediately following such merger, consolidation or reorganization or (ii) the shares of Permanent Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization shall be converted into an equivalent number of shares of convertible preferred stock of such surviving corporation or other entity having terms identical to the terms of the Permanent Preferred Stock, except that such shares of convertible preferred stock of such surviving corporation or other entity shall be convertible into securities or other property as provided in paragraph 5(i).

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by _________________, its _________________________________, this ____
day of ______________, 2002.


                                    [UNIVERSE] CORPORATION

                                    By:    ____________________________________
                                    Name:  ____________________________________
                                    Title: ____________________________________



ATTEST:

By: ________________________________
    Name: __________________________
    Title: _________________________

                 Exhibit E to the Agreement and Plan of Merger


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of __________, 2002 by and among URS CORPORATION, a Delaware corporation (the "CORPORATION"), Blum Strategic Partners, L.P. ("BLUM STRATEGIC"), Blum Capital Partners, L.P. ("BLUM CAPITAL" and, together with Blum Strategic, "BLUM") and CARLYLE-EG&G, L.L.C. ("EG&G") and EG&G Technical Services Holdings, L.L.C. (the "HOLDER REPRESENTATIVE" and together with EG&G, "CARLYLE").

         WHEREAS, the Corporation and Affiliates of Blum were party to that certain Registration Rights Agreement dated February 21, 1990, and whereas the Corporation and Affiliates of Blum were parties to that certain Registration Rights Agreement dated June 9, 1999;

         WHEREAS, the Corporation and the Holder Representative are parties to an Agreement and Plan of Merger, dated as of July 16, 2002 pursuant to which the Corporation is issuing Common Stock and Series D Senior Convertible Participating Preferred Stock to Carlyle and other individuals;

         WHEREAS, in order to induce Carlyle to consummate the transactions contemplated by the Agreement and Plan of Merger, the Corporation and Blum have agreed to enter into this Agreement to provide the registration rights set forth in this Agreement for the benefit of Blum, Carlyle and their direct and indirect transferees;

         WHEREAS, the execution and delivery of this Agreement is a condition to Carlyle's obligations pursuant to the Agreement and Plan of Merger.

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, each of the Corporation, Blum and Carlyle (together "PARTIES") agree as follows:

         SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

         AFFILIATE: An affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "CONTROL," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         BLUM CUTBACK PERCENTAGE: 50%.

         BLUM HOLDERS: Blum, any Affiliate of Blum or account for which Blum (or its Affiliates) has investment discretion which is a holder of Registrable Securities as of the date of this Agreement and any other person or entity to whom any of the foregoing may transfer the rights described in this Agreement.



                                       1.

         BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         CARLYLE CUTBACK PERCENTAGE: 50%.

         CARLYLE HOLDERS: Carlyle, the other holders of Registrable Securities other than the Blum Holders and any other person or entity to whom any of the foregoing may transfer the rights described in this Agreement.

         CLOSING DATE: The date of the Closing, as such term is defined in the Agreement and Plan of Merger.

         COMMON STOCK: The common stock, par value $0.01 per share, of the Corporation or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation.

         CORPORATION: URS Corporation, a Delaware corporation, and any successor entity thereto.

         CUTBACK: Cutback is defined below in Section 2(f).

         DISTRIBUTEE: Any person that is a member, stockholder or partner of any of the Holders or any person that is a member, stockholder or partner of a Distributee to which Registrable Securities are transferred or distributed by a Holder or Distributee.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         FORM S-1: Such form under the Securities Act in effect on the date hereof or such registration form under the Securities Act subsequently adopted by the SEC which replaces such form.

         FORM S-3: Such form under the Securities Act in effect on the date hereof or such registration form under the Securities Act subsequently adopted by the SEC which replaces such form.

         FORM S-4: Such form under the Securities Act in effect on the date hereof or such registration form under the Securities Act subsequently adopted by the SEC which replaces such form.

         HOLDER: Blum Holders, Carlyle Holders and each holder of any Registrable Securities, including an Affiliate, a Distributee or other successors, assigns and transferees of a Holder or a Holder that has received Registrable Securities pursuant to Section 9(f) and agrees to be bound by the terms of this Agreement.



                                       2.

         NASD: The National Association of Securities Dealers.

         NYSE: The New York Stock Exchange.

         PERSON: Any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

         PROSPECTUS: The prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

         REGISTRABLE SECURITIES: Registrable Securities include: (a) 1,856,440 shares of Common Stock held through partnerships or managed accounts for which Blum Capital is the General Partner or Investment Advisor; (b) 5,845,104 shares of Common Stock issued to Blum upon conversion of all outstanding shares of Series B Exchangeable Convertible Preferred Stock issued under the Securities Purchase Agreement, dated June 9, 1999; (c) Common Stock issued pursuant to the Merger Agreement; (d) Common Stock issuable upon conversion of the Corporation's Series D Senior Convertible Participating Preferred Stock (the "SERIES D PREFERRED STOCK"); (e) in the event such shares of Series D Preferred Stock are converted into Series E Senior Cumulative Convertible Participating Preferred Stock (the "SERIES E PREFERRED STOCK"), such shares of Series E Preferred Stock;
(f) Common Stock issuable upon conversion of the Series E Preferred Stock; and
(g) any other securities issued or issuable with respect to any of the securities described in the foregoing clauses (a) through (f) upon any conversion or exchange thereof, by way of stock dividend or other distribution, stock split or reverse stock split of in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization.

         As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; (B) such securities shall have been distributed to the public in reliance upon Rule 144; (C) such securities shall have been acquired by the Corporation; or (D) such securities shall have been sold in a private transaction in which the transferor's rights under this Agreement were not assigned.

         REGISTRATION EXPENSES: All fees and expenses incident to the performance of or compliance with the provisions of this Agreement, whether or not any Registration Statement is filed or becomes effective, including without limitation, all (a) registration and filing fees (including without limitation, (i) fees with respect to filings required to be made with the NASD in connection with an underwritten offering, (ii) fees and expenses of compliance with state securities or blue sky laws and (iii) fees and other expenses associated with admitting for trading on the NYSE or any other applicable exchange or automated dealer system); (b) printing expenses; (c) fees and disbursements of all independent certified public accountants (including,



                                       3.

without limitation, the reasonable expenses of any special audit and "cold comfort" letters required by or incident to such performance); (d) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720 of the NASD Rules of Conduct; (e) fees and expenses of all attorneys, advisers, appraisers and other persons retained by the Corporation or any Subsidiary of the Corporation;
(f) internal expenses of the Corporation and its Subsidiaries; (g) the expenses of any annual audit; (h) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this agreement; (i) if any of the Blum Holders are selling Registrable Securities in such registration, the reasonable out-of-pocket expenses and, as to in-house counsel, allocated costs of the Blum Holders of Registrable Securities being registered in such registration incurred therewith including, without limitation, the reasonable fees and disbursements of not more than one outside counsel and one in-house counsel (who may be employed by an Affiliate of a Holder) for the Blum Holders chosen by the Blum Holders holding a majority of the Registrable Securities of Blum Holders to be included in such Registration Statement; and (j) if any of the Carlyle Holders are selling Registrable Securities in such registration, the reasonable out-of-pocket expenses and, as to in-house counsel, allocated costs of the Carlyle Holders of the Registrable Securities being registered in such registration incurred therewith including, without limitation, the reasonable fees and disbursements of not more than one outside counsel and one in-house counsel (who may be employed by an Affiliate of a Holder) for the Carlyle Holders chosen by the Carlyle Holders holding a majority of the Registrable Securities of Carlyle Holders to be included in such Registration Statement. "REGISTRATION EXPENSES" shall not include any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities, which such expenses shall be paid or borne by the Holders thereof, nor shall "REGISTRATION EXPENSES" include any fees or expenses incurred by or on behalf of any Holder who, without cause, either withdraws a request for registration or withdraws from a registration.

         REGISTRATION STATEMENT: Any registration statement of the Corporation filed with the SEC pursuant to the Securities Act (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) that covers the resale of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus (including pre- and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

         REQUESTING HOLDER: Any Holder that initiates a request for registration hereunder.

         RULE 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         RULE 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         RULE 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.



                                       4.

         RULE 430A: Rule 430A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         SEC: The Securities and Exchange Commission, or any successor governmental agency or authority thereto.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         SPECIAL REGISTRATION: The registration of shares of equity securities and/or options or other rights in respect thereof to be offered solely to or by directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Corporation or its direct or indirect Subsidiaries, solely on Form S-8 or any successor form.

         SUBSIDIARY: With respect to any Person, any corporation or Person, a majority of the outstanding voting stock or other equity interests of which is held, directly or indirectly, by that Person.

         SECTION 2. DEMAND REGISTRATION.

                (a) REQUESTS BY BLUM HOLDER. Subject to the provisions of
Section 2(c)(ii), Blum Holders holding not less than 50% of the then-outstanding Registrable Securities held by all Blum Holders shall have the right to make written requests that the Corporation effect registrations under the Securities Act of all or part of the Registrable Securities of such Blum Holders, which requests shall specify the intended method of disposition thereof by such Blum Holders, including whether the registration requested is for an underwritten offering. For a registration to be underwritten, Requesting Holders holding not less than 50% of the Registrable Securities held by all Requesting Holders must so request. The Corporation shall not be required to effect more than four registrations under this Section 2(a).

                (b) REQUESTS BY CARLYLE HOLDER. Subject to the provisions of
Section 2(c)(ii), Carlyle Holders holding not less than 50% of the then-outstanding Registrable Securities held by all Carlyle Holders shall have the right to make written requests that the Corporation effect registrations under the Securities Act of all or part of the Registrable Securities of such Carlyle Holders, which requests shall specify the intended method of disposition thereof by such Carlyle Holders, including whether the registration requested is for an underwritten offering. For a registration to be underwritten, Requesting Holders holding not less than 50% of the Registrable Securities held by all Requesting Holders must so request. The Corporation shall not be required to effect more than three registrations under this Section 2(b).

                (c) OBLIGATION TO EFFECT REGISTRATION.

                          (i) Within 10 business days after receipt by the
Corporation of any request for registration pursuant to Section 2(a) or 2(b), the Corporation shall give written notice of such requested registration to all Holders, and as expeditiously as possible will use its best efforts to effect the registration under the Securities Act of:



                                       5.

                               (1) the Registrable Securities which the
Corporation has been so requested to register pursuant to Section 2(a) or 2(b); and

                               (2) all other Registrable Securities which the
Corporation has been requested to register by any other Holders thereof by written request given to the Corporation within 10 days after the Corporation has given such written notice.

                          (ii) The Corporation's obligations under Sections 2(a)
and 2(b) shall be subject to the following limitations:

                               (1) the Corporation shall not be required to
effect a registration during the period starting with the date of filing of, and ending on the date 180 days following the effective date of, the registration statement pertaining to a public offering by the Corporation so long as the Holders are permitted to register and sell in such offering all such Registrable Securities as they have requested be included in such offering without cutback under Section 2(f); provided, that, (i) the Corporation may not decline to register shares pursuant to this clause (1) more than once every two years (such time period to commence upon the expiration of the end of the 180-day period referred to above) and (ii) the Corporation may not decline to register shares pursuant to this clause (1) at any time prior to six (6) months after the date hereof unless the Corporation is effecting such registration in order to refinance the Bridge Loans (as defined in the Commitment Letters (as defined in the Merger Agreement)); and

                               (2) the Corporation shall not be required to
effect a registration on Form S-1 if it has filed and has maintained an effective "shelf' Registration Statement on Form S-3 pursuant to Section 4(d) and such Form S-3 is effective and permitted to be used by the Requesting Holders to sell all of the Registrable Securities such Requesting Holders wish to sell.

                (d) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to Section 2(a) or 2(b) shall not be deemed to have been effected unless it is declared effective by the SEC and remains effective for the period specified in Section 5(b). Notwithstanding the preceding sentence, a registration requested pursuant to Section 2(a) or 2(b) that does not become effective after the Corporation has filed a Registration Statement with respect thereto by reason of the refusal to proceed of the Requesting Holders without cause, or by reason of a request by a majority of the Requesting Holders participating in such registration that such registration be withdrawn, shall be deemed to have been effected by the Corporation at the request of such Requesting Holders.

                (e) INCLUSION OF OTHER SECURITIES. Notwithstanding any other provision of this Section 2:

                          (i) The Corporation may, subject to the remainder of
this Section 2(e) and subject to Section 2(f), elect to include in any Registration Statement made pursuant to Section 2(a) or 2(b), authorized but unissued shares of Common Stock or shares of Common Stock held as treasury stock; and



                                       6.

                          (ii) The Corporation shall not register securities
(other than Registrable Securities) for sale for the account of any Person (other than the Corporation or the Holders) in any registration requested pursuant to Section 2(a) or 2(b).

                (f) CUTBACKS AND ALLOCATION OF OPPORTUNITY TO REGISTER SECURITIES. If any Registration Statement made pursuant to Section 2(a) or 2(b) involves an underwritten offering and if the underwriter advises the Requesting Holder in writing that marketing factors require a limitation of the number of shares to be underwritten (a "CUTBACK"), then the Requesting Holder shall so advise the Corporation which shall advise all Holders of Registrable Securities which would otherwise be underwritten pursuant thereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof as follows: (i) the Blum Holders as a group shall be entitled to the Blum Cutback Percentage of the Registrable Securities actually sold in the offering and (ii) the Carlyle Holders as a group shall be entitled to sell the Carlyle Cutback Percentage of the Registrable Securities actually sold in the offering; provided, however, that, to the extent that the number of shares the Blum Holders or the Carlyle Holders, as a group, are entitled to register pursuant to this sentence exceeds the number that such group of holders actually seeks to register, then such excess shall be added to the number of shares that the Carlyle Holders or the Blum Holders, respectively, shall be entitled to register.

         SECTION 3. REGISTRATION BY THE CORPORATION.

                (a) PROCEDURE. If the Corporation at any time proposes to register any of its Common Stock under the Securities Act (other than a Registration on Form S-4 with respect to any merger, consolidation or acquisition, a demand registration pursuant to Section 2(a) or 2(b) or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it shall each such time give prompt written notice to all Holders of Registrable Securities. Upon the written request of any Holder of Registrable Securities given to the Corporation within 10 business days after the Corporation has given any such notice, the Corporation will use its best efforts to effect the registration under the Securities Act of all Registrable Securities requested by the Holders thereof to be included registered, provided that:

                          (i) if, at any time after giving written notice of its
intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Corporation shall determine for any reason not to register such securities, the Corporation may, at its election, give written notice of such determination to each Holder that was previously notified of such registration and, thereupon, shall not register any securities (including Registrable Securities) in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders to request that a registration be effected under Section 2(a) or 2(b).

                (b) CUTBACKS AND ALLOCATION OF OPPORTUNITY TO REGISTER SECURITIES. If any Registration Statement made pursuant to this Section 3 involves an underwritten offering and if the underwriter advises the Corporation in writing that marketing factors require a Cutback, then the Corporation shall advise the Holders of Registrable Securities which would otherwise be



                                       7.

underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof and the Corporation as follows:

                          (i) The Corporation shall be entitled to sell 80% of
the Registrable Securities actually sold in the offering; and;

                          (ii) The Requesting Holders shall be entitled to sell
20% of the Registrable Securities actually sold in the offering, allocated according to the Blum Cutback Percentage and the Carlyle Cutback Percentage; provided, however, that, to the extent that the number of shares the Blum Holders or the Carlyle Holders, as a group, are entitled to register pursuant to this sentence exceeds the number that such group of holders actually seeks to register, then such excess shall be added to the number of shares that the Carlyle Holders or the Blum Holders, respectively, shall be entitled to register.

                (c) No registration effected under this Section 3 shall relieve the Corporation of its obligation to effect registrations upon request under
Section 2(a) or 2(b). If the offering by the Corporation is not underwritten, the Corporation shall not be obligated to cause any piggyback registration under this Section 3 to be underwritten.

         SECTION 4. FORM S-3 REGISTRATIONS. In case the Corporation shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Corporation effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities held by such Holder or Holders, the Corporation will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                (b) as expeditiously as possible, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 10 days after receipt of such written notice from the Corporation; provided, however, that the Corporation shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

                          (i) if Form S-3 is not available for such offering by
the Holders;

                          (ii) if the Holders, together with the holders of any
other securities of the Corporation entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

                          (iii) if within 30 days of receipt of a written
request from any Holder or Holders pursuant to this Section 4, the Corporation gives notice to such Holder or Holders of the Corporation's bona fide intention to make a public offering within 90 days; provided, that (i) the Corporation may only give such notice once in any 12-month period and (ii) the Corporation



                                       8.

may not decline to register shares pursuant to this clause (iii) at any time prior to six (6) months after the date hereof unless the Corporation is effecting such registration in order to refinance the Bridge Loans (as defined in the Commitment Letters (as defined in the Merger Agreement));

                          (iv) if the Corporation has, within the 90-day period
preceding date of such request, effected a Corporation-initiated registration (other than a Special Registration); or

                          (v) in any particular jurisdiction in which the
Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                (c) Subject to the foregoing, the Corporation shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as expeditiously as possible after receipt of the request or requests of the Holders.

                (d) If requested and if the Corporation is eligible to file such Registration Statement on Form S-3, the Registration Statement filed under this
Section 4 shall provide for the sale by the Holders thereof of the Registrable Securities from time to time on a delayed or a continuous basis under Rule 415 under the Securities Act.

                (e) Registrations effected pursuant to this Section 4 shall not be counted as demands for registration pursuant to Section 2 or registrations by the Corporation pursuant to Section 3; provided, however, that if such registration includes an underwritten offering, it shall constitute a separate "DEMAND" registration for purposes of Section 2(a) and 2(b).

         SECTION 5. REGISTRATION PROCEDURES. The Corporation shall pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Agreement. If and whenever the Corporation is required to effect or use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2, 3 and 4, the Corporation shall:

                (a) Furnish to the Holders and the managing underwriters, if any, copies of all such documents proposed to be filed (excluding, unless requested, those documents incorporated or deemed to be incorporated by reference and then only to the Holder who so requested) and use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Holders may reasonably propose. The Corporation shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto (excluding any document that would be incorporated or deemed incorporated by reference) to which the Holder or the managing underwriters, if any, shall reasonably object in writing (by hand-delivery, courier guaranteeing overnight delivery or telecopy) within five Business Days after the receipt of such documents. Notwithstanding the foregoing, the Corporation shall not be required to furnish to the Holders or the managing underwriters, if any, any amendments or supplements to the Registration Statement or Prospectus filed solely to reflect changes to the Registrable Securities held by any particular Holder or immaterial revisions to the information contained therein.

                (b) Prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in



                                       9.

connection therewith and such other documents as may be necessary to keep such Registration Statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement or Prospectus, as so amended and supplemented, until the earlier of: (i) 60 days after the effective date of such Registration Statement (720 days in the case of a Shelf Registration pursuant to Section 4(d)) or (ii) the consummation of the disposition by the Holders of all the Registrable Securities covered by such Registration Statement and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

                (c) Notify the Holders and the managing underwriters, if any, promptly and, if requested by any such person, confirm such notice in writing:

                          (i) (1) when a Prospectus or any Prospectus supplement
or post-effective amendment is proposed to be filed and (2) with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

                          (ii) of any written comments from the SEC with respect
to any filing and of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto;

                          (iii) of the issuance by the SEC, any state securities
commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                          (iv) of the receipt by the Corporation of any
notification with respect to the suspension of qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

                          (v) of the existence of any fact or the happening of
any event during the period of effectiveness that makes any statement of material fact made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                          (vi) of the determination by the Corporation that a
post-effective amendment to the Registration Statement will be filed with the SEC.



                                      10.

                (d) Use commercially reasonable efforts to obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                (e) If requested by the Requesting Holders, or managing underwriters, if any, to:

                          (i) promptly include in a Prospectus supplement or
post-effective amendment such information as the Requesting Holders or managing underwriters, if any, may reasonably request to be included therein; and

                          (ii) make all required filings of such Prospectus
supplement or such post-effective amendment as expeditiously as possible after the Corporation has received notification of the matters to be included in such Prospectus supplement or post-effective amendment.

                (f) Furnish to each Holder who so requests, and each managing underwriter, if any, without charge, at least one copy of the Registration Statement and each amendment thereto (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or any managing underwriter and then only to the person who so requested).

                (g) Deliver to each Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may request; and, unless the Corporation shall have given notice to such Holder or underwriter pursuant to Section 5(c)(v) hereof, the Corporation hereby consents to the use of such Prospectus, and each amendment or supplement thereto, by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                (h) Prior to any public offering of Registrable Securities, use all reasonable efforts to register or qualify, or cooperate with the Holders of Registrable Securities to be sold or tendered or the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things legally necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Corporation to any tax in any such jurisdiction where it is not then so subject.



                                      11.

                (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders and the managing underwriters, if any, to
(1) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold (unless the same shall be in book-entry form), which certificates shall not bear any restrictive legends, unless required by applicable securities laws, shall bear a CUSIP number different from the CUSIP number for the Registrable Securities and shall be in a form eligible for deposit with the Depositary Trust Corporation, and (2) enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of Registrable Securities.

                (j) Use best efforts to cause the offering of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the Holder or managing underwriter, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Corporation shall not be required to register the Registrable Securities in any jurisdiction that would require the Corporation to qualify to do business in any jurisdiction where it is not then so qualified, subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Corporation to any tax in any such jurisdiction where it is not then so subject.

                (k) Upon the occurrence of any event contemplated by Section 5(c)(v) hereof, as expeditiously as possible, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, to provide a CUSIP number for the Registrable Securities to be sold pursuant to the Registration Statement.

                (m) Enter into such agreements (including any underwriting agreements in form, scope and substance as may be reasonably requested and as are customary in underwritten offerings) and take all such other appropriate actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in interest of the Registrable Securities being sold) in order to expedite or facilitate the sale of such Registrable Securities, including, without limitation, reasonable participation of senior management in a "road show." In connection with any underwritten offering, the Corporation will:

                          (i) make such representations and warranties to the
Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its Subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any,



                                      12.

incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;

                          (ii) obtain, as may reasonably be required, opinions
of counsel to the Corporation (which may include in-house counsel) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such underwriters);

                          (iii) obtain, as may reasonably be required, customary
"cold comfort" letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any Subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and

                          (iv) deliver such documents and certificates as may be
reasonably requested by the Holders of a majority in interest of the Registrable Securities being sold or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause
(i) of this Section 5(m) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation;

                (n) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its Subsidiaries (other than records and documents that the Corporation and its Subsidiaries agreed contractually not to disclose and the disclosure of which would violate any such contractual agreement) as they may reasonably request, and cause the officers, directors, agents and employees of the Corporation and its Subsidiaries to supply all information (other than information that the Corporation and its Subsidiaries agreed contractually not to disclose and the disclosure of which would violate any such contractual agreement) in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement and as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties thereto by one counsel designated by and on behalf of such Holders and other parties.



                                      13.

                (o) Use all reasonable efforts to cause any Registrable Securities included in the registration, to the extent such Registrable Securities are not already so listed, to be admitted for trading on the NYSE (or such other exchange or automated trading system as shall be the primary trading system or exchange for the Common Stock).

                (p) Have the right, if the Board of Directors of the Corporation, in its good faith judgment, determines that any registration of shares of Common Stock should not be made or continued because it would materially interfere with any material financing, acquisition, corporation reorganization, merger, or other transaction involving the Corporation or any of its Subsidiaries, or would require premature disclosure of material non-public information (a "VALID BUSINESS REASON"): (i) to postpone filing a Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 180 days, and (ii) to cause any Registration Statement that has already been filed to be withdrawn and its effectiveness terminated or to postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 90 days (the "POSTPONEMENT PERIOD"); provided, however, that in no event shall the Corporation be permitted to postpone or withdraw a Registration Statement within 12 months after the expiration of the most recent Postponement Period.

                (q) Have the right to require each Holder of any Registrable Securities as to which any registration is being effected to furnish to the Corporation such information regarding such Holder and the distribution of such securities as the Corporation may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Corporation all information required to be disclosed in order to make the information previously furnished to the Corporation by such Holder not materially misleading. The Corporation agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Corporation, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law. By the acquisition of Registrable Securities, each Holder shall be deemed to have agreed that upon receipt of any notice from the Corporation pursuant to Section 5(c) or 5(p), such Holder will promptly discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder shall have received: (i) in the case of Section 5(c), notice from the Corporation that such Registration Statement has been amended, and copies of the supplemented or amended Prospectus, as contemplated by Section 5(c)(i); or (ii) in the case of Section 5(p), the time period specified has elapsed or such Holder has received notice from the Corporation that the Postponement Period has been terminated. If so directed by the Corporation, each Holder will deliver to the Corporation (at the Corporation's expense) all copies, other than permanent file copies, in such Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Corporation shall give any such notice, the period mentioned in Section 5(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(c)(i).



                                      14.

         SECTION 6. INDEMNIFICATION.

                (a) The Corporation agrees to indemnify and hold harmless each Holder of Registrable Securities, such Holder's Affiliates, and their respective officers, directors, employees, representatives and agents and each Person, if any, who controls any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim or damage arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim or damage arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim or damage if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact (provided that the Corporation has delivered to such Holder, or otherwise given notice to such Holder of the existence of, such most recent Prospectus, as supplemented or amended). Any amounts advanced by the Corporation to an indemnified party pursuant to this Agreement shall be returned to the Corporation if it shall be finally determined in a judgment by a court of competent jurisdiction not subject to appeal, that such indemnified party was not entitled to indemnification.

                (b) In connection with the preparation of the Registration Statement in which a Holder of Registrable Securities is participating in furnishing information relating to such Holder of Registrable Securities to the Corporation for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, each such Holder agrees, severally and not jointly, to indemnify and hold harmless any other Holders of Registrable Securities, the Corporation, its Affiliates, officers, directors, employees representatives and agents and each Person, if any, who controls such other Holders or the Corporation within the meaning of either such Section, against any and all loss, liability, claim or damage described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).



                                      15.

                (C) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel), for each of the Carlyle Holders and Blum Holders, and all Persons, if any, who control the Holders of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively (unless representation of all Holders and such parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them), and (b) the fees and expenses of more than one separate firm (in addition to any local counsel), for the Corporation and each Person, if any, who controls the Corporation within the meaning of either such Section, and that all fees and expenses payable under
(a) and (b) above shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders of Registrable Securities, and control persons of the Holders of Registrable Securities, such firm shall be designated by the Requesting Holders and shall be reasonably acceptable to the Corporation. In the case of any such separate firm for the Corporation and control persons of the Corporation, such firm shall be reasonably acceptable to the Holders of a majority in interest of the Registrable Securities. So long as it is participating in the defense of the indemnified party, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent



                                      16.

to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto).

                (d) If the indemnification to which an indemnified party is entitled under this Section 6 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Corporation on the one hand and the Holders of the Registrable Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the Holder of the Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 6, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the amount actually received by such Holder for the Registrable Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         For purposes of this Section 6(d), each Person, if any, who controls any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the



                                      17.

Exchange Act shall have the same rights to contribution as such Holder, and each Person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Corporation. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled, compromised, or with respect to which the party requesting contribution consented to the entry of a judgment, without such party's written consent, which consent shall not be unreasonably withheld or delayed.

                (e) The Corporation may require as a condition to including the Registrable Securities in the Registration Statement, and to entering into any underwriting agreement with respect thereto, that the Corporation shall have received an undertaking from the Holder and such underwriter to comply with the provisions of this Section 6.

                (f) The agreements contained in this Section 6 shall survive the transfer or sale of the Registrable Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         SECTION 7. INFORMATION REQUIREMENTS.

                (a) The Corporation agrees that, if at any time the Corporation is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and use reasonable efforts to take such further reasonable action as any Holder of Registrable Securities may request in writing to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act (or any similar rule or regulation hereafter adopted by the SEC) and customarily taken in connection with sales pursuant to such exemptions, including, without limitation, making available adequate current public information within the meaning of paragraph (c)(2) of Rule 144 and delivering the information required by paragraph (d) of Rule 144A. Notwithstanding the foregoing, nothing in this
Section 7 shall be deemed to require the Corporation to register any of its securities under any section of the Exchange Act.

                (B) The Corporation shall file reports required to be filed by it under the Exchange Act and the rules of the NYSE or any other securities exchanges or markets on which the Common Stock is listed or quoted.

         SECTION 8. UNDERWRITTEN REGISTRATION. If any of the Registrable Securities covered by a Registration Statement filed in connection with Sections 2(a) or 2(b) are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Requesting Holders, subject to the consent of the Corporation, which will not be unreasonably withheld or delayed. No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Requesting Holders; and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of



                                      18.

such underwriting arrangements. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as set forth in Sections 2(f) and 3(b) above.

         SECTION 9. MISCELLANEOUS.

                (a) NO INCONSISTENT AGREEMENTS. The Corporation has not entered into or shall not enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Corporation's other issued and outstanding securities under any such agreements.

                (b) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the registration rights granted by the Corporation with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Corporation with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the Parties with respect to such registration rights, including the Registration Rights Agreement dated February 21, 1990 and the Registration Rights Agreement dated June 9, 1999.

                (c) NO ADVERSE ACTION AFFECTING THE REGISTRABLE SECURITIES. The Corporation will not take any action with respect to the Registrable Securities which would adversely affect the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Corporation and Holders of
(i) a majority in interest of Registrable Securities held by Blum Holders and
(ii) a majority in interest of Registrable Securities held by Carlyle Holders, provided, however, that, for the purposes of this Agreement, Registrable Securities that are held, directly or indirectly, by either the Corporation or an Affiliate of the Corporation are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to the Registration Statement with respect to the offering of Registrable Securities pursuant to such Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in interest of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(d),



                                      19.

whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

                (e) NOTICES. All notices and other communications provided for herein or permitted hereunder shall be made in writing by hand-delivery, courier guaranteeing overnight delivery, certified first-class mail, return receipt requested, or telecopy and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                (i)      If to the Corporation to:

                         URS CORPORATION
                         100 California Street, Suite 500
                         San Francisco, CA  94111
                         Facsimile No.  (415) 398-2621
                         Attention:  Kent P. Ainsworth

                         With a copy to:

                         COOLEY GODWARD LLP
                         One Maritime Plaza, 20th Floor
                         San Francisco, CA 94111
                         Facsimile No. (415) 951-3699
                         Attention:  Samuel M. Livermore

                (ii)     If to Blum or a Blum Holder to:

                         BLUM CAPITAL PARTNERS, L.P.
                         909 Montgomery Street
                         San Francisco, CA  94133
                         Facsimile No.  (415) 434-3130
                         Attention:  Murray A. Indick

                         With a copy to:

                         WILMER, CUTLER & PICKERING
                         2445 M Street, N.W.
                         Washington, D.C.  20037
                         Facsimile No. (202) 663-6363
                         Attention:  Eric R. Markus



                                      20.

                (iii)    If to Carlyle or a Carlyle Holder to:

                         THE CARLYLE GROUP
                         1001 Pennsylvania Ave., N.W., Suite 200
                         Washington, D.C.  20004-2505
                         Facsimile No.  (202) 347-9250
                         Attention:  Joseph E. Lipscomb

                         With a copy to:

                         LATHAM & WATKINS
                         555 11th Street, N.W.
                         Washington, D.C.  20004-1304
                         Facsimile No. (202) 637-2201
                         Attention:  Daniel T. Lennon

                (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors assign and transferees. Any Holder may assign its rights hereunder in whole or in part to an Affiliate or to a Distributee or to other successors, assigns and transferees of such Holder; provided that such Affiliate, Distributee or successor, assignee or transferee expressly agrees to be bound by this Agreement by written supplement. This Agreement shall survive any transfer of Registrable Securities to and shall inure to the benefit of each Holder and any Affiliate, Distributee or such other successors, assigns and transferees of such Holder.

                (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as applied to contracts made and performed within the State of Delaware without regard to principles of conflicts of law.

                (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

                (j) SPECIFIC PERFORMANCE. The Corporation agrees that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by the Corporation would not be an adequate remedy; and (ii) the Holders shall be entitled to specific performance and injunctive



                                      21.

and other equitable relief in addition to any other remedy to which they may be entitled at law or in equity.



                                      22.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, in two or more counterparts, each of which shall be deemed to be an original and all of which collectively shall be deemed to be one and the same instrument, as of the date first written above.


CORPORATION:                             URS CORPORATION


                                         By:------------------------------------
                                         Name:----------------------------------
                                         Title:---------------------------------

BLUM:                                  BLUM STRATEGIC PARTNERS, L.P.


                                         BY: BLUM STRATEGIC GP, L.L.C.,
                                             ITS GENERAL PARTNER


                                         By:------------------------------------
                                            N. Colin Lind, Managing Member


                                       BLUM CAPITAL PARTNERS, L.P.


                                         BY: RICHARD C. BLUM & ASSOCIATES, INC.,
                                             ITS GENERAL PARTNER


                                         By:------------------------------------
                                            N. Colin Lind, Managing Partner

CARLYLE:                               CARLYLE-EG&G, L.L.C.


                                         By:------------------------------------
                                         NamE:----------------------------------
                                         Title:---------------------------------


                                      EG&G TECHNICAL SERVICES HOLDINGS,
                                      L.L.C.


                                        By:-------------------------------------
                                        Name:-----------------------------------
                                        Title:----------------------------------

                 Exhibit F to the Agreement and Plan of Merger


                   MANAGEMENT RIGHTS AND STANDSTILL AGREEMENT

      THIS MANAGEMENT RIGHTS AND STANDSTILL AGREEMENT (this "AGREEMENT") is made and entered into as of ______________, 2002 by and among URS CORPORATION, a Delaware corporation (the "COMPANY"); CARLYLE-EG&G, L.L.C., a Delaware limited liability company ("CARLYLE-EG&G"), EG&G TECHNICAL SERVICES HOLDINGS, L.L.C., a Delaware limited liability company (the "HOLDER REPRESENTATIVE") and TC GROUP, L.L.C. ("CARLYLE"). Each of Carlyle-EG&G, the Holder Representative and Carlyle shall also be referred to herein as a "CARLYLE ENTITY" and collectively, the "CARLYLE ENTITIES".

                                    RECITALS

      WHEREAS, the Company, the Holder Representative, Carlyle-EG&G Holdings Corp., a Delaware corporation, and Lear Siegler Services, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger, dated as of July 16, 2002, (the "MERGER AGREEMENT");

      WHEREAS, in order to induce the parties to consummate the transactions contemplated by the Merger Agreement, the parties have agreed to enter into this Agreement; and

      WHEREAS, the execution and delivery of this Agreement is a condition to the parties obligations under to the Merger Agreement.

      NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements contained herein, the Company and each of the Carlyle Entities agree as follows:

      1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

            (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

            (b)   "BOARD" means the Board of Directors of the Company;

            (c) "CLOSING DATE" shall mean the Closing Date as defined in the Merger Agreement;

            (d) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

            (e) "REPRESENTATIVE" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and other representatives; and



                                       1.

            (f) "VOTING SECURITIES" shall mean securities of the Company with the power to vote with respect to the election of directors generally, measured with respect to voting power and not with respect to numbers of shares.

      2.    MANAGEMENT RIGHTS.

            (a) MANAGEMENT RIGHTS. From and after the Closing Date and for so long as the Carlyle Entities and their Affiliates collectively own or control at least 10% of the Voting Securities (assuming conversion of all outstanding shares of Series D Senior Convertible Participating Preferred Stock and Series E Senior Cumulative Convertible Participating Preferred Stock into the Company's Common Stock), the Carlyle Entities, or their permitted assigns, shall have the following contractual management rights. Such rights shall be in addition to, and nothing in this Agreement shall be deemed to limit, any other rights that any Carlyle Entity may hold as a stockholder of the Company or otherwise:

                  (i) To consult with and advise management of the Company regarding operating and financial matters and significant business issues, including without limitation management's proposed annual operating plans. Upon request, management of the Company shall meet with authorized representatives of the Carlyle Entities, or their permitted assigns, at a mutually agreeable time and place within 45 days after the end of each fiscal year for an annual progress consultation.

                  (ii) To examine the books and records of the Company, inspect its facilities, and receive other information at reasonable times and intervals concerning the general status of the Company's financial condition and operations.

            (b)   BOARD OF DIRECTORS.

                  (i) At all times on and after the Closing Date, for so long as the Carlyle Entities and their Affiliates collectively own or control at least 10% of the Voting Securities (assuming conversion of all outstanding shares of Series D Senior Convertible Participating Preferred Stock and Series E Senior Cumulative Convertible Participating Preferred Stock into the Company's Common Stock), and until Joseph E. Lipscomb no longer wishes to serve as a director, the Company shall take all such actions as may be necessary or appropriate to (A) cause Joseph E. Lipscomb to be nominated for election or re-election and elected or re-elected as a member of the Board and to be maintained in such position at all times (including, without limitation, nominating such person for election as a member of the Board, causing the Board to recommend to the stockholders of the Company that such person be elected as a member of the Board and soliciting proxies and voting such proxies in favor of the election of such person to the Board).

                  (ii) In the event that a vacancy is created on the Board at any time by the death, disability, retirement or resignation of Joseph E. Lipscomb, the Company and the Carlyle Entities will take such actions as will result in the election or appointment of a new director designated by the Carlyle Entities (including, without limitation, nominating such person for election as a member of the Board, causing the Board to recommend to the stockholders of the Company that such person be elected as a member of the Board and soliciting proxies and



                                       2.

voting such proxies in favor of the election of such person to the Board); provided that such designee is reasonably acceptable to the Company.

            (c) OBSERVER RIGHTS. The Company shall, for so long as the Carlyle Entities and their Affiliates collectively own or control at least 10% of the Voting Securities (assuming conversion of all outstanding shares of Series D Senior Convertible Participating Preferred Stock and Series E Senior Cumulative Convertible Participating Preferred Stock into the Company's Common Stock), permit an individual designated by the Carlyle Entities and acceptable to the Company to attend and observe meetings of the Board, and such designee shall have the right to receive all written information provided by the Company to the Board (but only if specifically requested by such designee). Such designee shall have no right to vote on any matter presented to the Board, but otherwise shall have all rights of a director, including: (i) the right to examine books and records of the Company; (ii) the right to review and participate in all discussions of the Board including, without limitation, capital or equity programs; (iii) the right to receive, upon request, any information relating to the Company and its subsidiaries, and to any Affiliates thereof; and (iv) the right to meet on a regular basis with the management personnel of the Company and its subsidiaries, or any Affiliates thereof; provided that any such designee shall agree to be bound by all policies relating to confidentiality and material non-public information which are applicable to the directors and senior executive officers of the Company.

            (d) INFORMATION RIGHTS. The Company shall provide to the Carlyle Entities, upon written request, such financial and other information concerning the Company and its subsidiaries as may from time to time be reasonably requested by the Carlyle Entities in order to comply with applicable venture capital operating company regulations.

      3. STANDSTILL PROVISIONS. Each Carlyle Entity agrees that, during the term of this Agreement, without the Company's prior written consent, no Carlyle Entity and no investment partnership in which Carlyle or one of its wholly owned subsidiaries is a general partner will, in any manner, directly or indirectly:

            (a) acquire, publicly announce an intention to acquire, publicly offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any Voting Securities, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities if as a result of such acquisition, the Carlyle Entities and their Affiliates would beneficially own or have the right to acquire Voting Securities representing more than 30% of the issued and outstanding Voting Securities; provided, however, that this Section 3(a) shall not restrict any Carlyle Entity from acquiring the Voting Securities initially issuable to the Carlyle Entities under the terms of the Merger Agreement or issuable pursuant to the conversion rights under the Certificate of Designations for the Series D Senior Convertible Participating Preferred Stock or the Certificate of Designations for the Series E Senior Cumulative Convertible Participating Preferred Stock;

            (b) seek representation on the Board of the Company (other than pursuant to the terms of Section 2 hereof or pursuant to the Certificate of Designations for the Series E Senior Cumulative Convertible Participating Preferred Stock);



                                       3.

            (c) make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of substantially all of the assets, recapitalization, dividend, share repurchase, liquidation or other extraordinary corporate transaction with the Company or any other transaction which would result in a change of control of the Company (other than the sale of securities or capital stock of the Company by the Carlyle Entities or their Affiliates), advise, assist, solicit or encourage any other persons to make any such statement or proposal;

            (d) make, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the Securities Exchange Act of 1934, so amended (the "1934 ACT")) to vote any Voting Securities, seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities, initiate or propose any stockholder proposal or induce or attempt to induce any other person to initiate any stockholder proposal (other than any such action in furtherance of the election to the Board of the person designated by the Carlyle Entities pursuant to Section 2);

            (e) deposit any Voting Securities into a voting trust, unless the trustee of such voting trust agrees to be bound by the terms of this Agreement;

            (f) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any Voting Securities, other than a group consisting of the Carlyle Entities and their Affiliates or pursuant to the Voting Agreement, dated as of July 16, 2002;

            (g) make a public request to the Company (or its directors, officers, stockholders, employees or agents) to take any action in respect of the foregoing matters (other than any such action in furtherance of the election to the Board of the person designated by the Carlyle Entities pursuant to
Section 2 hereof or pursuant to the Certificate of Designations for the Series E Senior Cumulative Convertible Participating Preferred Stock);

            (h) publicly disclose any intention, plan or arrangement inconsistent with the foregoing; or

            (i) request or propose that the Company or any Representative of the Company amend or waive any provision set forth in this Section 3.

      4. RESTRICTIONS ON TRANSFERS. Each Carlyle Entity agrees that it shall not, directly or indirectly, sell or transfer beneficial ownership of any Voting Securities (other than to the Company or any person or group approved by the Company, which approval shall not be unreasonably withheld or delayed) if, as a result of such sale or transfer, the transferee, together with its Affiliates, would beneficially own 15% percent or more of the Voting Securities; provided, however, that such sale or transfer shall not require the consent of the Company if: (i) such transferee agrees to hold all Voting Securities subject to the provisions of Sections 3 and 4 of this Agreement; (ii) such sale or transfer is made pursuant to a bona fide public offering registered under the Securities Act of 1933, as amended (the "1933 ACT"), or one or more "block trades" or brokerage transactions pursuant to a registration statement filed pursuant to the 1933 Act; provided that, to the knowledge of the Carlyle Entities, no single transferee will, upon



                                       4.

completion of such block trade or brokerage transaction, beneficially own more than 15% of the Company's Voting Securities ; (iii) such sale or transfer is made pursuant to Rule 144 under the 1933 Act; or (iv) such sale or transfer is made in response to an offer to purchase or exchange any Voting Securities for cash or other consideration.

      5. SPECIFIC PERFORMANCE. Each of the Carlyle Entities and the Company acknowledges that the other party would not have an adequate remedy at law for money damages if any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      6. TERMINATION. This Agreement shall terminate upon the occurrence of any of the following:

            (a) the written agreement of the Company and the Carlyle Entities to terminate this Agreement; or

            (b) at such time as the Carlyle Entities and their Affiliates collectively own less than 10% of the Voting Securities (assuming conversion of all outstanding shares of Series D Senior Convertible Participating Preferred Stock and Series E Senior Cumulative Convertible Participating Preferred Stock into the Company's Common Stock).

      7. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to the Company, to:

                        URS CORPORATION
                        100 California Street, Suite 500
                        San Francisco, CA  94111
                        Facsimile No. (415) 398-2621
                        Attention: Kent P. Ainsworth

                        with a copy to:

                        COOLEY GODWARD LLP
                        One Maritime Plaza
                        San Francisco, California  94111
                        Telecopy No.: (415) 951-3699
                        Attention: Samuel M. Livermore, Esq.



                                       5.

            (b)   if to the Carlyle Entities, to:

                        THE CARLYLE GROUP
                        1001 Pennsylvania Ave., N.W., Suite 200
                        Washington, D.C. 20004-2505
                        Facsimile No. (202) 347-9250
                        Attention: Joseph E. Lipscomb

                        with a copy to:

                        LATHAM & WATKINS
                        555 Eleventh St., N.W.
                        Suite 1000
                        Washington, D.C. 20004-1304
                        Telecopy No.: (202) 637-2201
                        Attention: Daniel T. Lennon, Esq.

      8. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

      9. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      10. EXTENSION; WAIVER. At any time the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties or (b) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.



                                       6.

      11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      12. ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

      13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

      14. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party; provided, that the Carlyle Entities may assign their rights hereunder to an Affiliate to whom such entities transfer shares of Voting Securities and, with respect to the rights provided by Sections 2(a) and 2(b), to any Affiliate as required to allow such Affiliate to comply with applicable venture capital operating company regulations; provided, that in each such case, the Affiliate agrees to be bound by the terms and conditions of this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      15. CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

      16. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      17. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.



                                       7.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

COMPANY:                                  URS CORPORATION

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

CARLYLE ENTITIES                          CARLYLE-EG&G, L.L.C.


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          EG&G TECHNICAL SERVICES HOLDINGS,
                                          L.L.C.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          TC GROUP, L.L.C.

                                          BY: TCG HOLDINGS, L.L.C.,
                                              ITS MANAGING MEMBER

                                          By:___________________________________
                                             Joseph E. Lipscomb, Managing
                                             Director

                 Exhibit G to the Agreement and Plan of Merger



                           STOCKHOLDER CERTIFICATION
                                    (ENTITY)

      THIS STOCKHOLDER CERTIFICATION ("CERTIFICATION") is being executed and delivered by the undersigned stockholder (the "STOCKHOLDER") of Carlyle-EG&G Holdings Corp., a Delaware corporation ("CARLYLE-EG&G") or Lear Siegler Services, Inc., a Delaware corporation ("LEAR" and together with Carlyle-EG&G the "TARGET COMPANIES"), in favor of and for the benefit of the Target Companies and URS Corporation, a Delaware corporation ("PARENT").

                                    RECITALS

      Pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of July 16, 2002, among Parent, URS Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB 1"), URS-LSS Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB 2"), Carlyle-EG&G, Lear and EG&G Technical Services Holdings, L.L.C., it is contemplated that (if the Merger is approved by the stockholders of the Target Companies and various other conditions are satisfied) Carlyle-EG&G will merge with and into Merger Sub 1, and Lear will merge with and into Merger Sub 2 (the merger of the EG&G into Merger Sub 1 and Lear into Merger Sub 2 being referred to in this Certification as the "MERGER"). Upon the consummation of the Merger, the stockholders of the Target Companies are to receive cash, shares of common stock of Parent ("PARENT COMMON STOCK") and shares of Series D Senior Convertible Participating Preferred ("PARENT PREFERRED STOCK" and, together with the Parent Common Stock, the "PARENT STOCK") in exchange for their shares of capital stock of the Target Companies, and the Target Companies are to become wholly owned subsidiaries of Parent. Accordingly, it is contemplated that Stockholder will receive shares of Parent Stock in the Merger.

                                  CERTIFICATION

      1. RESIDENCE INFORMATION. Please provide the full legal name of the investing entity, address of the city and state or foreign country where your investment decision regarding the Merger is being made, phone number, and Employee Identification Number.

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

      2. ACCREDITED INVESTOR CERTIFICATION. The undersigned makes one of the following representations regarding its net worth and certain related matters, and has checked the applicable representation:

( )   (i)   The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.



                                       1.

( )   (ii)  The undersigned is a bank, insurance company, investment company registered under the United States Investment Company Act of 1940, as amended (the "Companies Act"), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small
            Business Investment Company licensed by the United States Small
            Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

( )   (iii) The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the Investor has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

( )   (iv)  The undersigned is a corporation, partnership, business trust, not formed for the purpose of acquiring shares in the Target Companies or in Parent, or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), in each case with total assets in excess of $5,000,000.

( )   (v)   The undersigned is an entity in which ALL of the equity owners qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth(1), either individually or upon a joint basis with such individual's spouse, of at least $1,000,000
            (within the meaning of such terms as used in the definition of "accredited investor" contained in Rule 501 under the Securities
            Act), or has had an individual income(2) in excess of $200,000 for each of the two most recent years, or a joint income with such individual's spouse in

--------------
(1) For purposes of this Certification, "net worth" means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

(2) For purposes of this Certification, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:
(a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.



                                       2.

            excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

(m)   (vi)  The undersigned cannot make any of the representations set forth in paragraphs "i" through "v" above.


      IF YOU CHECKED PARAGRAPH (VI) ABOVE, PLEASE COMPLETE THE FOLLOWING ITEMS 3 THROUGH 10. IF YOU CHECKED ANY OF PARAGRAPHS (I) THROUGH (V) ABOVE, PLEASE PROCEED TO ITEM 11.

      3. Will the value of the Parent Stock exceed 10% of the investing entity's net worth at the time of the Merger?

      _____  Yes           _____   No

      4. Please describe the educational background, indicating degrees obtained, of the person making the investment decisions with respect to the Merger (the "Decision Maker"). Please describe any college-level courses that the Decision Maker has taken relating to economics, finance, accounting or statistics (attach a separate sheet of paper if you require more space).

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

      5. Please describe occupational history of the Decision Maker briefly. What is sought is a sufficient description to enable the Target Companies to determine the extent of the Decision-Maker's experience in financial and business matters (attach a separate sheet of paper if you require more space).

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

      6. Please indicate the Decision Maker's or the entity's prior experience in investing in companies like Parent (attach a separate sheet of paper if you require more space).

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

      7. Please indicate any other relevant investment experience of the Decision Maker or the entity (attach a separate sheet of paper if you require more space).

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________



                                       3.

      8. Please describe any pre-existing personal or business relationships between the Decision Maker or the entity and Parent, or any of its officers or directors.

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

      9. If the Decision Maker has a background or experience in the business conducted by Parent, please describe.

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

      10.   APPOINTMENT OF INVESTOR REPRESENTATIVE.

      If you checked paragraph (vi) of Question 2 above (an "UNACCREDITED INVESTOR"), you will be required (subject to certain exceptions) to utilize a "INVESTOR REPRESENTATIVE" in connection with your evaluation of the risks and merits of the Merger and an investment in Parent Stock thereby. ___________________ has agreed to act as Investor Representative for such purpose.

      BY SIGNING BELOW, EACH STOCKHOLDER WHO IS AN UNACCREDITED INVESTOR HEREBY APPOINTS _______________________ TO SERVE AS THE UNDERSIGNED'S INVESTOR REPRESENTATIVE (as that term is used in Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT")) in connection with the Merger and an investment in Parent Stock thereby and hereby acknowledges that (i) the Stockholder will consult with the Investor Representative in connection with its evaluation of the merits and risks of the Merger and an investment in Parent Stock and (ii) the Stockholder has received and reviewed a letter from such Investor Representative, attached hereto as EXHIBIT A, setting forth any material relationship between Parent or any of Parent's affiliates and Investor Representative or any of its affiliates, which currently exists, are contemplated or have existed at any time since August 2000.

      UNLESS CONTACTED BY THE TARGET COMPANIES, ALL NON-ACCREDITED INVESTORS WILL BE REQUIRED TO EITHER ATTEND A MEETING WITH THE INVESTOR REPRESENTATIVE IN PERSON OR BY PHONE TO BE HELD AT THE OFFICES OF THE TARGET COMPANIES ON ______________, AT ______ __.M. (VIRGINIA TIME) OR PARTICIPATE IN A CONFERENCE CALL WITH THE INVESTOR REPRESENTATIVE TO BE HELD ON ______________, 2002, AT ___ __.M. (VIRGINIA TIME). TO PARTICIPATE IN EITHER MEETING BY PHONE, PLEASE CALL
______________ (DOMESTIC CALLERS) OR ______________ (INTERNATIONAL CALLERS) AND GIVE THE PASSCODE "EG&G" If you foresee any issues with meeting this requirement please contact ____________ or ______________ of Latham & Watkins, as soon as possible.



                                       4.

      Please note, in certain circumstances, if you are an Unaccredited Investor, but Parent determines and notifies you that by the information set forth above you otherwise have such knowledge and experience in financial and other business matters that you are capable of evaluating the merits and risks of the Merger and the investment in Parent Stock, you will not be required to consult with the Investor Representative and you will not be deemed to have appointed one hereunder.

      11.   ADDITIONAL REPRESENTATIONS AND ACKNOWLEDGEMENTS.

      The undersigned makes each of the following additional representations and acknowledgements:

      (i) NO DISTRIBUTION. The Parent Stock issued to Stockholder will be acquired for investment for Stockholder's own account and not with a view to the sale or distribution of any part thereof, and Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

      (ii) SECURITIES LAWS MATTERS. The undersigned is aware (a) that the Parent Stock to be issued to Stockholder in the Merger will not be registered and will not be issued pursuant to a registration statement under the Securities Act, but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and/or in Rule 506 under the Securities Act, and (b) that neither the Merger nor the issuance of such Parent Stock has been approved or reviewed by the Securities and Exchange Commission or by any other governmental agency.

      (iii) RESALE RESTRICTIONS.

            (a) Stockholder is aware that, because the Parent Stock to be issued in the Merger will not be registered under the Securities Act, such Parent Stock cannot be resold unless such Parent Stock is registered under the Securities Act or unless an exemption from registration is available. Stockholder is also aware that the provisions of Rule 144 under the Securities Act will permit resale of the Parent Stock to be issued to Stockholder in the Merger only under limited circumstances, and such Parent Stock must be held by Stockholder for at least one year before it can be sold pursuant to Rule 144.

            (b) Stockholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Stock to be issued to Stockholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

            (c)   Such legend and stop order instructions shall be removed upon
(i) the sale of such shares pursuant to Rule 144 or pursuant to an effective registration statement filed under



                                       5.

the Act or (ii) receipt by the Company of an opinion of counsel in form reasonably acceptable to the Company to the effect that the shares represented by such certificates may be sold pursuant to Rule 144(k) or that such legend and/or stop transfer instructions are no longer required to ensure compliance with the Act.

      (iv) STOCKHOLDER CAN PROTECT ITS INTEREST. The undersigned represents that by reason of its or the Investor Representative's business or financial experience, the undersigned has the capacity to protect its own interests in connection with its acquisition of Parent Stock. The undersigned acknowledges that it must, and represents that it can, bear the economic risk of the investment Parent Stock indefinitely, until the shares of Parent Stock are registered under the Securities Act, or an exemption from registration is available.

      (v) TARGET COMPANIES INFORMATION. The undersigned has received and read the Information Statement along with the Exhibits and Schedules thereto, including the Merger Agreement (along with the Escrow Agreement (as defined in the Merger Agreement)). The undersigned has also had the opportunity to ask questions of and receive answers from Parent and the Target Companies and their respective management regarding the terms and conditions of the Merger and the investment in Parent Stock.

      12. ESCROW ARRANGEMENTS. The undersigned has carefully reviewed the Merger Agreement and Escrow Agreement, and understands and agrees that pursuant to the Merger Agreement, $5,000,000 in cash and shares of Parent Preferred Stock with an aggregate liquidation preference of $20,000,000 (the "STOCK ESCROW FUND") will be deposited with the Escrow Agent (as defined in the Escrow Agreement), and that the Stock Escrow Fund shall be available to satisfy indemnification claims as set forth in the Merger Agreement. Pursuant to the Merger Agreement, Parent may seek indemnification for certain matters from the Stock Escrow Fund, in which event the portion of the Stock Escrow Fund otherwise payable to the undersigned would be reduced without any act of the undersigned, subject to the procedures and limitations set forth in the Merger Agreement and Escrow Agreement.

      13. APPOINTMENT OF HOLDER REPRESENTATIVE. The undersigned hereby consents to the election and appointment of EG&G Technical Services Holdings, L.L.C. as Holder Representative (as such term is defined in the Merger Agreement) and authorizes such Holder Representative to act as the undersigned's duly constituted attorney-in-fact in connection with the matters set forth in the Merger Agreement and Escrow Agreement until such time as a successor to such Holder Representative is replaced in accordance with the provisions of the Merger Agreement. The undersigned acknowledges and agrees that any decision, act, consent or instruction of the Holder Representative shall constitute a decision, act, consent or instruction of the undersigned and shall be final, binding and conclusive on the undersigned, and that Parent, Merger Sub and the Escrow Agent may rely upon any such decision, act, consent or instruction of the Holder Representative as being the decision, act, consent or instruction of the undersigned.

      14. INDEMNIFICATION. The undersigned hereby agrees to indemnify and hold harmless the Investor Representative, if applicable, and the Holder Representative against and in respect of any and all loss, cost, expense, claim, liability, deficiency, judgment or damage incurred by the Investor Representative or Holder Representative (including without limitation fees and disbursement of counsel) in respect of, as a result of, or in connection with the performance of



                                       6.

their duties hereunder or under the Merger Agreement and any related agreements or documents referenced therein in good faith and without gross negligence or willful misconduct.

      The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Target Companies and Parent, and that the undersigned will notify Parent of any material change in any of such information prior to the undersigned's investment in Parent.



                                       7.

      IN WITNESS WHEREOF, the undersigned has executed this Stockholder Certification this _____ day of August, 2002.


                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Printed Name and Title (if applicable)



                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Printed Name and Title (if applicable)


      This Certification must be signed by the registered holder of the Target Companies stock, exactly as the name(s) appear on the stock certificate(s) and as set forth above.